As filed with the Securities and Exchange Commission on February 10, 2026

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HPS Net Lease Income REIT

(Exact Name of Registrant as Specified in its Charter)

Maryland	41-6768756
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8027 Forsyth Boulevard

St. Louis, MO 63105

(314) 828-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

Nathan Briggs

Daniel B. Honeycutt

Simpson Thacher & Bartlett LLP

900 G Street, N.W.,

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S common shares of beneficial interest, par value $0.01 per share

Class D common shares of beneficial interest, par value $0.01 per share

Class I common shares of beneficial interest, par value $0.01 per share

Class F-S common shares of beneficial interest, par value $0.01 per share

Class F-I common shares of beneficial interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

HPS Net Lease Income REIT, a Maryland statutory trust, is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.

When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:

•	“we,” “us,” “our” and the “Company” refer to HPS Net Lease Income REIT, a Maryland statutory trust, and its subsidiaries unless the context specifically requires otherwise;

•	“Administrator” or “HPS” refers to HPS Investment Partners, LLC, a part of BlackRock and an affiliate of ElmTree;

•	“Advisor” or “ElmTree” refers to ElmTree Funds, LLC, an indirect subsidiary of BlackRock;

•	“Advisory Agreement” refers to the Advisory Agreement, by and among the Company, the Operating Partnership and the Advisor, as the same may be amended and/or restated from time to time;

•	“BlackRock” refers to BlackRock, Inc., a Delaware corporation, collectively with its affiliates, as the context requires;

•	“Bylaws” refer to our bylaws, as amended and/or restated from time to time;

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“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class S common shares of beneficial interest, par value $0.01 per share (the “Class S shares”), Class D common shares of beneficial interest, par value $0.01 per share (the “Class D shares”), Class I common shares of beneficial interest, par value $0.01 per share (the “Class I shares”), Class F-S common shares of beneficial interest, par value $0.01 per share (the “Class F-S shares”), Class F-I common shares of beneficial interest, par value $0.01 per share (the “Class F-I shares”), and Class E common shares of beneficial interest, par value $0.01 per share (the “Class E shares”);

•	“Dealer Manager” refers to HPS Securities, LLC, a Delaware limited liability company, a part of BlackRock and an affiliate of ElmTree;

•	“Declaration of Trust” refers to our Form of Amended and Restated Declaration of Trust that we intend to adopt in connection with the Initial Retail Closing, as amended from time to time;

•	“Founder Shares” refers to, collectively, the Class F-S shares and Class F-I shares;

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“Founder Shares Offering Period” refers to the period beginning on the date we commence our Private Offering and ending on the date that is the earlier of (i) the six month anniversary of the Initial Retail Closing and (ii) the date immediately following the closing in which aggregate gross proceeds of our Private Offering are equal to or greater than $500 million;

•	“Initial Retail Closing” refers to the initial closing of our Private Offering that includes investors other than ElmTree, HPS, BlackRock and/or their respective affiliates;

•	“Investment Committee” means the investment committee formed by the Advisor in respect of the Company;

•	“Operating Partnership” means HNET Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company;

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“Operating Partnership Agreement” refers to the form of Amended and Restated Limited Partnership Agreement of the Operating Partnership that we intend to adopt in connection with the Initial Retail Closing, as the same may be amended and/or restated from time to time;

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“Other Accounts” means any investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised or managed by ElmTree, HPS, BlackRock, or their respective affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment vehicles and other entities formed in connection therewith);

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“Private Offering” means our continuous, blind pool private offering that we expect to commence during the first half of 2026 in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S under the Securities Act; and

•	“Special Limited Partner” refers to HNET SLP, L.P., a controlled subsidiary of ElmTree.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

This Registration Statement does not constitute an offer of securities of the Company or any other ElmTree, BlackRock or HPS entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, its trustees (each, a “Trustee” and, collectively, the “Board of Trustees”), its executive officers, and its principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the assets in which we may invest;

•	the future performance of our investments and the impact of the future investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	our ability to source adequate investment opportunities to efficiently deploy capital;

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the Advisor’s ability to be integrated effectively into BlackRock and into Private Financing Solutions (“PFS”), the platform created by BlackRock in connection with its July 1, 2025 acquisition of HPS, which combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS;

•	our expected financing arrangements;

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the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, regulations and fiscal policies;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our investments;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Advisor or any of its affiliates, including BlackRock and HPS;

•	the dependence of our future success on the general economy and its effect on the assets in which we may invest;

•	our use of financial leverage;

•	the ability of the Advisor to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Advisor or its affiliates to attract and retain highly talented professionals;

•	our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the assets in which we may invest.

In addition, words such as “may,” “will,” “should,” “target,” “project,” “estimate,” “continue,” “anticipate,” “believe,” “expect” or “intend” or the negatives thereof or other variations thereon or comparable terminology indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy, particularly those affecting the real estate industry;

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risks associated with possible disruption in our operations or the economy generally due to terrorism, war and military conflicts, natural disasters and climate-related risks, epidemics or other events having a broad impact on the economy;

•	adverse conditions in the areas where our investments or the properties underlying such investments are located and local real estate conditions;

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our portfolio may be concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography;

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limitations on our business and our ability to satisfy requirements to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

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since there is no public trading market for our common shares, repurchase of common shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides shareholders with the opportunity to request that we repurchase their common shares on a quarterly basis, but we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, the Board of Trustees may make exceptions to, modify and suspend our share repurchase plan if, in its reasonable determination, it deems such action to be in our best interest. As a result, our common shares should be considered as having only limited liquidity and at times may be illiquid;

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distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds, and the sale of our assets, and we have no limits on the amounts we may fund from such sources;

•	the purchase and repurchase prices for our common shares are generally based on our prior month’s net asset value (“NAV”) and are not based on any public trading market; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

SUMMARY RISK FACTORS

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.” Some of the more significant risks relating to our business, our Private Offering and investment in our common shares include:

Risks Related to Our Private Offering and Our Organizational Structure

•	We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	You will be unable to evaluate our future investments before we make them, which makes your investment more speculative.

•	There are no assurances that our Private Offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.

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The Advisor manages our portfolio pursuant to broad investment guidelines and generally is not required to seek the approval of the Board of Trustees for each investment, financing or asset allocation decision it makes, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

•	Our shareholders generally have limited voting rights.

•	We may make changes to our business, investment, leverage and financing strategies without shareholder approval.

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There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.

•	Common shares purchased in our Private Offering will be subject to certain transfer restrictions.

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Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, the Board of Trustees may make exceptions to, modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest.

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The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

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We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

•	NAV calculations and timing are not governed by governmental or independent securities, financial or accounting rules or standards.

Risks Related to Investments in Real Estate

•	Our operating results will be affected by economic and regulatory changes that impact the real estate markets in general.

•	We will not be diversified with respect to the class of assets that we own.

•	Industrial properties are subject to unique risks relative to other types of real estate.

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We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

•	We are subject to risks associated with single-tenant leases.

•	We are subject to risks associated with lease rates over time.

•	We are subject to development, redevelopment and construction risks.

•	We are subject to risks related to termination or expiration of leases and tenant defaults.

•	If we fail to timely collect rents, then our operating results will be adversely affected.

Risks Related to Debt Financing

•	We may incur significant leverage.

•	We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our shareholders’ investment.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to make distributions to our shareholders.

•	Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Risks Related to our Relationship with the Advisor, BlackRock, HPS and the Dealer Manager

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We are dependent on the Advisor and its affiliates, including BlackRock and HPS, and their key personnel who provide services to us through the Advisory Agreement, and we may not find a suitable replacement for the Advisor if the Advisory Agreement is terminated, or for these key personnel if they become unavailable to us.

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If the Advisor is unable to successfully integrate into BlackRock and into Private Financing Solutions, the platform created by BlackRock in connection with its July 1, 2025 acquisition of HPS, which combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS, it could materially impact our operations and ability to identify and acquire future assets and manage our growth, and our results of operations and financial condition may suffer.

Risks Related to Conflicts of Interest

•	Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

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The fees we pay in connection with the agreements entered into with the Advisor and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

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The Advisor faces a conflict of interest because the Management Fee (as defined herein) it receives will be based on our NAV (once we begin to determine our NAV), which the Advisor is responsible for determining.

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The Management Fee paid to the Advisor and the Special Limited Partner’s performance participation may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, which increase the risk of our real estate portfolio.

Risks Related to our REIT Status and Certain Other Tax Items

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If we do not qualify as a REIT, we will face serious tax consequences that will substantially reduce the funds available to satisfy our obligations, to implement our business strategy and to make distributions to our shareholders for each of the years involved.

•	We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our common shares.

•	The Board of Trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

•	Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

ITEM 1.	Business

(a)	General Development of Business

We are a Maryland statutory trust formed on December 23, 2025. Our objective is to build a diversified portfolio of stabilized, income producing industrial properties with long term net leases primarily throughout the United States that will generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation across economic cycles. We intend to predominantly focus on acquiring and actively managing build-to-suit industrial properties that are leased to single tenants, the majority of which are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s Ratings (“Moody’s”), S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”)1. We use the term “build-to-suit” to refer to properties whose location, design, physical fit out and/or management are customized to the specific needs of the tenant, often with capital investment funded by the tenant. We primarily focus on early stage investment in build-to-suit properties, either through investing in the development stage of a property or the purchase of newly constructed properties. However, we may also acquire existing stabilized, build-to-suit industrial properties that we believe offer attractive long-term leases, renewal options or re-lease dynamics. To a lesser extent, we may also invest in sale-leaseback transactions with creditworthy entities. We also plan to invest a smaller portion of Company’s assets in more liquid credit investments such as broadly syndicated loans or securities backed by real estate mortgages or pools of real estate mortgages. We intend to use these investments to maintain liquidity for our share repurchase plan and manage cash before investing subscription proceeds into industrial properties, while also seeking attractive risk-adjusted investment returns.

We are sponsored and externally managed by ElmTree, an SEC-registered investment adviser. ElmTree was founded in 2011 and is led by its CEO and founder, James G. Koman, and its senior management team consisting of David Leavitt, Michael Carreon, MaCauley Studdard, Jessica Brandom, Kerry Gawrych, and Jason Ridgway (collectively, the “ElmTree Senior Management Team”). In September 2025, ElmTree was acquired by BlackRock, a publicly traded investment management firm. In connection with its acquisition by BlackRock, ElmTree has been integrated into PFS, the platform which BlackRock created in connection with its July 1, 2025 acquisition of HPS that combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS. This new platform has brought together BlackRock’s corporate and asset owner relationships with ElmTree’s and HPS’s diversified origination and capital flexibility, creating an integrated financing, capital solutions and net lease franchise with approximately $377 billion in assets under management as of September 30, 2025.

We intend to conduct our Private Offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act, to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). It is anticipated that the Dealer Manager, a subsidiary of HPS, will serve as the dealer manager of our Private Offering of our common shares. We expect the Initial Retail Closing for our Private Offering to occur during the first half of 2026.

(b)	[Reserved.]

(c)	Description of Business

The Company

We are structured as a non-listed, perpetual-life private REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership, and the Special Limited

[1]

If ratings are not publicly available from Moody’s, S&P or Fitch, the Advisor will determine an internal credit rating using its own proprietary methodology, which the Advisor believes is similar to the methodology employed by Moody’s.

Partner owns a special limited partner interest in the Operating Partnership. In addition, each of the Advisor and the Special Limited Partner may elect to receive limited partnership units in the Operating Partnership (“Operating Partnership Units”) in lieu of cash for its Management Fee and performance participation, respectively. The Advisor and the Special Limited Partner may submit a redemption request to the Operating Partnership in respect of these Operating Partnership Units, which we are required to satisfy in exchange for common shares with an equivalent aggregate NAV or cash, in our sole discretion. The use of our Operating Partnership to hold all of our assets is referred to as an umbrella partnership real estate investment trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ending December 31, 2026. Generally, we will not be subject to U.S. federal income taxes on our REIT taxable income that we distribute annually to our shareholders so long as we qualify as a REIT.

Our principal office is located at 8027 Forsyth Boulevard, St. Louis, MO 63105, and our telephone number is (314) 828-4200.

The Advisor

Our investment advisor, ElmTree, was founded in 2011 and has extensive experience and expertise acquiring, overseeing the development of, and managing properties with net leases. Since its inception, ElmTree has invested more than $10.5 billion across 257 properties, totaling 59 million square feet in 36 states.2 The ElmTree Senior Management Team has an average of 22 years of experience in the U.S. net lease real estate sector (including their respective activities prior to joining ElmTree) and has collectively been involved in approximately $20 billion of transactions over their respective careers.3 Together, they oversee ElmTree’s 27-person dedicated net lease investment team and broader operations, which have been purpose built to support net lease-focused investment strategies. ElmTree is headquartered in St. Louis with regional offices in Chicago, New York and Phoenix.

In September 2025, ElmTree was acquired by BlackRock, a publicly traded investment management firm. In connection with its acquisition by BlackRock, ElmTree has been integrated into PFS, the platform which BlackRock created in connection with its July 1, 2025 acquisition of HPS that combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS. This combined platform, which has $377 billion of assets under management, more than 600 investment professionals and over 1,300 employees globally4, offers broad capabilities across real estate, senior and junior private credit solutions, asset-based finance, liquid credit, and general partner/limited partner solutions. ElmTree intends to leverage these capabilities, as well as the breadth and scale of BlackRock’s corporate and bank relationships, to support the Company’s investment activities.

HPS & BlackRock

HPS is a leading global credit-focused alternative manager with more than $175 billion of assets under management as of September 30, 2025. HPS invests in investment grade and non-investment grade credit and manages various strategies across the capital structure, including privately negotiated senior debt; privately negotiated junior capital solutions in debt and equity formats; liquid credit such as broadly syndicated loans, collateralized loan obligations and high yield bonds; real estate; and asset-based finance. HPS was established in 2007 as a unit of Highbridge Capital Management, LLC (“HCM”), a subsidiary of J.P. Morgan Asset Management. In March 2016, the senior executives of HPS acquired HPS and its subsidiaries from JP Morgan

[2]	As of September 30, 2025.
[3]	As of September 30, 2025
[4]	As of September 30, 2025

Asset Management and HCM. BlackRock acquired HPS on July 1, 2025. In connection with the transaction, Scott Kapnick, Scot French, and Michael Patterson, all founding partners of HPS, took over leadership of the PFS platform and joined the BlackRock Global Executive Committee. In addition, Scott Kapnick has been appointed to the BlackRock Management Committee and as an observer to the BlackRock Board of Directors.

BlackRock is a publicly traded investment management firm. As of September 30, 2025, the firm has been entrusted to manage approximately $13.5 trillion across equity, fixed-income, alternatives, multi-asset, and cash management strategies for institutional and retail clients. With approximately 24,400 employees in more than 30 countries who serve clients in over 100 countries across the globe,5 BlackRock provides a broad range of investment management and technology services to institutional and retail clients worldwide. We believe our affiliation with BlackRock provides us with access to one of the deepest, broadest investment platforms in the financial services industry, all backed by sophisticated technology and risk management.

While the Advisor is directly responsible for the management of our investment portfolio, including identifying and evaluating investment opportunities, facilitating asset and fund financing, and structuring and executing the acquisition and disposition of assets, we believe that our relationship with BlackRock and HPS enhances our investment capabilities and provides a potential competitive advantage. Specifically, we believe that our Advisor can leverage BlackRock’s extensive corporate relationship network to broaden its access to potential corporate build-to-suit property opportunities. We also believe that the Advisor can leverage BlackRock’s bank relationships to optimize leverage capacity and pricing available to the Company. Finally, we believe HPS and BlackRock’s experience with various credit and real estate investment strategies provides the Advisor’s investment professionals with market insights that enhance our investment and due diligence processes.

Investment Objectives and Strategy

Our investment objectives are to generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation across economic cycles.

We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

We seek to achieve our investment objectives by building a diversified portfolio of stabilized, income producing industrial properties with long term net leases primarily throughout the United States. We intend to predominantly focus on acquiring and actively managing build-to-suit industrial properties that are leased to single tenants, the majority of which are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s, S&P or Fitch.6 We use the term “build-to-suit” to refer to properties whose location, design, physical fit out and/or management are customized to the specific needs of the tenant, often with capital investment funded by the tenant. We primarily focus on early stage investment in build-to-suit properties, either through investing in the development stage of a property or the purchase of newly constructed properties. However, we may also acquire existing stabilized, build-to-suit industrial properties that we believe offer attractive long-term leases, renewal options, or re-lease dynamics. To a lesser extent, we may also invest in sale-leaseback transactions with creditworthy entities.

We also plan to invest a smaller portion of Company’s assets in money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities), U.S. government or government agency securities, and other more liquid credit investments, such as broadly syndicated loans, bonds, agency and non-agency residential mortgage-backed securities, commercial mortgage-backed securities, collateralized loan obligations, and collateralized debt obligations. We

[5]	As of September 30, 2025.
[6]

If ratings are not publicly available from Moody’s, S&P or Fitch, the Advisor will determine an internal credit rating using its own proprietary methodology, which the Advisor believes is similar to the methodology employed by Moody’s.

intend to use these investments to maintain liquidity for our share repurchase plan and manage cash before investing subscription proceeds into industrial properties, while also seeking attractive risk-adjusted investment returns.

To a lesser extent, we may also selectively invest in real estate-related investments, including debt investments such as commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate, debt of companies in the business of owning and/or operating real estate-related businesses, and publicly listed equity securities of real estate and real estate-related companies, preferred equity, real estate corporate debt and equity of other REITs/traded securities. Subject to maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act, there are no limits on the amount of our assets that may be invested in any particular target asset type, including real estate-related investments. See “Item 1A. Risk Factors-Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe this structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.

The allocation of our capital across our assets will depend on market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act. Such other assets may include, among other things, other net lease assets that may include longer or shorter terms or may not be “triple” net lease and/or ground lease investments.

Sourcing of Investments; Target Asset Characteristics

ElmTree maintains an extensive network of long-term relationships with regional and national developer partners, corporations, brokers and other real estate market participants. We believe this network, which includes direct relationships with approximately 100 corporate investment grade tenants and more than 400 developers,7 provides our Advisor with the ability to identify and source potential net lease industrial investment opportunities throughout the United States. We also believe the Advisor’s proven ability to invest in build-to-suit properties throughout all phases, including development, new construction, and stabilization and to provide creative capital solutions through a variety of structures gives us a further competitive advantage in partnering with large-scale investment grade tenants on their industrial assets. Finally, we believe BlackRock’s extensive corporate relationship network further positions our Advisor to source and effectively compete for direct build-to-suit property opportunities.

We seek to invest in properties with the following attributes; however, we may invest in assets that do not meet some or all of the below criteria.

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Transaction Types: We seek to primarily invest in build-to-suit properties. We use the term “build-to-suit” to refer to properties whose location, design, physical fit out and/or management are customized to the specific needs of the tenant, often with capital investment funded by the tenant. We may invest in a build-to-suit property at any stage of the property life cycle, but we tend to primarily focus on early stage investment, including new property development or the purchase of newly constructed properties. We may also acquire existing stabilized, build-to-suit properties that we believe offer attractive long-term leases, renewal options, or re-lease dynamics.

[7]	Source: ElmTree as of September 30, 2025.

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Asset Types: We seek to primarily invest in industrial properties that we believe are “mission critical” to the tenant’s core operations (“Mission Critical Net Lease Properties”). The key industrial sub-property types we focus on include distribution/logistics (in support of both e-commerce and traditional brick and mortar businesses), manufacturing, and cold storage. We also invest in data centers, powered shells, and other facilities integral to the operations of data centers. Several aspects of a property can make it mission critical to a tenant, including properties that (a) are essential to the tenant’s core operations; (b) are located in proximity to key customers and/or suppliers; (c) provide access to a pool of the skilled labor type the tenant requires; (d) are nearby to key transportation infrastructure; (e) are the product of significant tenant investment; and/or (f) would result in significant relocation costs (including investment and business interruption) were the tenant to terminate or fail to renew the lease.

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Tenant Profile: We intend to predominantly focus on acquiring and actively managing build-to-suit industrial properties that are leased to single tenants, the majority of which are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s, S&P or Fitch. Where possible, we seek to have more direct, multi-investment relationships with our tenants because we believe it both creates a competitive advantage in sourcing new opportunities with the tenant and encourages lease retention. Historically, a large portion of our Advisor’s industrial net lease relationships have been with Fortune 100 companies.

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Lease Structure: We primarily seek to lease our properties on a triple-net lease basis. Triple-net leases are leases in which our tenants are responsible for property-level expenses including taxes, insurance, utilities, maintenance and other operating and capital expenses, thereby generally limiting our exposure to unforeseen capital expenditures. We believe these characteristics result in property cash flow streams with more stable profiles. Triple-net leases also generally have longer lease terms compared to typical commercial real estate leases since the assets tend to be strategically important to the tenant’s operations. We may also structure our leases on a double net basis, meaning that we retain the responsibility for capital expenditures related to general property maintenance.

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Lease Term: We generally seek to invest in properties with long-term leases (10 years or more). However, we may also acquire existing, stabilized properties with shorter lease terms that we believe are strategically important to our corporate tenant base, offer attractive renewal options, are situated in difficult to replicate market locations, and/or exhibit strong re-lease dynamics. After the Ramp-Up Period (as defined below), we generally intend to target a weighted average lease term across our portfolio of at least five years.

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Rent Escalations: We seek to invest in properties with fixed, contractual annual rent escalations because we believe this profile helps create a hedge to inflation and solidifies risk-adjusted returns. After the Ramp-Up Period (as defined below), we generally expect our lease structures to have 2% – 3% annual rental escalations on average, but may be higher or lower depending on general market conditions.

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Geography: We seek to invest primarily in properties located in metropolitan statistical areas throughout the United States that the Advisor believes have significant long-term rental growth potential based on a review of a variety of statistics, including historical rental growth, net absorption, vacancies, construction activity, population trends and labor force dynamics. To identify target markets and submarkets, the Advisor networks with its corporate clients and performs detailed research using its internal research team, proprietary data, and relevant market data. As such, our target markets may shift in response to market trends we identify through these various channels.

We believe our focus on mission critical, build-to-suit properties with long-term triple net lease structures, which we refer to as “Mission Critical Net Lease Properties,” helps us achieve our investment objective to provide predictable cash flow by minimizing re-leasing risk and vacancy over the holding period and under a range of market conditions. The Advisor also believes that long-term lease duration provides it with added flexibility when evaluating exit opportunities through various real estate and economic cycles, providing greater potential to realize capital appreciation. Finally, we believe the Advisor’s focus on larger-scale, investment grade rated tenants enhances risk-adjusted return potential by creating greater rent resiliency in more challenging market environments and its direct approach to tenant relationships helps to enhance our investment opportunity set.

While we will target investments with the above characteristics, there is no guarantee that we will be successful in developing or acquiring properties with such attributes. See “Item 1A. Risk Factors.” We may also intentionally invest in properties that do not meet one or more of the above criteria. For example, we may acquire properties that we believe represent attractive risk-adjusted return potential that are not build-to-suit, do not have an investment grade tenant, and/or are not structured with a triple or double net lease structure or with the lease term or escalation provisions outlined above.

Market Opportunity

The Advisor believes the industrial net lease market represents a large and attractive investment opportunity with structural growth tailwinds. U.S. industrial real estate represents a $3.2 trillion market, or approximately 23% of the overall U.S. commercial real estate market, and has been growing at a compound annual growth rate of 7.7% over the last 10 years.8 Industrial properties now represent the majority (53%) of the $58 billion in annual net lease volumes, up from 29% in 2015.9

The Advisor believes that several demand-driven secular trends will support the continued growth of the industrial real estate net lease opportunity over a long-term horizon. First, the installed U.S. industrial asset base is aged and lacks the modern capabilities to support current business processes. 68% of Class A industrial stock was constructed prior to 2000.10 The average existing age of the U.S. warehouse inventory is 43 years11 and approximately 80% of warehouses do not feature any automation capability.12 The Advisor believes the need to upgrade and replace existing warehousing, distribution and logistics capabilities will drive significant new investment spend over the intermediate term, as older industrial facilities are replaced with new, modern facilities with increased ceiling heights that are able to accommodate modern supply chain practices and the implementation of automation and robotics. Second, the Advisor believes there is a secular shift occurring in the industrial real estate market with corporations seeking new facilities that will be viable irrespective of market conditions. Specifically, the Advisor believes that recent geopolitical events have led companies to re-shore more industrial supply chain related facilities to the U.S. Recent spend estimates appear to support the Advisor’s belief. 2025 U.S. annual manufacturing spend is expected to reach $223 billion, up from just $83 billion ten years ago.13 Further, more than $3 trillion of U.S. manufacturing investments are pledged to come online by 2030.14 The Advisor anticipates that these newly built manufacturing facilities will create industrial distribution demand from the suppliers that manufacture the inputs for these large plants as well as the distributors that manage the supply chains of the final product.

The Advisor also believes that e-commerce growth will continue to drive construction of new logistics and distribution facilities to satisfy customer demand for faster delivery services. E-commerce sales are projected to grow from $1.2 trillion in 2025 to $1.5 trillion by 2028,15 and e-commerce sales require three times as much warehousing space as traditional brick and mortar sales,16 adding a third major growth vector to industrial demand.

[8]	Source: CoStar group as of September 30, 2025.
[9]	Source: CBRE Research and MSCI Real Assets as of Q2 2025.
[10]	Source: CBRE Industrial Research as of Q1 2024.
[11]	Source: BRE “Aging Warehouse Inventory Justifies Record Development”, 2022.
[12]	Source: NAIOP and Interact Analysis, Spring 2024.
[13]	Source: FRED as of September 26, 2025.
[14]	Source: the Whitehouse, October 2025.
[15]	Source: St. Louis Federal Reserve E-Commerce Retail Sales, Millions of Dollars, Annual, Seasonally Adjusted September 29, 2025.
[16]	Source: Prologis: The E-Commerce Boom Isn’t Over: Implications for Logistics Real Estate

Additionally, the Advisor believes the data center sector offers an attractive investment opportunity with growth tailwinds. Demand for data center space is expected to experience significant growth over a long-term horizon due to continued increases in cloud computing along with the adoption of AI models. The data center sector features qualities that limit supply growth such as constraints on water, land and particularly power, which the Advisor believes will lead to attractive supply and demand fundamentals for the sector.

Taken together, the Advisor believes that these trends will create a significant investment opportunity for mission critical industrial properties with long-term lease potential. The Advisor further believes single-tenant, Mission Critical Net Lease Properties offer attractive investment opportunities for the following reasons:

•	Long-term net leases generally provide predictable current income that is paid monthly, typically representing a premium distribution potential relative to the comparable tenant corporate credit.

•	Contractual rental escalations within net leases help provide a potential hedge against inflation and enhance potential risk-adjusted returns.

•	Generally, Mission Critical Net Lease Properties provide a high probability of renewal at lease expiration.

•	Investors are able to participate in the potential capital appreciation associated with the industrial asset.

•	Long-term net leased assets are often viewed as a defensive asset class that can withstand a variety of market and economic conditions.[17]

Potential Competitive Strengths

We intend to structure our business model and investment approach to take advantage of what we believe is an attractive investment opportunity in the industrial net lease market to deliver compelling risk-adjusted returns to shareholders on a consistent basis across market cycles. We believe the following characteristics of our strategic approach and the combined capabilities of our Advisor, HPS and BlackRock position us to succeed:

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Highly Experienced Investment Team with Breadth of Expertise: ElmTree has significant experience and expertise acquiring, overseeing the development of, and managing properties with net leases. Since its inception, ElmTree has invested more than $10.5 billion across 257 properties.[18] The ElmTree Senior Management Team has an average of 22 years of experience in the U.S. net lease real estate sector and have collectively been involved in approximately $20 billion of transactions over their respective careers.[19] Together, they oversee ElmTree’s 27-person dedicated net lease investment team and broader operations, which have been purpose built to support net lease-focused investment strategies.

As part of the PFS platform, the ElmTree investment team is able to draw on the broader expertise of approximately 500 dedicated real estate and credit investment professionals. PFS is a market leader in private and liquid credit, offering comprehensive solutions across the capital structure. PFS’s strong credit expertise enhances our Advisor’s ability to analyze the credit of tenants and developers and to structure creative capital solutions. Our Advisor also benefits from the broader reach of BlackRock’s real estate investment activities, which span credit and equity. We believe the collective market insights of these groups help to enhance our Advisor’s investment due diligence and underwriting process and better position the Company to achieve attractive risk-adjusted returns.

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Extensive Corporate Relationships: ElmTree maintains an extensive network of long-term relationships with regional and national developer partners, corporations, brokers and other real estate market participants that helps drive our investment opportunity. We believe this network, which includes direct relationships with approximately 100 corporate investment grade tenants and more than 400 developers,[20] provides our Advisor with a differentiated ability to identify and source potential net lease industrial

[17]	Source: CoStar as of October 22, 2025.
[18]	As of September 30, 2025.
[19]	As of September 30, 2025. Includes professional experience prior to joining ElmTree.
[20]	Source: ElmTree as of September 30, 2025.

investment opportunities throughout the United States. We also believe the Advisor’s proven ability to invest in build-to-suit properties throughout all phases, including development, new construction, and stabilization, and to provide creative capital solutions through a variety of structures gives us a further competitive advantage in partnering with large-scale investment grade tenants on their industrial assets. Finally, we believe BlackRock’s extensive corporate relationship network further positions our Advisor to source and effectively compete for direct build-to-suit property opportunities.

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Differentiated Operating Capabilities: ElmTree is a proven owner-operator of build-to-suit assets. ElmTree’s construction and development expertise also enables it to invest in build-to-suit assets at the development stage, further expanding the breadth of the Company’s potential investment opportunities. We believe our Advisor’s ability to own and operate all types of build-to-suit properties from development and new construction through re-development or enhancement of existing, stabilized properties, along with its access to scaled and flexible capital pools, provides it a competitive advantage in partnering with larger-scale, investment grade tenants, who are increasingly looking to have programmatic relationship across their strategic industrial assets.

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Focused Investment Strategy: Our investment strategy focuses on acquiring, overseeing the development of, and actively managing mission critical, build-to-suit, industrial properties primarily in the United States that are leased to investment grade single tenants, primarily through triple net lease structures. Our target assets are integral to the tenant’s core operations, making relocation highly disruptive and costly, which we believe drives tenant retention and long-term lease stability. We also believe our focus on creditworthy, investment grade corporate tenants, provides more predictable income streams and minimizes default risk relative to traditional multi-tenant or sub-investment grade portfolios. We further believe the triple-net lease structure, in which the tenant is responsible for property-level expenses including maintenance related capital expenditures, results in property cash flow streams with more stable profiles. Finally, we believe Class A industrial properties in the United States are well positioned to experience potential capital appreciation driven by long-term secular demand trends. Overall, we believe the focused nature of our investment strategy and its investment characteristics make the Company well positioned to deliver on its dual investment objectives of stable, current income and long-term capital appreciation across economic cycles.

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Scale and Reach: Headquartered in St. Louis with regional offices in Chicago, New York and Phoenix, ElmTree operates on a national basis at scale. ElmTree has invested more than $10.5 billion across 257 properties, totaling 59 million square feet in 36 states.[21] The ElmTree investment team has experience investing in more than 130 markets across the United States and maintains strong relationships with corporate tenants, developers and brokers. We believe our Advisor’s ability to apply both localized expertise and national relative value perspective enhances its investment diligence and evaluation capabilities and better positions it to make attractive risk-adjusted return decisions on behalf of the Company.

Our Advisor also manages industrial net lease investment strategies for certain Other Accounts, including drawdown funds and separately managed accounts. In addition, as part of the PFS platform with more than $375 billion of assets under management, our Advisor is able to identify investment opportunities on behalf of multiple, scaled capital pools with a range of risk and return objectives. We believe this benefits the Company by enabling us to participate in larger industrial property investments and achieve greater portfolio diversification on a more accelerated basis than would otherwise be possible if the Advisor were investing solely on behalf of the Company.

The Investment Team

The ElmTree investment team is comprised of 27 investment professionals22 that specialize in industrial net lease investments, including dedicated origination, research and asset management professionals. The team has

[21]	As of September 30, 2025.
[22]	As of September 30, 2025.

extensive experience investing across market environments and is led by the ElmTree Senior Management Team, which has an average of 22 years of experience in the U.S. net lease real estate sector and has collectively been involved in approximately $20 billion of transactions over their respective careers.23 The ElmTree investment team operates on a “cradle to grave” basis, meaning that they are accountable for an investment from identification through diligence and structuring and maintain responsibility for risk management throughout the investment life. ElmTree believes that this approach leads to greater connectivity between ElmTree and the tenant and increased accountability.

As part of the PFS platform, the ElmTree investment team is able to draw on the broader expertise of approximately 500 dedicated real estate and credit investment professionals to add market insights and inform the investment diligence and evaluation process. ElmTree is also able utilize the expertise of the PFS liquid credit investment team to assist in managing the liquid portion of the Company’s portfolio.

The management of our investment portfolio is the responsibility of the Advisor and the Investment Committee. The Investment Committee is comprised of James Koman, David Leavitt, David Lehman, Jason Ridgway and MaCauley Studdard. James Koman is the portfolio manager of the strategy. ElmTree may change the composition of the Investment Committee and the investment team at any time, and ElmTree may add additional senior investment team members to the Investment Committee over time.

Investment Approach

The Advisor has utilized a consistent investment approach since its inception that is based on three foundational principles: (i) originating and structuring well-underwritten transactions; (ii) aligning interests with high-quality developers, corporate tenants and operating partners; and (iii) investing in high-quality real estate. The Advisor’s investment process includes a proactive approach to sourcing, highly analytical underwriting, active investment management, and a focus on maximizing profit upon investment exit. The Advisor believes its discipline and strengths in each phase of the investment lifecycle – sourcing, screening, underwriting, portfolio and asset management, and dispositions, as more fully described below – make it well-positioned to capitalize on the potential investment opportunity set to deliver attractive risk-adjusted returns.

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Sourcing. The Advisor seeks to build a strong pipeline of investment opportunities by pursuing a diversified sourcing approach designed to maximize the number of investment opportunities that enter its investment screening process. The Advisor maintains relationships across a breadth of potential tenants, intermediaries, developers, and other market participants to originate investment opportunities on a direct basis. The Advisor believes that its reputation as a reliable counterparty with a long-term track record of consummating transactions and strong operating performance provides it with a competitive advantage in sourcing and acquiring net-leased industrial properties. In addition, we believe BlackRock’s extensive corporate relationship network further positions our Advisor to source and effectively compete for direct build-to-suit property opportunities. The Advisor believes this broad and differentiated sourcing approach may enable it to see and evaluate a larger number of potential opportunities relative to many of its peers, access more consistent deal flow across market environments, and vary its capital allocation towards what it believes are the most compelling risk-adjusted return opportunities at any given time.

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Screening. The investment team seeks to apply a selective, disciplined approach when screening potential investment opportunities. From the sourcing phase, certain investments proceed to an initial screening discussion with the Investment Committee that focuses on evaluating the characteristics of the transaction to determine if it is a suitable investment for the portfolio. If the Investment Committee provides positive feedback, the transaction moves forward to the more detailed underwriting phase, where full diligence and an analysis of transaction structure are completed.

[23]	As of September 30, 2025. Includes professional experience prior to joining ElmTree.

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Underwriting. After receiving approval from the Investment Committee to complete a full underwriting of a potential investment, the investment team focuses on evaluating the following criteria: (i) the underlying real estate fundamentals; (ii) tenant credit quality; (iii) operational significance of the facility (i.e., “mission critical” nature); and (iv) the structural attributes of the investment.

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Real Estate Fundamentals. While ElmTree is generally investing in properties with long-term leases to investment grade tenants that often renew their leases, ElmTree also performs detailed analysis on the underlying property to assess its residual value in the event a lease is not renewed or a sale is otherwise warranted. This evaluation includes an assessment of the property’s location, the physical attributes of the property, and fundamentals of the market or submarket in which the property is located. For industrial properties, ElmTree typically seeks to acquire newly constructed properties with close proximity to industrial labor forces and transportation infrastructure, such as airports, ports and interstate highways. ElmTree targets properties that have Class A characteristics, such as concrete tilt or precast walls, significant trailer and car parking, optimal ceiling height and cross-dock design. ElmTree also performs substantial due diligence on the property itself. This typically includes the order and review of third-party reports such as environmental and property condition assessments in an effort to ensure the property is constructed and has been maintained as expected.

After evaluating the property’s characteristics, ElmTree also performs detailed research on the property’s market and submarket. ElmTree generally targets markets and submarkets that it believes have significant long-term growth potential. As part of this evaluation, ElmTree reviews a variety of statistics, including the market and submarket’s rental growth, net absorption, vacancy and construction activity. ElmTree also evaluates the population trends and forecasts for the market and submarket. Additionally, ElmTree gathers lease comparables to estimate the market rent levels within the market and submarket. ElmTree typically pursues properties that have at or below market rents on a per square foot basis to ensure the asset can efficiently be re-leased at comparable or higher rental rates relative to the rate defined within its lease.

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Credit Underwriting. ElmTree evaluates and monitors the credit quality of prospective and current tenants through extensive credit reviews that incorporate detailed, fundamental credit analysis and the utilization of Moody’s quantitative credit models. ElmTree’s approach to fundamental credit analysis involves a comprehensive review of both quantitative and qualitative factors to assess overall credit quality. Quantitative factors analyzed include, but are not limited to scale, profitability, cash flow generation, debt coverage and leverage ratios. Qualitative factors analyzed by ElmTree include, but are not limited to management team composition, competitive advantages, customer concentration, M&A strategy, value proposition, corporate strategy and capital structure policy. As part of the PFS platform, ElmTree intends to leverage the broader expertise, experience, and industry knowledge of the PFS private and liquid credit investment teams, which in the aggregate manage more than $340 billion of credit assets.

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Property Operational Significance / Mission Criticality. The investment team evaluates the aspects of the property to determine whether it is mission critical to the tenant’s operations. These aspects include: (a) the facility is a key manufacturing, distribution or production facility for the tenant; (b) the property is located in proximity to key customers and/or suppliers; (c) the site provides access to a pool of the skilled labor type the tenant requires; (d) the site is nearby key transportation infrastructure; (e) the property is the product of significant tenant investment; and/or (f) vacating the property would result in significant relocation costs (including investment and business interruption). ElmTree believes understanding the “mission critical” nature of the asset is a significant part of the underwriting process, as the operational significance of an asset influences ElmTree’s, as well as the potential next buyer’s, assessment of the tenant’s renewal probability. Further, ElmTree believes the build-to-suit properties it targets are inherently mission critical given that tenants spend significant time and resources to select the locations for, and design the build-out of, these facilities. As a result, ElmTree believes buyers will underwrite higher renewal probabilities for build-to-suit properties.

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Structural Attributes. The investment team thoroughly reviews the lease documentation for each potential acquisition as part of its underwriting process in an effort to ensure appropriate credit protections are in place; the risk of unforeseen expenses impacting the projected income of the property is minimized; the property is appropriately maintained and insured; initial rent and escalation features, renewal and applicable purchase options support targeted return objectives; and the general lease framework can be successfully underwritten by other buyers upon an exit. The key structural attributes ElmTree generally evaluates within leases include, but are not limited to (a) tenant and/or guarantor legal entities; (b) nature of parent guaranty, as applicable; (c) tenant and landlord property maintenance responsibilities; (d) tenant renewal options; (e) expense obligations and the reimbursement structure with the tenant; (f) tenant insurance obligations; (g) tenant expansion options; (h) the existence of a right of first refusal or right of first offer for the tenant and (i) tenant purchase options.

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Portfolio & Asset Management. The Advisor seeks to actively monitor the activities, physical condition, and financial condition of its investments, including through active asset management, communication with tenants’ real estate leadership teams, and monitoring relevant market conditions, among other factors. This monitoring is designed to allow the Advisor to evaluate an investment’s performance versus underwriting and attempt to address any underperforming investments proactively. Additionally, the Advisor’s asset management team performs regular site visits to each property and regularly communicates with facility managers.

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Dispositions. Throughout the investment’s hold period, the Advisor performs regular hold/sell analyses for investments. The hold/sell analysis takes into consideration multiple factors, including market dynamics, investor demand for certain product types, a review of comparable transactions in the market, broker opinions of value, appraisals, valuation analyses and a review of capital market forecasts and trends. The hold/sell analysis is focused on identifying the optimal hold period and exit strategy for investments to drive attractive risk-adjusted returns for investors.

By adhering to the platform’s core principles of rigorous fundamental analysis, significant due diligence and active risk management, the investment team seeks to build an investment portfolio that it believes will generate an attractive risk-adjusted return profile.

Form of Ownership, Joint Ventures and Other Co-Ownership Arrangements

The Operating Partnership and/or one or more subsidiary entities controlled by the Operating Partnership will acquire properties and other assets on our behalf. In many cases, we will acquire the entire equity ownership interest in properties and exercise control over such properties.

However, we may enter into joint ventures or other co-investment arrangements for the acquisition or development of properties with third parties and/or certain affiliates, including Other Accounts (subject to the approval of our Independent Trustees (as defined below)). Our interests in any such joint venture, partnership or other co-ownership arrangements (collectively referred to herein as “joint ventures”) will be acquired and held by our Operating Partnership and/or one or more subsidiary entities controlled by our Operating Partnership. Our relative economic ownership interest in any such joint venture will be determined by a number of factors, including the relative capital available for investment at the time of the acquisition by us and our joint venture partners. Our relative ownership interest in such joint ventures may change over time. We expect that we will exercise joint management and control over any such joint venture, however in limited cases we may not control the management of the affairs of such joint ventures.

In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns, or is being formed to own, under the same process previously described for selecting other investments. The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including, but not limited to, the nature and attributes of the potential joint venture partner, the proposed structure, the nature of the operations, the liabilities and assets, the size of our interest, our ability to manage and control the joint venture, our ability to exit, our ability to control transfers of interests held by other partners, and legal and regulatory considerations. Our interests may not be totally aligned with those of our joint venture partners, and if the joint venture is with an affiliate of ElmTree, BlackRock or HPS we will face certain potential conflicts of interest. In the event that the joint venture partner elects to sell property held in any such joint venture, we may lack sufficient funds to exercise any right of first refusal or other purchase right that we may have.

We will generally acquire fee simple interests for properties in which we or the joint venture, as applicable, own both the land and the building improvements, but we may invest in leased fee and leasehold interests if we believe the investment is consistent with our Investment Guidelines. We may also acquire interests in property portfolios through the purchase of the ownership interests in legal entities that own multiple assets through fee simple interests. To a lesser extent, we may also invest in development projects by acquiring the underlying land interest and entering into related agreements with a tenant, developer, and other parties relevant to the development of the particular property.

Borrowing Policies

We intend to use leverage (debt) to provide additional funds to support our investment activities. The Advisor believes that the prudent use of leverage will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified investment portfolio, added support for distributions to our investors, and a potentially larger return on our equity. In addition, the Advisor believes industrial properties with long-term leases, renewal options or re-lease dynamics have access to attractive financing from a variety of capital sources.

After we have raised substantial proceeds from the sale of our common shares and acquired a broad portfolio of real estate investments (the “Ramp-Up Period”), we intend to target a leverage ratio of approximately 60% to 70% based on the entirety of our portfolio. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment, and (ii) as other working capital advances will not be included as part of the calculation above. During the Ramp-Up Period and/or times of increased investment and capital market activity, we may employ greater leverage to quickly build a broader portfolio of assets.

We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt, in particular through the use of mortgage financing. We may in the future procure financing from the Advisor or its affiliates; provided, that any such financing will be approved by a majority of our Trustees, including a majority of our independent Trustees (each, an “Independent Trustee”), not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our Private Offering, to fund debt investments or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our net assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our net assets to increase, at least temporarily. Our leverage as a percentage of our net assets will also increase or decrease with decreases or increases, respectively, in the NAV of our portfolio. For example, if we borrow under a long-term line of credit to fund repurchases of our common shares or for other purposes, our leverage may increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our Private Offering or sell some of our assets to repay outstanding indebtedness.

There is, however, no limit on the amount we may borrow with respect to any individual investment or, subject to the Board of Trustees’ oversight, on a portfolio-wide basis. During the Ramp-Up Period, our leverage ratio may exceed our target. We may also exceed our target leverage ratio at other times, particularly during a market downturn or in connection with a large acquisition. The Board of Trustees will periodically review our aggregate borrowings. In connection with such review, the Board of Trustees may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors.

Temporary Strategies

During the Ramp-Up Period or during periods in which the Advisor determines that economic or market conditions are unfavorable, and a defensive investment strategy would be to our benefit, we may temporarily depart from our Investment Guidelines. During these periods, subject to compliance with the Investment Company Act, or continued qualification as a REIT and any other applicable law, we might deviate significantly from our Investment Guidelines. It is impossible to predict when, or for how long, the Advisor would use these alternative strategies and there can be no assurance that such strategies would be successful. We may engage in such temporary alternative strategies without shareholder approval.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026. We believe that we are organized and will operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as the Board of Trustees determines that REIT qualification remains in our best interest. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on REIT-taxable income that we distribute annually to our shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our shareholders and the diversity of ownership of our common shares. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations or otherwise conduct some activities through a taxable REIT subsidiary (“TRS”), which will be subject to U.S. federal corporate income tax on its net income. See “Item 1A. Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that neither we, the Operating Partnership nor any of the subsidiaries of the Operating Partnership are required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% Test”). The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also make investments indirectly through joint venture entities, including joint venture entities in which we do not own a controlling interest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We will conduct our operations so that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership comply with the 40% Test. We will monitor our holdings on an ongoing basis to determine compliance with this test. The Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not rely on exemptions contained in either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we, the Operating Partnership nor any of the wholly or majority-owned subsidiaries of the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership will be primarily engaged in non-investment company businesses related to real estate. Consequently, we intend to conduct our and the Operating Partnership and its subsidiaries’ respective operations such that none of them are required to register as an investment company under the Investment Company Act.

We determine whether an entity is our majority-owned subsidiary. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% Test. Any adjustment in our strategy could have a material adverse effect on us.

If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exception generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets) (the “55%/25% Test”).

We will classify our assets for purposes of our Section 3(c)(5)(C) exception based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% Test under Section 3(c)(5)(C), based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from participating in certain investment opportunities that are otherwise suitable for us. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control. We will treat any investments in real estate-related securities as real estate-related assets, for purposes of determining whether we satisfy the 55%/25% Test.

A change in the value of any of our assets could negatively affect our ability to maintain our exception from the definition of investment company under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

Qualifying for the Section 3(c)(5)(C) exception will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain compliance with any applicable exception from the definition of investment company under the Investment Company Act. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Operating Structure and REIT Considerations

A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares are intended to be sold by the Company on a continuous basis at a price generally equal to the Company’s prior month’s NAV per share.

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026, and we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as the Board of Trustees determines that REIT qualification remains in our best interest. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

•

is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Item 1A. Risk Factors— Risks Related to our REIT Status and Certain Other Tax Items.”

We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership. The use of our Operating Partnership to hold all of our assets is referred to as an UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our ownership structure and our relationship with ElmTree, the Dealer Manager, the Operating Partnership, and the Special Limited Partner.

The Board of Trustees

We operate under the direction of the Board of Trustees, the members of which are accountable to us. The Board of Trustees has retained the Advisor to manage the acquisition and disposition of our investments, subject to the Board of Trustees’ supervision. The Investment Committee will approve all property acquisitions and dispositions.

The Board of Trustees is currently comprised of one Trustee, Faith Rosenfeld, who is affiliated with HPS. Upon the Initial Retail Closing, we will have a five-member board. A two-thirds majority of the entire Board of Trustees may change the number of Trustees from time to time, provided that the total number is not fewer than three (3), and unless we amend our Bylaws, not more than fifteen (15). Our Bylaws provide that a majority of our Trustees must be Independent Trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an Independent Trustee pending the election of a successor Independent Trustee. Our Declaration of Trust defines “Independent Trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company BlackRock, HPS, ElmTree or their affiliates, (b) whom the Board affirmatively determines has no material relationship with the Company and

(c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that three Trustees will be determined by the Board of Trustees to be Independent Trustees, giving us a majority independent Board of Trustees on or prior to the Initial Retail Closing.

For so long as ElmTree or its affiliate acts as an investment advisor to us, ElmTree has the right to designate two (2) Trustees to the Board of Trustees. The Board of Trustees must also consult with ElmTree in connection with filling any vacancies created by the removal, resignation, retirement or death of any Trustees (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Each Trustee will serve until his or her resignation, removal or death or the election and qualification of his or her successor. Although the number of Trustees may be increased or decreased, a decrease may not shorten the term of any incumbent Trustee. Any Trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Trustees. In addition, any Trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the Trustees, specifying the date when such removal shall become effective. A vacancy on the Board of Trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining Trustees; provided that any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees and any vacancy involving a Trustee that was designated by ElmTree may be filled only by ElmTree. A vacancy on the Board of Trustees resulting from removal by the shareholders for “cause” may be filled only by the shareholders; provided that if the removed Trustee is an Independent Trustee then the successor to such Trustee must be an Independent Trustee and any vacancy involving a Trustee that was designated by ElmTree may be filled only by ElmTree. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. In the event there are no Trustees, the shareholders shall elect Trustees.

The Board of Trustees will generally meet quarterly or more frequently if necessary. Our Trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our Trustees will rely heavily on the Advisor and on information provided by the Advisor. As part of our Trustees’ duties, the Board of Trustees will supervise the relationship between us and the Advisor. The Board of Trustees is empowered to approve the payment of compensation to Trustees for services rendered to us.

The Board of Trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The Board of Trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. The Board of Trustees, including a majority of our Independent Trustees, will periodically review our investment policies to determine that they are in our best interest.

Advisory Agreement

In connection with the Initial Retail Closing, we intend to enter into the Advisory Agreement. The description of the Advisory Agreement set forth below is qualified in its entirety by reference to the Advisory Agreement, a form of which is filed as an exhibit to this Registration Statement.

The Board of Trustees at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to us and our Operating Partnership. Pursuant to the Advisory Agreement, the Board of Trustees has delegated to the Advisor the authority to source our investment opportunities and make decisions related to the acquisition and disposition of our assets in accordance with our Investment Guidelines and subject to oversight by the Board of Trustees; provided, however, that (i) any investment that does not fit within the discretionary authority granted to the Advisor pursuant to the

Investment Guidelines requires the prior approval of a majority of the Board of Trustees, including, a majority of the Independent Trustees, and (ii) certain transactions involving the Advisor or its affiliates are subject to approval by a majority of the Board of Trustees, including, a majority of the Independent Trustees (as discussed below in “—Related Party Transactions”).

We believe that the Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

•

serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our Investment Guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•

sourcing, evaluating and monitoring investment opportunities and executing the acquisition, management, financing and disposition and overseeing the development of our assets, in accordance with our Investment Guidelines and subject to oversight by the Board of Trustees;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as the Advisor with respect to decisions regarding any of our financings, hedging activities or borrowings;

•	engaging and supervising, on our and Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers; and

•

performing such other services from time to time in connection with the management of our activities and operations as the Board of Trustees reasonably requests or the Advisor deems appropriate under the particular circumstances.

The above summary is provided to illustrate the material functions which the Advisor will perform for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.

The Advisor may retain, at our sole cost and expense, such service providers as the Advisor deems necessary or advisable in connection with our management and operation, which may include affiliates of the Advisor; provided, that any such services may only be provided by affiliates of the Advisor to the extent such services are approved by a majority of the Board of Trustees, including, a majority of the Independent Trustees, not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from non-affiliated third parties.

Management Fee

As compensation for its services provided pursuant to the Advisory Agreement, we will pay the Advisor a management fee (the “Company Management Fee”), in an amount equal to (1) 1.25% of NAV for the Class S shares, Class D shares, and Class I shares and (2) 0.75% of NAV for its Class F-S shares and Class F-I shares, in each case, per annum, payable monthly in arrears, with monthly accruals based on the NAV of the foregoing classes of common shares as of the first calendar day of each month, as adjusted for any share issuances or repurchases during the applicable month that do not occur on the first calendar day of the month. We will not pay the Advisor a Company Management Fee with respect to the Class E shares.

The Company Management Fee may be paid, at the Advisor’s election, in either (i) cash or (ii) Class E shares or Class E Operating Partnership Units with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per share or Operating Partnership Unit, as applicable).

The Operating Partnership will pay the Advisor a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) in connection with Operating Partnership Units held by unitholders other than the Company equal to (1) 1.25% of NAV for its Class S Operating Partnership Units, Class D Operating Partnership Units, and Class I Operating Partnership Units and (2) 0.75% of NAV for Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, in each case, per annum, payable monthly in arrears, with monthly accruals based on the NAV of the foregoing classes of Operating Partnership Units as of the first calendar day of each month, as adjusted for any issuances or repurchases of Operating Partnership Units during the applicable month that do not occur on the first calendar day of the month. The Operating Partnership will not pay the Advisor the OP Management Fee with respect to the Class E Operating Partnership Units. The OP Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class E Operating Partnership Units (based upon the then-current NAV per Class E Operating Partnership Unit, as applicable).

If the Advisor elects to receive any portion of its Management Fee in Class E shares or Class E Operating Partnership Units, the Advisor reserves the right to elect to have us or the Operating Partnership, as applicable, repurchase or redeem, as applicable, such common shares or Operating Partnership Units from the Advisor at a later date. Common shares received by the Advisor in connection with the Management Fee will not be subject to our share repurchase plan, including the repurchase limits or reduction or penalty for an early repurchase. The Operating Partnership will redeem any such Operating Partnership Units in exchange for Class E shares with an equivalent aggregate NAV or cash, in our sole discretion.

The Advisor reserves the right to waive or defer the Management Fee in whole or in part in its sole discretion from time to time.

Performance Participation Allocation

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return with respect to Class S Operating Partnership Units, Class D Operating Partnership Units and Class I Operating Partnership Units, and 10% of the Total Return with respect to Class F-S Operating Partnership Units and Class F-I Operating Partnership Units (collectively, Class S Operating Partnership Units, Class D Operating Partnership Units, Class I Operating Partnership Units, Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, referred to as the “Performance Participation OP Units”), in each case, subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined below). Such allocation will be calculated and paid on an annual basis and will accrue monthly. Under the Operating Partnership Agreement, the performance participation interest will not be paid on Class E Operating Partnership Units, and as a result, it is a class-specific expense.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•

First, if the Total Return with respect to the Performance Participation OP Units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership Units of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits of the Performance Participation OP Units until the total amount allocated to the Special Limited Partner equals (A) 12.5% with respect to the Class S Operating Partnership Units, Class D Operating Partnership Units and Class I Operating Partnership Units and (B)

10.0% with respect to the Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership Units for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•

Second, to the extent there are remaining Excess Profits, (A) 12.5%, with respect to Class S Operating Partnership Units, Class D Operating Partnership Units and Class I Operating Partnership Units and (B) 10.0%, with respect to Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, of such remaining Excess Profits of the Performance Participation OP Units.

“Total Return” with respect to any Performance Participation OP Units for any period since the end of the prior calendar year will equal the sum of:

•	all distributions accrued or paid (without duplication) on all Performance Participation OP Units outstanding at the end of such period since the beginning of the then-current calendar year, plus

•

the change in aggregate NAV of such Performance Participation OP Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest and (z) applicable ongoing shareholder servicing fee expenses. For any period prior to the date that we begin to determine a monthly NAV, the change in the aggregate NAV for purposes of the Total Return calculation shall be deemed to be zero.

For the avoidance of doubt, the calculation of the Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.

“Hurdle Amount” for any period during a calendar year, means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and any applicable shareholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which Performance Participation OP Units will be subject to the performance participation upon repurchase as described below.

Except with respect to the Loss Carryforward Amount, as described below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” will initially equal zero and will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which Operating Partnership Units will be subject to the performance participation interest upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation interest. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased at the end of any quarter (in connection with repurchases of our common shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class E Operating Partnership Units, or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E Operating Partnership Units, the Special Limited Partner may request the Operating Partnership to repurchase such Class E Operating Partnership Units from the Special Limited Partner at a later date, subject to the terms of the Operating Partnership Agreement. Any such repurchase requests will not be subject to the terms and limitations of our share repurchase plan, including the repurchase limits or the Early Repurchase Deduction (as defined below). The Operating Partnership will repurchase any such Class E Operating Partnership Units for shares of our common shares or cash (at the Company’s election) unless our Board of Trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership Agreement, in which case such Class E Operating Partnership Units will be repurchased in exchange for our common shares.

The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation, if any, will be calculated with respect to the applicable portion of the calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by the Board of Trustees to account for any Operating Partnership Unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions that the Board of Trustees deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

The Special Limited Partner will not be obligated to return any portion of the performance participation paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common shares. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive payments under performance participation for a given year even if some of our shareholders who purchased shares during such year experienced a decline in NAV per share. Similarly, shareholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership Units as of the date of such termination.

The Special Limited Partner reserves the right to waive or defer the performance participation in whole or in part at any time in its sole discretion.

The payment of any performance participation by the Operating Partnership will be consistent with the requirements set forth in Rule 205-3 under the Advisers Act of 1940, as amended (the “Advisers Act”), including that the Company will be a “qualified client” as defined in Rule 205-3.

Investment Expense Reimbursements

We do not intend to pay the Advisor any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Advisor) or other similar fees in connection with making investments apart from those fees described in “—Fees from Other Services of the Advisor.” However, under the Advisory Agreement, the Advisor is entitled to reimbursement of all costs and expenses incurred by it or their affiliates on our behalf, provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel). Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisor or its affiliates incur in connection with the services it provides to us related to (1) the actual cost of goods and services used by us and obtained, whether payable to an affiliate or a non-affiliated person, including fees paid to consultants, attorneys, technology providers and other services providers, subscription fees and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments, whether payable to an affiliate or a non-affiliated person, and (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, oversight of development and financing of our investments, whether or not such investments are acquired or such development is completed.

Advanced Organization and Offering Costs and Certain Operating Expenses

We reimburse the Advisor for any organization and offering expenses that it will incur on our behalf in connection with our Private Offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee) and certain of our operating expenses. The Advisor intends to pay wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.

The Advisor has agreed to advance (i) our organization and offering expenses, including our organization and offering expenses in connection with our Private Offering of our common shares, and (ii) certain of our operating expenses, excluding certain investment-related expenses and financing expenses, on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Advisor for all such advanced organization and offering expenses and operating expenses ratably in 60 equal monthly installments following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Advisor’s election, in cash or Class E shares, or any combination thereof. If the Advisor elects to receive any portion of such reimbursement in our common shares, we may repurchase such shares from the Advisor at a later date. Such common shares that the Advisor receives in lieu of cash will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction. After the first anniversary of the Initial Retail Closing, we will reimburse the Advisor for any organization and offering expenses and operating expenses that it incurs on our behalf as and when incurred.

Term and Termination Rights

Unless earlier terminated as described below, the Advisory Agreement will remain in effect two years from the date it first became effective (such period, the “Initial Term”), and will continue automatically for successive two-year renewal periods thereafter (each a “Renewal Term”) unless, as further described below, at least two-thirds of the Independent Trustees agree that (i) there has been unsatisfactory performance by the Advisor that is materially detrimental to the Company or (ii) the compensation payable to the Advisor under the Advisory Agreement is unfair; provided that the Company does not have the right to terminate the Advisory Agreement under clause (ii) above if the Advisor agrees to continue to provide the services under the Advisory

Agreement at a reduced fee that is the greater of (i) the compensation that Independent Trustees determine to be consistent with current market level compensation rates for comparable work and fair in accordance with the Advisory Agreement and (ii) two-thirds of the compensation resulting from the application of the compensation computation methodology applied in the immediately preceding period to the activity occurring during the renewal period.

Without penalty or fee, the Company may elect not to renew the Advisory Agreement upon the expiration of the Initial Term (or any subsequent Renewal Term) upon 180 days’ prior written notice to the Advisor (the “Termination Notice”) but only if at least two-thirds of the Independent Trustees agree that (i) there has been unsatisfactory performance by the Advisor that is materially detrimental to the Company or (ii) the compensation payable to the Advisor under the Advisory Agreement is unfair. If the Company issues the Termination Notice, the Company shall be obligated to specify the reason for nonrenewal in the Termination Notice and, in the event that such Termination Notice states that it is given because the Company determined that the compensation payable to the Advisor is unfair, the Advisor will have the right to renegotiate such compensation by delivering to the Company, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent Renewal Term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under the Advisory Agreement. Thereupon, the Company (represented by the Independent Trustees) and the Advisor will endeavor to negotiate in good faith the revised compensation payable to the Advisor under the Advisory Agreement, and if the Advisor and at least two-thirds of the Independent Trustees agree to terms of revised compensation to be payable to the Advisor within 60 days following the receipt of the Notice of Proposal to Negotiate or the Advisor agrees to the reduced fee as set forth in the preceding paragraph, the Termination Notice shall be deemed of no force and effect and the Advisory Agreement will continue in full force and effect on the terms stated in the Advisory Agreement, except that, beginning on the date following the Effective Termination Date originally set forth on the Termination Notice, the compensation payable to the Advisor thereunder will be the revised compensation as determined pursuant to the foregoing procedures.

In the event that the Company and the Advisor are unable to agree to the terms of the revised compensation to be payable to the Advisor during such 60-day period, the Advisory Agreement will terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

In addition, without payment of penalty, (i) the Company may terminate the Advisory Agreement immediately for “cause” (as defined below) or upon the bankruptcy of the Advisor and (ii) the Advisor may terminate the Advisory Agreement (a) immediately for “cause” or upon a change of control of the Company (as defined in the Advisory Agreement) or (b) upon written notice by the Advisor to the Company of its intention to decline to renew the Advisory Agreement; provided, that such written notice must be delivered no later than 180 days prior to the expiration of the initial two-year term (or any subsequent Renewal Term). “Cause” is defined in the Advisory Agreement (a) with respect to the termination of the Advisory Agreement by the Company, as fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Advisor in connection with performing its duties thereunder or the breach of a material provision of the Advisory Agreement by the Advisor after notice of such breach and a reasonable time to cure (to the extent that such breach is curable) or (b) with respect to the termination of the Advisory Agreement by the Advisor, as material breach by the Company of the Advisory Agreement after notice of such breach and reasonable time to cure (to the extent that such breach is curable).

In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the Board of Trustees in making an orderly transition of the advisory function.

Fees from Other Services of the Advisor

The Advisor may receive from a developer (and not from the Company) a fee for services rendered in the context of arranging debt and equity capital for a build-to-suit project (the “Build-to-Suit Arrangement Fee”). Any Build-to-Suit Arrangement Fee is expected to be capitalized into the budget for such project and will generally not exceed 1.5% of the total equity committed to such project.

We expect that, in the majority of cases, the Advisor or one of its affiliates will provide the property management services for our properties and will receive property management fees and other compensation for such services at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market. To a lesser extent, the Advisor may engage third-party property managers.

The Advisor, or one or more affiliates of the Advisor, may provide development and/or real estate construction services or consultant services related to the foregoing for certain properties and receive fees and other compensation for such services at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market and subject to approval by a majority of the Independent Trustees of the Board.

In addition, the Advisor may provide, or we may retain certain affiliates of the Advisor, from time to time, to provide services relating to the investments or operations, including in-house transactional legal and tax services, accounting services (including but not limited accounting & shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury services, leveraged purchasing, IT system support, system implementation, risk management services (including but not limited to anti-money laundering and know-your-customer services and monitoring and compliance), compliance related services, including all compliance services provided by the Advisor and its affiliates’ compliance personnel with respect to us, our investments and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to our activities and the making, holding or disposing of our investments), local and state filing services, asset management and operations, hedging and currency management, fund finance, fund borrowing, environmental, social and governance services, services related to transfers of shares, investor relations services, property management services and operations (including but not limited to the initial & continuing review of the property condition, phase I environmental site assessments, seismic reports, and insurance, quarterly tenant monitoring, lease and loan compliance), audit services, public filing requirement services, valuation services, account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, vendor management, operational services, tax services, loan management services, construction management services, leases services, property, title, and/or other types of insurance and related services, transaction support services, transaction consulting services, and other similar operational matters. Any such arrangements will be at or below market rates. For more information about such services, please see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest.”

Indemnification

To the fullest extent permitted by applicable law, we will indemnify and hold harmless the Advisor and its affiliates from all losses, including reasonable attorneys’ fees, arising from or related to the performance of their duties under the Advisory Agreement, to the extent such losses are not fully reimbursed by insurance; provided, however, that we will not provide any indemnification with respect to losses arising from or related to the Advisor’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

To the fullest extent permitted by applicable law, the Advisor will indemnify us and the Operating Partnership from all losses, including reasonable attorneys’ fees, to the extent that such losses are not fully reimbursed by insurance and are incurred due to the Advisor’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

Administration Agreement

In connection with the Initial Retail Closing, we intend to enter into an administration agreement (the “Administration Agreement” with HPS. The description set forth below reflects a summary of the material provisions of agreement, and is qualified in its entirety by reference to the Administration Agreement, a form of which is filed as an exhibit to this Registration Statement.

HPS, in its capacity as the Company’s administrator, will perform, or oversee the performance of, administrative services necessary for our continued operation, which will include but not be limited to, maintaining financial records; overseeing the valuation of our investments and the calculation of NAV; vendor management (including diligence and oversight of our other service providers); preparing reports to shareholders and reports filed with the SEC and other regulators; facilitating shareholder transactions in the Company’s common shares; preparing materials and coordinating meetings of our Board of Trustees; managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others; ensuring our compliance with REIT related and other regulations; overseeing our tax obligations and filings; maintaining our offering materials and website; and providing office space, equipment and office services. We believe HPS currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Administration Agreement.

We will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement, which will include the actual cost of goods and services used by us and obtained, whether payable to an affiliate or a non-affiliated person, including but not limited to fees paid to administrators, custodians, transfer agents, consultants, attorneys, technology providers and other services providers. Such reimbursement will also include the Company’s allocable portion of the compensation and overhead (including benefits, rent, office equipment, and utilities) paid by HPS (or its affiliates) for certain individuals who devote time to our business and affairs and act on our behalf under the Administration Agreement, including but not limited to: (i) the Company’s chief financial officer and staff; (ii) the Company’s chief compliance officer and staff, if any; and (iii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; subject to the limitations described in Advisory Agreement and Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. To the extent that the Administrator outsources any of its functions, including through the hiring of a sub-administrator to assist in the provision of certain administrative services, we will pay the fees associated with such functions on a direct basis or will reimburse the Advisor for such outsourcing, in each case without profit to the Administrator.

The amount of the reimbursement payable to the Administrator will be the lesser of (1) the Administrator’s actual costs incurred in providing such services and (2) the amount that we estimate we would be required to pay alternative service providers for comparable services in the same geographic location. The Administrator will be required to allocate the cost of such services to us based on factors such as assets, revenues, time allocations and/ or other reasonable metrics. We will not reimburse the Administrator for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Administrator. The Administrator may elect to receive all or a portion of any such reimbursements in the form of cash, Class E shares or Class E Operating Partnership Units.

The Administration Agreement will remain in effect for so long as the Advisory Agreement is in effect; provided that the Advisor or the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

The Administration Agreement provides that the Administrator and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Administration Agreement.

Operating Partnership Agreement

In connection with the Initial Retail Closing, we intend to enter into the Operating Partnership Agreement. The description of the Operating Partnership Agreement set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, a form of which is filed as an exhibit to this Registration Statement.

The Operating Partnership was formed on February 2, 2026, to acquire and hold assets on our behalf. We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this Registration Statement, the only limited partners of the Operating Partnership are us, in our capacity as limited partner and the Special Limited Partner, in its capacity as the initial limited partner. In the future, other investors who exchange their ownership interests in properties for limited partnership interests in the Operating Partnership may become additional limited partners.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Operating Partnership Agreement and as required by applicable law. We may not be removed as general partner by the limited partners. The Board of Trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by the Board of Trustees.

The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our shareholders collectively. Neither we nor the Board of Trustees is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners; provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners may be resolved in favor of our shareholders. We are not liable under the Operating Partnership Agreement to the Operating Partnership or to any

of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “ —Certain U.S. Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from our Private Offering of our common shares, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our Private Offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different Management Fee and repurchase limitations if the Board of Trustees concludes in good faith that such admittance is in our best interest.

Operating Partnership Units Generally

Operating Partnership Units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of Operating Partnership Units of any class, without the consent of the limited partners or our shareholders. Holders of Operating Partnership Units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners do not have the right to participate in the management of the Operating Partnership. Limited partners who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the Operating Partnership Agreement.

Limited partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into six classes of Operating Partnership Units: (i) Class S Operating Partnership Units, (ii) Class D Operating Partnership Units, (iii) Class I Operating Partnership Units, (iv) Class F-S Operating Partnership Units, (v) Class F-I Operating Partnership Units and (vi) Class E Operating Partnership Units.

Class S Operating Partnership Units, Class D Operating Partnership Units, Class I Operating Partnership Units, Class F-S Operating Partnership Units, Class F-I Operating Partnership Units and Class E Operating Partnership Units

In general, the Class S Operating Partnership Units, Class D Operating Partnership Units, Class I Operating Partnership Units, Class F-S Operating Partnership Units, Class F-I Operating Partnership Units and Class E Operating Partnership Units are intended to correspond on a one-for-one basis with our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-I shares and Class E shares, respectively. When we receive proceeds from the sale of common shares, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership Units that correspond to the classes of our shares sold.

In general, Class S Operating Partnership Units, Class D Operating Partnership Units, Class I Operating Partnership Units, Class F-S Operating Partnership Units, Class F-I Operating Partnership Units and Class E Operating Partnership Units will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, Class S units, Class D Operating Partnership Units, Class F-S Operating Partnership Units, Class F-I Operating Partnership Units and Class E Operating Partnership Units will automatically convert to Class I Operating Partnership Units in proportion to the NAV per unit of each class, and the resulting Class I Operating Partnership Units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest.

For each Class S Operating Partnership Unit, Class D Operating Partnership Unit, Class I Operating Partnership Unit, Class F-S Operating Partnership Unit, Class F-I Operating Partnership Unit or Class E Operating Partnership Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership Units without our consent as general partner.

The Advisor may elect to receive the Management Fee in cash, Class E shares or Class E Operating Partnership Units, or any combination thereof, and distributions on the performance participation may be payable in cash or Class E Operating Partnership Units, or any combination thereof, at the election of the Special Limited Partner.

For holders other than us, the Advisor or the Special Limited Partner, after owning an Operating Partnership Unit for one year, Operating Partnership Unitholders generally may, subject to certain restrictions, exchange Operating Partnership Units for a corresponding number of our common shares. The Advisor and the Special Limited Partner may exchange Class E Operating Partnership Units for a corresponding number of Class E shares at any time.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities. We may issue Operating Partnership Units in the future in connection with the acquisition of properties.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests on a tax-deferred basis. The Operating Partnership may enter into tax protection agreements with parties that contribute properties to the Operating Partnership in exchange for limited partnership interests. Such agreements would obligate the Operating Partnership to indemnify such parties if certain taxable events are triggered. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Redemption of Operating Partnership Units

Subject to the terms of any agreements between the Operating Partnership and one or more limited partners with respect to the Operating Partnership Units held by such limited partners, each limited partner, after holding any Operating Partnership Units for at least one year, has the right to require the Operating Partnership to redeem all or a portion of such Operating Partnership Units for common shares or cash. As the general partner of the Operating Partnership, we will determine, in our sole discretion, whether Operating Partnership Units tendered for redemption will be redeemed for cash or common shares. Operating Partnership Units redeemed for cash will be redeemed at a price per Operating Partnership Unit equal to the most recent NAV per share of the corresponding class as of the redemption date. Operating Partnership Units redeemed for common shares will be exchanged for common shares of the corresponding class on a one-for-one basis.

The Special Limited Partner and the Advisor are not subject to the foregoing one-year holding requirement and may request that the Operating Partnership redeem all or any portion of the Operating Partnership Units held by them at any time. Operating Partnership Units held by the Special Limited Partner and the Advisor will be redeemed for common shares with an equivalent aggregate NAV or cash, in our sole discretion.

No limited partner (other than the Special Limited Partner and the Advisor) may deliver more than two redemption requests during each calendar year. No limited partner (other than the Special Limited Partner and the Advisor) may exercise a redemption request for less than 1,000 Operating Partnership Units or, if such limited partner holds less than 1,000 Operating Partnership Units, all of the Operating Partnership Units held by such limited partner.

We, as the general partner, may not amend the Operating Partnership Agreement in any manner that would adversely affect the existing redemption rights with respect to Operating Partnership Units without the consent of limited partners holding a majority of the Operating Partnership Units.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Operating Partnership Agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the Operating Partnership Agreement.

Indemnification

The Operating Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

Allocation of Investments; Co-Investment

The Company may co-invest alongside one or more Other Accounts in certain investments that are appropriate for the Company and such Other Accounts. The Advisor and its affiliates, including BlackRock and HPS, have developed policies and procedures that provide that they will allocate investment opportunities and make purchase and sale decisions among the Company and Other Accounts in a manner that they consider, in their discretion and consistent with their fiduciary obligation to their clients, to be reasonable, fair and equitable over time. In many cases, these policies may result in the pro rata allocation of limited opportunities across accounts, but in many other cases, the allocations may reflect numerous other factors based upon the Advisor’s and its affiliates’ good faith assessment of an efficient use of such limited opportunities relative to the objectives, limitations and requirements of each of their clients and applying a variety of factors, including those described herein and any additional factors that the Advisor and its affiliates may determine are relevant from time to time. Because certain Other Accounts may pay higher fees and/or incentive compensation to the Advisor or its affiliates, the Advisor will be conflicted in making such determinations. The Advisor and its affiliates, including BlackRock and HPS, seek to treat all clients reasonably in light of all factors relevant to managing an investment fund or account, and in some cases it is possible that the application of the factors described herein as well as any additional factors that the Advisor and/or its affiliates may determine are relevant from time to time, may result in allocations in which certain investment funds or accounts may receive an allocation when other investment funds or accounts (including the Company) do not. Similarly, the Advisor may cause the liquidation of such positions for the Company and its (or its affiliates’) other clients in its discretion in accordance with the foregoing principles. Such allocations or liquidations may benefit another client instead of the Company or may be detrimental to the Company.

The factors taken into account in allocating investments among the Company and the Other Accounts may change over time, and the allocation methodology used for allocating one investment may differ from the methodology used for allocating another investment. There can be no assurance that investment opportunities that are appropriate for the Company and Other Accounts will be allocated to the Company. Certain Other Accounts will have different investment periods from the Company and may exit a position when the Company remains invested, or vice versa, potentially having an impact on the Company’s investments. For the avoidance of doubt, ElmTree, HPS and/or BlackRock have formed and/or expect to form additional managed accounts or other vehicles for particular investors that will co-invest in one or more investments alongside the Company. In addition, in certain cases (including, if leverage is unavailable or not expected to be available), such Other Accounts may invest alongside certain (but not all) of the Company’s investments. These managed accounts or other vehicles will not be considered successor funds and are expected to have different or, in some cases, more investor favorable terms from the Company. The Company may elect to reduce its position size after the acquisition of an investment by inviting Other Accounts or Co-Investors (as defined below) to acquire a portion of the investment from the Company on terms determined by the Advisor at the applicable time. As a result, the portion of an investment to be held by the Company may increase or decrease depending on the Advisor’s ability to identify and consummate co-invest transactions.

Co-Investment

If the amount of an investment opportunity available to the Company exceeds the amount that the Advisor determines is desired to be invested by the Company and Other Accounts, the Manager may make co-investment opportunities available to one or more dedicated “co-investment” vehicles established for such purposes, investors, Other Accounts, or any third parties, including sourcing, operating or joint venture partners. In this situation, such excess portion of each investment will be allocated among any applicable co-investment funds and co-investors (together, the “Co-Investors”) taking into account the level of allocation priority agreed with such Co-Investors, the extent to which each such Co-Investor has consented to participate in such investment (if applicable), the extent to which the investment represents a follow-on opportunity for one or more Co-Investors, the number of Co-Investors in the investment, as well as other factors. In certain cases, the Advisor may offer co-investments where the investment is an appropriate size for the Company because the co-investment provides strategic or other benefits to the portfolio company, the Company or the Advisor. The Advisor may permit one or more investors, Other Accounts or any third parties to participate, on a preferred basis, in co-investment opportunities alongside the Company, in which case participating Co-Investors will have increased (and potentially disproportionate) exposure to the relevant investment. Such investors and third parties will often have significant relationships with ElmTree, HPS, BlackRock or their respective affiliates, which could present certain conflicts of interest. It is expected that certain Co-Investors (including entities controlled by or affiliated with ElmTree, HPS, BlackRock or their respective affiliates, as well as strategic investors and third parties, including sourcing, operating and/or joint venture partners) will be granted preferential co-investment rights, for example, if such Co-Investors commit capital to co-investment opportunities, grant ElmTree, HPS, BlackRock or their respective affiliate discretion to select co-investments, pay performance-based compensation and/or management fees with respect to co-investments, are investment funds and/or accounts sponsored or managed by ElmTree, HPS, BlackRock or their respective affiliates focusing on the same or a related investment strategy (including co-investment funds and/or accounts), have demonstrated, or are expected to possess, the willingness and ability to review and consummate co-investments within the required timeframe, or are large or deemed strategic Other Accounts. In some cases, ElmTree, HPS and/or BlackRock may invite strategic investors to co-invest with the Company because, for example, co-investing with a strategic investor may provide the Company or the assets in which the Company invests with certain benefits. Strategic investors may include investors or entities controlled by or affiliated with ElmTree, HPS and/or BlackRock or investors with large or long-standing relationships with ElmTree, HPS and/or BlackRock. In such cases, the amount available for investment by the Company may be correspondingly reduced to permit a strategic investor the opportunity to co-invest. In some cases, co-investment opportunities may be offered on a fee-free basis and in other cases, participation in co-investments may be subject to a performance-based compensation fee and/or management fee. For the avoidance of doubt, there is no assurance that such co-investment opportunities will arise or that any investor will be granted any co-investment rights, and the Declaration of Trust will not require any such co-investment opportunities to be offered to investors.

The Advisor has the discretion to grant co-investment rights and to determine the terms of any co-investment by the Company, and the terms on which the Other Accounts, strategic Co-Investors and other Co-Investors may co-invest in an investment opportunity may be substantially different, and potentially more favorable, than the terms on which the Company invests. Generally, Co-Investors will invest in a transaction directly alongside the Company. In certain cases, the Advisor may offer co-investments where the investment is an appropriate size for the Company because the co-investment provides strategic or other benefits to the portfolio company, the Company, the Advisor or its affiliates, including HPS and BlackRock. Additionally, certain Co-Investors, including strategic Co-Investors and sourcing, operating and/or joint venture partners engaged with respect to the Company, may have different exposure to a portfolio company than the Company, for example, by investing in different tranches than the Company or by participating in multiple tranches in proportions that differ from the proportions held by the Company. In other cases, the Company may guarantee the obligations or other liabilities of Co-Investors or sourcing, operating and joint venture partner vehicles. There can be no assurance that such guarantees will not have adverse consequences for the Company, including if there is a default and the Company is required to satisfy such obligation. Similarly, if a Co-Investor delays or defaults on a funding obligation to an investment, the Company may be required to fund the shortfall, either on a temporary or permanent basis, which would increase the Company’s exposure to the relevant investment. While in some cases the Co-Investors may reimburse the Company for such amounts (plus interest thereon), in other cases, the Company may not be able to recover such amounts with interest or at all. For the avoidance of doubt, any arrangement that the Advisor or its affiliates enters into with an investor that facilitates such investor’s participation in co-investments will be outside of, and apart from the Declaration of Trust.

In addition, in certain cases, the Company may commit to making an investment and all or a portion of such commitment may be assigned to Co-Investors, including Other Accounts, prior to the closing of the investment. In other cases, in order for the Company to consummate a transaction or to ensure the Company is afforded an investment opportunity or otherwise, the Company may commit to or fund an investment on behalf of certain Co-Investors, including Other Accounts, with the intent to reduce its position size after commitment or acquisition by transferring or selling down a portion of the investment to such Co-Investors at a later time on terms determined by the Advisor at the applicable time. The Company may or may not receive compensation for such activities. In the event that the Co-Investors ultimately do not purchase the investment from the Company as contemplated, the Company may have an allocation to an investment that is larger than originally anticipated and may sell down a portion of an investment at a loss in order to “right-size” or “de-risk” the position or may continue to hold such position presenting a risk that negative performance of such investment would have a larger impact in the case of such increased position size. For the avoidance of doubt, there is no assurance that such co-investment opportunities will arise and the Declaration of Trust will not require any such co-investment opportunities to be offered to investors.

Where the Company expects to co-invest alongside one or more Co-Investors, including Other Accounts, the Advisor will determine the appropriate allocation of investment-related expenses, including broken-deal expenses incurred in respect of unconsummated investments, among the Companies and such Co-Investors. In some circumstances, expenses may be allocated pro rata among all of the Companies (and, if applicable, all Co-Investors) even if expenses were incurred only with respect to one or more Companies or Co-Investors, as applicable. Conversely, the allocation of such expenses may not be pro rata based on the portion of a particular investment that each vehicle makes or would have made had the deal closed.

For example, in a situation where the Co-Investor seeks to participate in an investment on an overflow basis, such Co-Investor may not bear broken deal or other expenses related to the investment, in which case the Company will bear a disproportionately large share of such expenses.

The Company will bear expenses associated with any co-investment that is not completed, including legal, diligence and/or reverse terminations fees, and may bear expenses (or portions thereof) attributable to certain Co-Investors, including expenses that Co-Investors would have borne if the co-investment had been completed.

However, Co-Investors may be entitled to share in broken deal fees in certain cases when an investment does not go forward.

Co-Investment Relief

Affiliates of the Advisor and the Company have received an exemptive order (the “Order”) from the SEC that permits the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain Other Accounts, subject to certain terms and conditions. Pursuant to the Order, we will have the opportunity to participate with Other Accounts (including funds regulated under the Investment Company Act) in certain co-investment opportunities, subject to certain conditions. The Advisor and its affiliates, including BlackRock and HPS, managing Other Accounts participating in co-investment transactions under the Order will seek to allocate such transactions for all of the participating investment accounts, including the Company, on a fair and equitable basis and in accordance with their respective allocation policies, and the other applicable conditions of the co-investment exemptive relief. If the Advisor determines that an investment is not appropriate for us, the investment will not be allocated to us.

Term

The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis (as further discussed below). See “ —Share Repurchase Plan” below for more information regarding repurchases.

Governmental Regulations

Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.

Competition

We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Advisor and their respective affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with the prevailing policies and procedures of the Advisor and its affiliates, including BlackRock and HPS, as applicable.

In the face of this competition, we have access to the Advisor’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.

Distribution Reinvestment Plan

In connection with the Initial Retail Closing, we intend to adopt a distribution reinvestment plan, whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to our common shares owned by participants in our distribution reinvestment plan will be immediately reinvested in additional common shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See “ —Certain U.S. Tax Considerations” for information concerning the U.S. federal income tax consequences of participating in our distribution reinvestment plan.

The per share purchase price for common shares purchased under our distribution reinvestment plan will be equal to the transaction price for such common shares at the time the distribution is payable (which will generally be equal to our prior month’s NAV per share). Shareholders will not pay upfront selling commissions or dealer manager fees when purchasing common shares under our distribution reinvestment plan; however, all outstanding Class S shares, Class D shares and Class F-S shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing fees. Common shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as common shares of that class purchased in our Private Offering.

We reserve the right to amend, suspend or terminate our distribution reinvestment plan at any time without the consent of our shareholders, provided that notice of any such amendment, suspension or termination will be disclosed to such shareholders. A participant’s participation in our distribution reinvestment plan will be terminated to the extent that a reinvestment of such participant’s distributions in our common shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in our distribution reinvestment plan upon ten business days’ prior written notice to us.

Each participant in our distribution reinvestment plan is required to promptly notify us in writing if such participant experiences a material change in his, her or its financial condition, including without limitation the failure to continue to qualify as an “accredited investor” (as defined by Regulation D of the Securities Act) or any other investment suitability standards imposed by us.

We will provide on a quarterly basis to each participant in our distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of common shares, (3) the per share purchase price for such common shares and (4) the total number of common shares purchased on behalf of the participant under our distribution reinvestment plan. On an annual basis, tax information with respect to income earned on common shares under our distribution reinvestment plan for the calendar year will be provided to each applicable participant.

Share Repurchase Plan

While shareholders may request on a quarterly basis that we repurchase all or any portion of their common shares pursuant to our share repurchase plan, we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each calendar quarter. Under our share repurchase plan, to the extent we choose to repurchase common shares in any particular calendar quarter, we will only repurchase common shares following the close of business as of the last calendar day of that calendar quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that common shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured from the first calendar day of the month in which the shares were issued to the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances and such waiver will be at the sole discretion of the Company. To have your common shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) on the second to last business day of the applicable calendar quarter. In the unlikely case that the repurchase price of the applicable calendar quarter is not made available by the tenth business day prior to the last business day of such calendar quarter (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and shareholders who wish to have their shares repurchased the following calendar quarter must resubmit their repurchase requests. Settlements of share repurchases will be generally made within three business days of the Repurchase Date using the transaction price in effect on the Repurchase Date. The Early Repurchase Deduction will not apply to common shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern Time) on the second to last business day of the applicable calendar quarter. Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described in our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Investors should contact their broker-dealer first if they want to request the repurchase of their shares. We expect to begin the share repurchase plan, if at all, in the first full calendar quarter following the Initial Retail Closing.

The aggregate NAV of total repurchases of all classes of our shares is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding quarter). Common shares issued to the Advisor pursuant to the Advisory Agreement are not subject to these repurchase limitations.

In the event that we determine to repurchase some but not all of our common shares submitted for repurchase during any calendar quarter, common shares repurchased at the end of the calendar quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable, subject in each case to the limitations of the share repurchase plan.

Human Capital

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Advisor, the Administrator or their affiliates pursuant to the terms of the Advisory Agreement, the Administration Agreement, and our Declaration of Trust. See “ —Advisory Agreement” and “—Administration Agreement.”

Our Private Offering

Following the Initial Retail Closing (expected to occur during the first half of 2026), subscriptions to purchase our common shares may be made on an ongoing basis; however investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the current transaction price which will generally be equal to our prior month’s NAV per share), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).

The per share purchase price for each class of our common shares sold in our Private Offering will vary and generally will be equal to the prior month’s NAV per share for such class as of the last calendar day of such month. For example, the purchase price for common share purchased as of the first business day of April would be based on the February month-end NAV per share.

The Company does not impose any upfront sales loads on any class of our common shares; however, if you purchase common shares from certain financial intermediaries, they may directly charge you upfront transaction or other fees, which could be referred to as selling commissions, placement fees, brokerage commissions, or other similar terms, in such amount as they may determine, provided that they limit such charges to no more than (i) 3.5% of the transaction price of each Class S share and Class F-S share sold in the primary offering; and (ii) 2.0% of the transaction price of each Class D share, Class I share or Class F-I share sold in the primary offering. No upfront selling commissions, placement fees or brokerage commissions are paid with respect to Class E shares.

Although the offering price for our common shares will generally be based on the prior month’s NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer our common shares at a price that we believe reflects the NAV per share of such share more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. The NAV per share for the share classes we are offering in our Private Offering may differ because shareholder servicing fees, Management Fees and performance participation allocable to a specific class of common shares are only included in the NAV calculation for that class.

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month, and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, and unless the subscription order is cancelled prior to its acceptance, the price per share at which a subscriber’s order is executed may be different than the price per share for the month in which they submitted their purchase order.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of such date, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of shares whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the U.S. Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.

Our Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as the Board of Trustees determines that REIT qualification remains in our best interest.

We do not intend to seek any legal opinions or rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S.

federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “– Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our intended qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will not be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest corporate federal income tax rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% Value Test, 10% Vote Test or 10% Value Test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest U.S. federal corporate income tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”

○	If we fail to distribute during each calendar year at least the sum of:

○	85% of our ordinary income for such calendar year;

○	95% of our capital gain net income for such calendar year; and

•

any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a TRS (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. If we do not elect to recognize the built-in gain in such assets at the time we acquire such assets, applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular U.S. federal corporate income tax rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our common shares are described in “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our common shares requesting information regarding the actual ownership of our common shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met such requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our common shares. To do so, we must demand written statements each year from the record holders of significant percentages of our common shares pursuant to which the record holders must disclose the actual owners of our common shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our common shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the

REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A TRS is an entity in which we directly or indirectly own stock that is taxable as a corporation and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Assets owned, and income earned, by a TRS is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, to own assets that give rise to gross income that would not qualify for the gross income tests, such as income from an ownership interest in a hotel, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us.

Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, depreciation, amortization, net operating losses or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs unless the TRS makes a real property trade or business election.

In the event that we expect to foreclose or otherwise acquire property with respect to a loan, we may transfer such loan to a TRS. Any gain with respect to such foreclosure or other acquisition, and on any subsequent sale or exchange of the property by the TRS, would be subject to U.S. corporate federal income tax, but would not generally cause a non-U.S. holder of our shares to be treated as recognizing income subject to taxation under FIRPTA. See “—Taxation of Non-U.S. Holders of Our Common Shares.”

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging and foreign currency transactions and any amount included in gross income by reason of the discharge of indebtedness) for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).

Second, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and any amount included in gross income by reason of the discharge of indebtedness) for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs) (the “95% Gross Income Test”).

If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We intend to monitor the amount of our nonqualifying income and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% Gross Income Test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Gross Income Test.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% Gross Income Tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging will not give rise to income or assets that do not qualify for purposes of the REIT tests or that our hedging will not and may adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive any income if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, the IRS may not concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the highest U.S. federal corporate income tax rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).

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Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test”).

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Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).

•	Not more than 25% of the value of our total assets may be represented by the securities of one or more TRSs.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, including the Operating Partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule) and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “ —Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.

We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% Vote Test, 10% Value Test or the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest U.S. federal corporate income tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular U.S. federal corporate income tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our shareholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through or used by our shareholders.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on such gains. In that case, our shareholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and will receive a credit or refund for their share of the tax paid by us to the extent it exceeds their tax liability on the undistributed capital gain. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amount of capital gain dividends that we designated and that they include in their taxable income and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short- term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own shares).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax for Non-Arm’s Length Transactions with TRSs

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under “Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, but unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities in which we hold interests will be eligible to make such an election or that such entities will, in fact, make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership Units in connection with future acquisitions. The Operating Partnership Agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the Operating Partnership Agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value.

Taxation of U.S. Holders of Our Common Shares

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding common shares, you should consult your advisers. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to “qualified dividend income” distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, non-corporate U.S. holders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to “qualified dividend income” received by us) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified REIT dividends, but may be less than 20% of the amount of the U.S. holder’s qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our common shares will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a RIC) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from RICs and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Shares. Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common shares for U.S. federal income tax purposes.

Gain or loss will be capital gain or loss if our common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Shares. A repurchase of our common shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for qualified REIT dividends discussed above is not taken into account in computing net investment income.

Taxation of Non-U.S. Holders of Our Common Shares

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.

We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership and disposition of our common shares, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “—Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitute a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of “United States real property interest” (“USRPI”) , whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of USRPIs. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “withholding qualified holder.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions Generally.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Shares. Subject to the discussion below under “—Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:

•

the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) and our common shares constitute USRPIs within the meaning of FIRPTA, as described below.

We anticipate that our common shares will constitute a USRPI within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares are held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor) and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty) or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Withholding Qualified Holders. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that meets the requirements to be treated as a withholding qualified holder pursuant to Treasury Regulations Section 1.1445-1(g)(11) (a “withholding qualified holder”) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, assuming properly completed certifications that satisfy the requirements of applicable Treasury Regulations are timely provided.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. A qualified controlled entity is any trust or corporation organized under the laws of a foreign country, all of the interests of which (other than an interest solely as a creditor) are held directly by one or more qualified foreign pension funds or indirectly by one or more qualified foreign pension funds through one or more qualified controlled entities or partnerships.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.

Repurchases of Our Common Shares. A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Shares—Repurchases of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or withholding qualified holders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.

Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Shares

Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used our common shares in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Prospective tax-exempt holders are urged to consult their tax advisors regarding the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Common shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Shares. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder establishes that it is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in our common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in our common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Shares. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Tax Shelter Reporting

If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS

Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common shares, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Non-U.S. holders should consult their tax advisers to determine the applicability of this legislation in light of their individual circumstances.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Company by any (i) “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA; (ii) “plan” within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an IRA and a Keogh plan); (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”); and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (iii) entities whose underlying assets are considered to include the assets of any such employee benefit plan or plan by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy an exception to holding “plan assets” under ERISA).

In contemplating an investment in the Company of a portion of the assets of any Plan, each prospective investor that is, or is investing on behalf of, a Plan must independently determine that our common shares are an appropriate investment for the Plan, taking into account the Plan’s obligations under the applicable provisions of ERISA, the Code and any applicable Other Plan Laws, and the facts and circumstances of such investing Plan, including for example: (1) whether the investment is in accordance with the documents and instruments governing the Plan; (2) whether the investment satisfies the fiduciary requirements associated with the Plan; (3) whether the investment will generate unrelated business taxable income to the Plan; (4) whether there is sufficient liquidity for an investment in our common shares for the Plan; (5) the need to value the assets of the Plan annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under Title I of ERISA or Section the Code, or a similar violation under applicable Other Plan Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any common shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold common shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the common shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring common shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisers to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the common shares.

Plan Asset Issues

An additional issue concerns the extent to which the Company or all or a portion of the assets of the Company could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the U.S. Department of Labor (“DOL”) regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors)

with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a VCOC. Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a REOC. Generally in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company under the Investment Company Act. Accordingly, to the extent the Company does not qualify as a VCOC or a REOC, we intend to rely on the “publicly offered securities” exception or another exception under ERISA, such as the 25% Test, however no assurance can be given that this will be the case.

If the assets of the Company were deemed to be “plan assets” of a Benefit Plan Investor within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Advisor and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Advisor. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Company’s assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

Representation

By acceptance of any class of common shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold our common shares constitutes assets of any Plan or (ii) the purchase and holding of our common shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Other Plan Laws.

Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The Advisor and its affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in common shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law, as applicable) with respect to the Plan’s investment in our common shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in our common shares and any related transactions.

Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Management Fee payable to the Advisor and the performance participation payable to the Special Limited Partner are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

Other Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in the Company. Accordingly, each Plan, including governmental and non-U.S. plans, considering an investment in our common shares should consult with their legal advisors regarding their proposed investment in our common shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Company. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans,

in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable. The sale of common shares to a Plan is in no respect a representation by us or any other person associated with our Private Offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Neither this discussion nor anything provided in this Registration Statement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and purchasers of any common shares should consult and rely on their own advisors as to whether an investment in our common shares is suitable for the Plan.

ITEM 1A.	RISK FACTORS

Risks Related to our Private Offering and Our Organizational Structure

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Advisor and its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares may entail more risk than an investment in the securities of a REIT or other investment vehicle with a substantial operating history.

You will be unable to evaluate our future investments before we make them, which makes your investment more speculative.

We are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make. Because you will not be able to evaluate the economic merit of our future investments before we make them, you have to rely entirely on the ability of the Advisor to select suitable and successful investment opportunities. Furthermore, the Advisor has broad discretion in selecting the properties we will invest in and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment in our common shares may not generate returns comparable to other real estate investment alternatives.

There are no assurances that our Private Offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.

Our Private Offering is expected to be made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our common shares and has no firm commitment or obligation to purchase any of our common shares. As a result, the amount of net proceeds we raise in our Private Offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds in our Private Offering, we will make fewer additional investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is also a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to shareholders.

The Advisor manages our portfolio pursuant to broad investment guidelines and generally is not required to seek the approval of the Board of Trustees for each investment, financing or asset allocation decision it makes, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

The Board of Trustees approved broad investment guidelines that delegate to the Advisor the authority to execute acquisitions and dispositions of investments on our behalf, in each case so long as such investments are consistent with the investment guidelines and our Declaration of Trust. There can be no assurance that the Advisor will be successful in applying any strategy or discretionary approach to our investment activities. The Board of Trustees intends to review our investment guidelines and our investment portfolio on a periodic basis. The prior approval of a majority of the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of our Independent Trustees, will be required only for any transactions that are not in accordance with our investment guidelines and certain transactions with the Advisor or its affiliates. Furthermore, transactions entered into on our behalf by the Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by the Board of Trustees.

Our shareholders generally have limited voting rights.

As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions and as may be otherwise specified in the terms of any class or series of shares, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present or, to the extent permitted by our Bylaws, by written consent, on (1) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event (as defined below)), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a Trustee for cause and the election of a successor Trustee to the extent provided in our Declaration of Trust, (4) the dissolution of the Company to the extent specifically provided by the terms of any class or series of our shares, (5) in the event that there are no Trustees, the election of Trustees and (6) such other matters that the Board of Trustees has submitted to our shareholders for approval or ratification.

The affirmative vote of a plurality of the votes cast in the election of a Trustee is generally required to elect any Trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than (a) the removal of a Trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, each of which requires the affirmative vote of shareholders entitled to cast a majority of all votes entitled to be cast on the matter).

All other matters are subject to the discretion of the Board of Trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.

We may make changes to our business, investment, leverage and financing strategies without shareholder approval.

The Board of Trustees intends to approve very broad investment guidelines with which we must comply, but these investment guidelines provide the Advisor with broad discretion and can be changed by the approval of a majority of the Board of Trustees. As the market evolves, we may, with the approval of a majority of the Board of Trustees, change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this Registration Statement. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we intend to use leverage at times and in amounts deemed prudent by our management in its discretion, subject to the oversight of the Board of Trustees, and the decision of what amount of leverage is prudent is not subject to shareholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition and results of operations.

There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.

There is no current public trading market for our common shares, and we do not expect that such a market will ever develop in the future. Therefore, the repurchase of common shares by us will likely be the only way for you to dispose of your common shares. We will repurchase common shares at a price equal to the transaction price of the class of common shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your common shares. Subject to limited exceptions, common shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your common shares when you sell them to us pursuant to our share repurchase plan. See “Item 1. Business—Share Repurchase Plan.”

Common shares purchased in our Private Offering will be subject to certain transfer restrictions.

An investment in our common shares is suitable only for certain sophisticated investors who have no immediate need for liquidity in the investment. Our common shares purchased in our Private Offering are subject to certain transfer restrictions. In particular, our common shares offered in our Private Offering have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and instead are being or were offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state and other securities laws. Accordingly, other than pursuant to our share repurchase plan, common shares purchased pursuant to our Private Offering may not be resold or transferred except as permitted under the Securities Act and applicable state and other securities laws pursuant to registration or an exemption therefrom. It is not contemplated that registration under the Securities Act or other securities laws will ever be effected with respect to our common shares. Therefore, holders of our common shares must be prepared to bear the risks of owning such shares for an extended period of time.

Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, the Board of Trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

We may choose to repurchase fewer common shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer common shares than have been requested to be repurchased due to, among other reasons, in the discretion of the Board of Trustees, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in additional assets is a better use of our capital than repurchasing our common shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased common shares) is limited, in any calendar quarter, to common shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately prior quarter). Further, the Board of Trustees may make exceptions to, modify or suspend our share repurchase plan if in its discretion it deems such action to be in our best interest. The Board of Trustees cannot terminate our share repurchase plan absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all common shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of common shares being repurchased and without regard to class. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

The substantial majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, as determined by the Board of Trustees, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in the net lease investments or other illiquid investments rather than repurchasing our common shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all. As a result, your ability to have your common shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1. Business—Share Repurchase Plan.”

Economic events that may cause our shareholders to request that we repurchase their common shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, including the general negative performance of the real estate sector, unemployment, stock market volatility and actual or perceived instability in the U.S. banking system, could cause our shareholders to seek to sell their common shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our Private Offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, we may have difficulty identifying, originating and/or purchasing suitable real estate debt investments and other investments on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering net proceeds, during the Ramp-Up Period and/or times when there are few attractive investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fees payable to the Advisor.

The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

Our ability to make distributions to our shareholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. The Board of Trustees will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	the limited size of our portfolio during the Ramp-Up Period;

•	changes in the economy, including as a result of pandemics or other outbreaks of infectious disease, extreme weather and climate events and other natural disasters;

•	our inability to invest the proceeds from sales of common shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to shareholders, particularly during the Ramp-Up Period. Therefore, particularly during the Ramp-Up Period, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common shares or Operating Partnership Units). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisor elects to receive its Management Fee in common shares or Operating Partnership Units and the Special Limited Partner elects to receive distributions on its performance participation in Operating Partnership Units, how quickly we invest the proceeds from our Private Offering and any future private offerings and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of our private offerings will result in us having fewer funds available to make investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We may also defer operating expenses or pay expenses (including the fees of the Advisor or distributions to the Special Limited Partner) with common shares or Operating Partnership Units to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem Operating Partnership Units from the Advisor or the Special Limited Partner shortly after issuing such common shares or Operating Partnership Units as compensation. The payment of expenses in common shares or with Operating Partnership Units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Advisor and Special Limited Partner are under no obligation to receive fees or distributions in common shares or Operating Partnership Units and may elect to receive such amounts in cash.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

Our Advisor will determine our NAV on a monthly basis, with review and confirmation for reasonableness by our independent valuation advisor. Annual appraisals of our properties will be conducted on a rolling basis, such that properties are appraised at different times but each property generally would be appraised at least once per year. When these appraisals are reflected in our NAV calculations, there may be a material change in our

NAV per share amounts from those previously reported. The changes in a property’s value may be as a result of property-specific changes or as a result of more general changes to real estate values resulting from local, nation or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Advisor’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided at least annually by our independent valuation advisor in accordance with valuation guidelines approved by the Board of Trustees (provided that for purposes of calculating our monthly NAV, each of our properties will be valued at cost, plus any organization and offering expenses allocated to such acquisition, until such time as the property is initially valued by our independent valuation advisor). As a result, our NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Advisor will review appraisal reports and monitor our properties, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who request that we repurchase their common shares, or shareholders who buy new common shares.

NAV calculations and timing are not governed by governmental or independent securities, financial or accounting rules or standards.

Although monthly valuations of each of our real properties will be reviewed and confirmed for reasonableness by our independent valuation advisor, the method for calculating our monthly NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that will prescribe which components or timing should be used in calculating NAV, and our NAV will not be audited by our independent registered public accounting firm. We calculate our NAV solely for purposes of establishing the price at which we sell and repurchase common shares, and our NAV should not be viewed as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase common shares and the amount of the Management Fee and the Special Limited Partner’s performance participation. The Advisor will implement certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which common shares were sold or repurchased or on the amount of the Management Fee or the Special Limited Partner’s performance participation, may determine in its sole discretion to take certain corrective actions in response to such errors.

Purchases and repurchases of our common shares will not be made based on the current NAV per share as of the date of the purchase or repurchase.

Generally, our offering price per common share and the price at which we make repurchases of our common shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month. In addition, certain financial intermediaries may elect to charge upfront selling commissions in connection with the purchase of our common shares, which may not exceed guidelines set forth in “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” below. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our common shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase common shares at a different price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.

Our Declaration of Trust does not provide for the annual election of Trustees by our shareholders, and contains provisions that could make removal of our Trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our Declaration of Trust provides that shareholders are only entitled to elect Trustees upon the removal of a Trustee by shareholders (unless the Trustee so removed was designated by ElmTree pursuant to the Declaration of Trust) or in the event there are no Trustees. A Trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust).

Our Declaration of Trust provides that any vacancy on the Board of Trustees (other than vacancies resulting from shareholder removal of a Trustee for cause or vacancies among the Independent Trustees) may be filled only by a vote of a majority of the remaining Trustees. Independent Trustee vacancies shall be filled by a majority of the remaining Independent Trustees, except where removed for cause by the shareholders. For so long as (i) ElmTree or its affiliate acts as investment advisor to us, ElmTree has the right to designate two (2) Trustees to the Board of Trustees. The Board of Trustees must also consult with ElmTree in connection with filling any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal of a Trustee for cause by shareholders in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a Trustee for cause was a Trustee designated by ElmTree, ElmTree has the exclusive right to designate a successor Trustee to the Board of Trustees.

These requirements make it more difficult to change our management by removing and replacing Trustees and may prevent a change in our control.

Our Declaration of Trust permits the Board of Trustees to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.

The Board of Trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, the Board of Trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, the Board of Trustees could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.

Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our Trustees and officers, to us or the shareholders, for monetary damages, to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each present and former Trustee, officer, the Advisor and any affiliate that acts as investment advisor or manager to the Company as permitted by the Declaration of Trust and each equityholder, member, manager, director, officer, employee or agent of any Trustee or the Board of Trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by the Board of Trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

Your interest in us will be diluted if we issue additional common shares or if the Operating Partnership issues additional Operating Partnership Units.

Holders of our common shares will not have preemptive rights to any common shares we issue in the future. Under our Declaration of Trust, we currently have authority to issue an unlimited number of common shares, including unlimited common shares classified as Class D shares, unlimited common shares classified as Class E shares, unlimited common shares classified as Class F-I shares, unlimited common shares classified as Class F-S shares, unlimited common shares classified as Class I shares, and unlimited common shares classified as Class S shares, and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share. The Board of Trustees may elect, without shareholder approval, to, among other things, amend our Declaration of Trust from time to time to increase or decrease the aggregate number of authorized beneficial shares of capital stock or the number of authorized shares of capital stock of any class or series. In addition, the Board of Trustees may elect, without shareholder approval, to: (1) sell additional common shares or Operating Partnership Units (of existing classes or such classes as may be designated by the Board of

Trustees from time to time) in public or private offerings; (2) issue common shares or Operating Partnership Units upon the exercise of the options we may grant to our Independent Trustees or future employees, if any; (3) issue common shares or Operating Partnership Units to the Advisor, or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or in connection with the performance participation; (4) issue Operating Partnership Units as consideration to sellers of properties we acquire, or (5) issue common shares to the Advisor as reimbursement of organization and offering expenses paid by the Advisor on our behalf. To the extent we issue additional common shares the percentage ownership interests in us of our current shareholders at the time of such issuance will be diluted. Because we will hold all of our assets through the Operating Partnership, to the extent we issue additional Operating Partnership Units, our shareholders’ percentage ownership interest in our assets will be diluted. Because Operating Partnership Units may, in the discretion of the Board of Trustees, be exchanged for common shares, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of common shares, thereby diluting the percentage ownership interest of other shareholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our shareholders.

Pursuant to Maryland law and our Declaration of Trust, our Trustees and officers have duties to us in connection with their management of us. At the same time, we, as general partner of our Operating Partnership, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners of our Operating Partnership in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our Trustees and officers to us. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The Operating Partnership Agreement provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners may be resolved in favor of our shareholders.

Additionally, the Operating Partnership Agreement expressly limits our liability by providing that we and our officers, Trustees, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, Trustees, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, Trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the Operating Partnership Agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company.

A change in the value of any of our assets could negatively affect our ability to avoid operating as an investment company or to maintain an exception from the definition of investment company under the Investment Company Act. To avoid operating as an investment company or to maintain compliance with an applicable exception under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our financial condition, NAV and ability to pay distributions to our shareholders.

We may fail to comply with the requirements for a private offering exemption.

Our common shares will be offered and sold in reliance upon an exemption from the registration requirements of the Securities Act provided by Regulation D promulgated under the Securities Act and applicable state securities law exemptions. The Advisor intends to use its best efforts to assure compliance with the requirements of the applicable exemptions. There can be no assurance that a court reviewing the facts and circumstances of our Private Offering of common shares might not determine later that one or more of the applicable exemption provisions were not properly complied with. Should it be determined that we failed to comply with the requirements of Regulation D or any other applicable exemption from registration, certain shareholders could have a right to various remedies against us, including the right to rescind their investment. If a sufficient number of such shareholders should seek rescission, we could face financial demands which could adversely affect our ability to continue in business which, in turn, could result in adverse consequences to both rescinding and non-rescinding shareholders.

Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely.

We are offering common shares in a private offering, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. Our common shares are offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of the common shares, including any shareholder holding 20% or more of a fund’s outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events (collectively, “bad act determinations”), then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the shareholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.

Cybersecurity risks could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

Our operations are highly dependent on the secure operation of the Advisor’s and other computer systems to manage, process, store and transmit information. Such technology systems, data and information may be vulnerable to damage or interruption from computer viruses, malware, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches (e.g., “hacking” or malicious software coding), usage errors by the respective professionals of the Advisor and its affiliates, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Although the Advisor and its affiliates have implemented various measures to manage risks relating to these types of events, if these systems are compromised, become inoperable for extended periods of time or cease to function properly, we or other relevant parties may have to make a significant investment to fix or replace them. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our operations, potentially resulting in financial losses, the inability to transact business, or a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders (and the beneficial owners of shareholders). Such a failure could harm our or the Advisor’s reputation, subject any such entity and their respective affiliates to legal claims, regulatory enforcement actions or liability and otherwise affect their business and financial performance. While we, the Advisor and its affiliates will seek to maintain business continuity plans in the event of, and risk management systems and adequate levels of cybersecurity protection to prevent, cybersecurity incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Advisor and its affiliates cannot control the cybersecurity plans and systems put in place by their service providers or any other third-parties whose operations may affect us or our shareholders. We and our shareholders could be negatively impacted as a result.

Cybersecurity incidents and cyberattacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of the Advisor and other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, “phishing” attempts and other forms of social engineering, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as the Advisor’s employees, or third-party agents and consultants. There has been an increase in the frequency and sophistication of the cyber and security threats that the Advisor faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. There can be no assurance that measures the Advisor takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.

We may experience risk related to the use of artificial intelligence.

Technological developments in artificial intelligence, including machine learning technology and generative artificial intelligence (collectively, “AI Technologies”) and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving. The full extent of current or future risks related thereto is not possible to predict and we may not be able to anticipate, prevent, mitigate or remediate all of the potential risks, challenges or impacts of such changes. Any of these technological innovations could result in harm to us or our Advisor, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of operations, and have an adverse impact on us. Advancements in computing and AI

Technologies, including efficiency improvements, without related increases in the adoption and development of such technologies, could also negatively impact demand for, and the valuation of, digital infrastructure assets.

We and our Advisor may avail ourselves/themselves of the benefits, insights and efficiencies that are available through the use of AI Technologies. However, the use of AI Technologies presents a number of risks that cannot be fully mitigated. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. Moreover, with the use of AI Technologies, there often exists a lack of transparency of how inputs are converted to outputs, and neither we or our Advisor can fully validate this process and its accuracy. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot be verified and could result in a diminished quality of work product that includes or is derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact us or our Advisor to the extent we/they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn us and our Advisor more susceptible to cybersecurity threats, including the compromise of underlying models, training data, or other intellectual property. We could be exposed to risks to the extent third-party service providers, or any counterparties use AI Technologies in their business activities. At the same time, to the extent utilized by us or our Advisor, any interruption of access to or use of AI Technologies could impede our and our Advisor’s ability to generate information and analysis that could be beneficial to us/them and our/their business, financial condition and results of operations. AI Technologies will likely also be competitive with certain business activities or increase the obsolescence of certain organizations’ products or services, particularly as AI Technologies improve. This could also have an adverse impact on us.

Regulations related to AI Technologies could also impose certain obligations and costs related to monitoring and compliance. For example, in April 2023, the Federal Trade Commission, U.S. Department of Justice, Consumer Financial Protection Bureau, and U.S. Equal Employment Opportunity Commission released a joint statement on artificial intelligence demonstrating interest in monitoring the development and use of automated systems and enforcement of their respective laws and regulations. In October 2023, an executive order established new standards for AI safety and security. In addition to the U.S. regulatory framework, in 2024, the EU adopted the Artificial Intelligence Act in 2024, which applies to certain AI Technologies and the data used to train, test and deploy them, which may create additional compliance burdens, higher administrative costs and significant penalties should we, our sponsor or our Advisor fail to comply.

AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

Changes to tariffs and other trade policies affecting macroeconomic conditions could affect our financial condition and results of operations.

During past presidential administrations, increased tariffs were implemented on goods imported into the United States, particularly from China, Canada, and Mexico. As China is a major global exporter of steel, solar panels, and aluminum, the tariffs on these specific imports led to price increases and supply chain issues for materials used in real estate construction. In early February 2025, the Trump administration announced material tariffs on imports from China, Canada and Mexico, including tariffs on certain energy imports and on all steel and aluminum imports into the United States. While the effective dates, effective periods and terms of these announced tariffs remain subject to uncertainty and change, these and similar types of trade policies could lead to issues with global supply chains, including for steel and other construction materials and equipment, and could have an adverse effect on the global economy, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate markets in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions, including actual or perceived instability in the U.S. banking system;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and lack of availability of financing;

•	acts of nature, such as fires, earthquakes, floods, hurricanes, tornadoes and other severe weather events;

•	adverse economic conditions as a result of an epidemic, pandemic or other health-related issue; and

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changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to shareholders.

We will not be diversified with respect to the class of assets that we own.

We intend to invest solely in industrial properties. While we intend to invest in a significant number of properties across various geographical locations and markets and with diverse tenants industries, we will not invest in a diverse set of asset classes. Therefore, each of our investments could be subject to the same or similar rental property related risks and a decline in real estate values in general or a change in economic conditions which affects real property investment and rental markets could have a substantial adverse effect on our financial performance. Further, to the extent the Advisor concentrates our investments in a particular geographic region, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that geographic region. Shareholders have no assurance as to the degree of diversification in our investments, either by asset type or geographic region.

Industrial properties are subject to unique risks relative to other types of real estate.

We intend to continue to invest in industrial properties, including special use or build-to-suit single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed, we could be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, we could have difficulty selling the property to a party other than the tenant due to the special purpose for which the property could have been designed. These and other limitations could affect our ability to sell or re-lease industrial properties and could adversely affect returns to shareholders.

Properties historically used for industrial, manufacturing and commercial purposes are more likely to contain, or could have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. Investing in industrial properties that conduct industrial, manufacturing and commercial activities will cause the Company to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, could adversely affect our ability to sell or rent an industrial property.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

We operate in a highly competitive market for investment opportunities. Although the Advisor believes that we will be well positioned to take advantage of attractive target investment opportunities, there can be no assurance that we will in fact be so positioned. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an “investment company” under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to decreasing rents, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

We are subject to risks associated with single-tenant leases.

We will focus our acquisition activities on real estate properties that are net-leased to single tenants. Therefore, the financial failure of, or other default by, a single tenant under its lease is likely to cause a significant or complete reduction in the operating cash flow generated by the property leased to that tenant and could decrease the value of that property and result in a non-cash impairment charge. In addition, we will be responsible for all of the operating costs following a vacancy at a single-tenant building.

We are subject to risks associated with lease rates over time.

A significant portion of our income will come from long-term net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs, to the extent not covered under the net leases could result in our receiving less than fair value from these leases. As a result, our income and distributions could be lower than they would otherwise be if we did not engage in long-term net leases.

We are subject to development, redevelopment and construction risks.

We may invest in real property requiring construction, new development or redevelopment. The development and construction of such property is subject to timing, budgeting and other risks that could adversely affect our operating results. Any renovation, redevelopment, development and related construction activities could subject us to a number of risks, including risks associated with:

•	Construction delays or cost overruns that could increase project costs;

•	Availability and timely receipt of zoning, occupancy and other required governmental permits, authorizations and regulatory approvals;

•	Development costs incurred for projects that are not pursued to completion;

•	Acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	Labor conditions or material shortages that could adversely impact the cost and timing of construction;

•	Inability to obtain construction and permanent financing on favorable terms, or at all; and

•	Governmental restrictions on the nature or size of a project.

These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of construction or development activities once undertaken, any of which could have an adverse effect on our financial condition and results of operations and on the amount of funds available for distribution. Properties under construction or development, or properties acquired to be developed, generally generate no cash flow from the date of acquisition through the date of completion of construction or development and experience operating deficits for a period after the date of completion. We are permitted to commence construction, development or redevelopment activities prior to obtaining financing for such activities and there is no guarantee that financing will be available on favorable terms, or at all.

We are subject to risks related to termination or expiration of leases and tenant defaults.

Our properties will typically be subject to a single tenant occupying 100% of the property. There can be no assurance that we will be able to retain tenants in any of our properties upon the expiration of our tenants’ leases. Upon the expiration or early termination of such leases, the availability of the entire building could have an adverse effect on our ability to achieve the lease terms and rents we could otherwise be able to achieve if space were to turn over in smaller portions, spread out over a period of time. If the space is suited to the particular needs of a former tenant, then we could have difficulty finding a new tenant for the space or could need to redevelop such space.

The success of our investments will materially depend on the financial stability of our tenants. A default by a significant tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Such situations, given the current state of the economy, could be more common than in the recent past, and we could fail, or could be unable, to discover factors that would indicate a heightened level of uncertainty with respect to particular key tenants when performing due diligence on prospective investments. An early termination of a lease by a bankrupt tenant would result in unanticipated expenses to re-let the premises. Tenant defaults thus increase the risk that we could suffer a loss.

In addition, if a tenant defaults or goes bankrupt, we could experience delays in enforcing our rights as landlord and could incur substantial costs in protecting our investment and re-letting the property. If significant leases are terminated, we could be unable to lease property for the rent previously received or sell an investment without incurring a loss. These events could limit our ability to make distributions and decrease the value of an investment in our common shares.

We could experience higher rates of lease default or termination in the event of a downturn in a particular industry or market than we would if our tenant base were more diversified. Our revenue from and the value of the investments in our portfolio could be affected by a number of factors, including a deterioration in the financial condition of a particular tenant and the corresponding downgrading of its credit rating. These factors could have a material adverse effect on our operating results and financial condition. Our ability to sell or lease our investments could be impaired due to economic factors beyond our control. If, due to credit default and/or vacancy, we are unable to obtain favorable lease terms for our investments, we could be forced to sell investments at a loss due to the repositioning expenses likely to be incurred.

Because a property’s market value depends principally upon the value of the property’s leases, the resale value of properties with high or prolonged vacancies could suffer, further increasing the risk that we could suffer a loss.

If we fail to timely collect rents, then our operating results will be adversely affected.

A substantial portion of our income will be derived from rental revenues. As a result, our performance depends on the collection of rent from tenants at our properties. Our income will be adversely affected if a significant number of tenants at our properties or any major tenants, among other things: (i) fail to make rental payments when due; (ii) renew leases at lower rates; (iii) decline to extend or renew leases upon expiration; (iv) become bankrupt or insolvent or (v) experience a downturn in their business. Any of these actions could result in the termination of such tenant’s lease and a loss of our rental revenue. The loss of rental revenue from a number of tenants and difficulty replacing such tenants, particularly in the case of a substantial tenant with leases in multiple locations, could materially and adversely affect our profitability and our ability to meet our debt and other financial obligations.

In the event of a tenant’s bankruptcy or insolvency, we could be restricted from evicting such tenant solely because of its bankruptcy. However, a bankruptcy court could potentially authorize the tenant to terminate its leases with us. In such instances, our claim against the bankrupt tenant for unpaid future rent would be an unsecured prepetition claim subject to statutory limitations, and therefore such amounts received in bankruptcy are likely to be substantially less than the remaining rent we otherwise would be owed under the lease. Further, any claim that we have for unpaid past rent could be substantially less than the amount owed.

Certain leases in our portfolio could be with tenants that have non-investment grade credit ratings. The ability of a non-investment grade tenant to meet its obligations to us pursuant to the lease cannot be considered as well assured as that of an investment grade tenant. Although we expect to perform credit review and analysis of tenants before properties are acquired and also on prospective and existing tenants before significant new and renewed leases are executed, events and circumstances that could affect a tenant’s creditworthiness could be difficult to detect, foresee or evaluate, and we could potentially not become aware of a tenant’s financial distress until the tenant defaults on its lease obligations. Further, any of our tenants may face exposure to adverse business or economic conditions, which could lead to an inability to meet their obligations to us. In particular, non-investment grade tenants could potentially not have the financial capacity or liquidity to adapt to these conditions or could have less diversified businesses, which would likely exacerbate the effects of adverse conditions on their businesses. Moreover, the fact that our tenants could be non-investment grade could cause investors or lenders to view our cash flows as less stable, which could increase our cost of capital and/or limit our financing options.

Volatile financial markets, including as a result of tariff announcements and ongoing global trade negotiations, may adversely affect our financial performance.

U.S. and international financial markets have historically been volatile, particularly in recent years, including recent tariff announcements in the United States and ongoing global trade negotiations which contributed to significant uncertainty and volatility of debt and equity markets. The effects of this volatility may persist particularly as financial institutions respond to new, or enhanced, regulatory requirements and other national and international events affecting financial markets, all of which could impact the availability of credit and overall economic activity as a whole. Further, the fluctuation in market conditions makes judging the future performance of the real estate assets we will acquire difficult.

We may be unable to successfully acquire properties on favorable terms.

Our future growth will be in part dependent upon our ability to successfully acquire new properties on favorable terms. With respect to recently acquired properties, and as we acquire additional properties, we will continue to be subject to risks associated with managing new properties, including lease-up and integration risks. Acquired properties may not perform as expected and may have characteristics or deficiencies unknown to us at the time of acquisition. Future acquisition opportunities may not be available to us on terms that meet our investment criteria or we may be unsuccessful in capitalizing on such opportunities. Our ability to acquire properties on favorable terms and successfully operate them involves the following significant risks:

•	our potential inability to acquire a desired property may be caused by competition from other real estate investors;

•	competition from other potential acquirers may significantly increase the purchase price and decrease expected returns;

•	we may be unable to finance an acquisition on favorable terms or at all;

•	we may have to incur significant unexpected capital expenditures to improve or renovate acquired properties;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations;

•	market conditions may result in higher than expected costs and vacancy rates and lower than expected rental rates; and

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we may acquire properties subject to liabilities but without any recourse, or with only limited recourse, to the sellers, or with liabilities that are unknown to us, such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of our properties and claims for indemnification by members, Trustees, officers and others indemnified by the former owners of our properties.

Our failure to acquire or finance property acquisitions on favorable terms, or operate acquired properties to meet our financial expectations, could adversely affect us.

We are subject to risk of volatility of property income.

The volatility of operating income for a property we acquire may be influenced by matters such as: (i) the length of tenant leases; the creditworthiness of tenants; (ii) the level of tenant defaults; (iii) our ability to convert an unsuccessful property to an alternative use; (iv) new construction in the same market as the subject property; (v) other laws impacting operating costs; (vi) the availability of trained labor necessary for tenant operations; (vii) the rate at which new rentals occur; (viii) the property’s operating leverage (which is the percentage of total property expenses in relation to revenue) and (ix) the level of capital expenditures required to maintain the property and to retain or replace tenants. A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate adverse effect on the residual value of the property and could lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

We are subject to the risks of increased costs and reduced rents, the occurrence of which would adversely affect our operating results.

Many of our operating costs, such as facility management fees, depreciation and property taxes, should be largely fixed, as will debt service under fixed rate instruments that we or our properties could have issued. On the other hand, our rental revenues could decrease due to rising vacancy rates or decreased rents. Also, some of our operating costs, such as utility expenses, will not be fixed and could increase, and our tenants could potentially not agree to pay any or all of these costs. Any decreases in rental revenues or increases in operating costs could have a material adverse effect on our profitability, thereby decreasing the amounts available for distributions and possibly the value of an investment in our common shares.

We are subject to the risks related to sale-leaseback transactions.

We may invest in sale-leaseback transactions, whereby we would lease the properties we purchase back to the sellers of such properties. A transaction structured as a sale-leaseback could be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect us from a business and financial perspective. If the sale-leaseback were re-characterized as a financing, we could not be considered the owner of the property, and as a result, would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor could have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we and our tenant could be treated as co-venturers with respect to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the tenant relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions.

In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or a loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

If we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our shareholders.

Difficulties of selling real estate could limit our flexibility.

We intend to evaluate the potential disposition of assets that may no longer meet our investment objectives. When we decide to sell an asset, we may encounter difficulty in finding buyers in a timely manner as real estate investments generally cannot be disposed of quickly, especially when market conditions are poor. This may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In some cases, we may also determine that we will not recover the carrying value of the property upon disposition and might recognize an impairment charge. In addition, in order to maintain our status as a REIT, the Code imposes restrictions on our ability to sell properties held fewer than two years, which may cause us to incur losses thereby reducing our cash flows and adversely impacting distributions to equity holders.

The impact of climate change and damage from catastrophic weather and other natural events may adversely affect our financial condition or results of operations.

Certain of our properties may be located in areas that have experienced and may in the future experience severe weather and other catastrophic natural events from time to time, including fires, snow or ice storms, windstorms, tornadoes, hurricanes, flooding and earthquakes. In addition, to the extent that climate change continues to occur and exacerbates extreme weather and changes in precipitation and temperature, we may experience physical damage or decrease in demand for properties located in these areas or affected by these conditions. These adverse weather or natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. Should the impacts be material in nature or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our properties.

We are subject to risks relating to potential liability for environmental matters.

Under various federal, state and local environmental laws, ordinances and regulations, as a current or former owner or operator of real property (which may include a lender in some instances), we are potentially liable to a government entity or third party for costs and damages resulting from the presence or discharge of hazardous or toxic substances or petroleum product releases on, in, under or migrating from such property, including costs to investigate and clean up such contamination and liability for harm to natural resources. Such laws often impose clean up responsibility and liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability under such laws could be joint and several. These liabilities can be substantial and the cost of any required investigation, remediation, contaminant removal, fines or other costs could exceed the value of the property and our aggregate assets. In addition, the presence of contamination or the failure to properly remediate any such contamination at our properties could expose us to third-party liability for costs of remediation and personal or property damage, which could materially and adversely affect our ability to operate, sell, lease or develop the properties or to borrow using such property as collateral, which could have an adverse effect on our return from such investment. The ongoing presence of environmental contamination, pollutants or other hazardous materials on a property (whether known at the time of acquisition or not) could also result in personal injury (and associated liability) to persons on the property and persons removing such materials, future or continuing property damage (which could adversely affect property value) or claims by third parties, including as a result of exposure to such materials through the spread of contaminants. Even in cases where we are indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or our ability of to achieve enforcement of such indemnities.

In certain circumstances, third-party lenders which have directed or had an active involvement in the environmental compliance activities or the day-to-day management of a borrower’s facilities or which have taken possession of or title to such borrower’s collateral can be liable for indemnities or the costs of removal or remediation of hazardous or toxic substances or petroleum products at the facility.

In addition, environmental laws could create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our property, environmental laws could impose restrictions on the manner in which such property is permitted to be used or businesses are permitted to be operated on such property, and these restrictions could require substantial expenditures. We may acquire interests in property with known adverse environmental conditions where we believe that the acquisition will yield acceptable risk-adjusted returns. In these cases, we may underwrite the costs of environmental investigation, clean-up and monitoring and obtain appropriate environmental insurance, if appropriate.

In addition, our operating costs and performance could be adversely affected by compliance obligations under environmental protection statutes, rules and regulations relating to our investments, including additional compliance obligations arising from any change to such statutes, rules and regulations. Such statutes, rules and regulations could also restrict development and use of property.

Risks related to engineering and environmental reports.

We will receive engineering reports and environmental surveys with respect to our properties. The reports will make observations about the properties. There can be no assurance that the reports will reveal the full extent of repairs or remediation required or that the costs thereof, which we will have to bear, will not exceed available funds.

Investments in real estate are subject to the risks of partial or total condemnation in accordance with applicable law or regulation and casualty.

Investments in real estate are subject to the risks of partial or total condemnation in accordance with applicable law or regulation and casualty, whether arising from destruction by fire, earthquake, flood, hurricane or other catastrophic event. In either case, our investments (depending on such investments’ status as lender, borrower or equity owner) could be subject to one or more of the following liabilities: (i) lenders could require prepayments of outstanding loans with any proceeds arising from a casualty or condemnation recovery event (i.e., insurance coverage); (ii) insurance coverage could potentially be insufficient to cover renewal of an investment; (iii) renovations or developments with respect to an investment could be delayed and (iv) a seller could bear the risk of loss for such casualty or condemnation in connection with the disposition of an investment through the date of disposition.

Uninsured and underinsured losses could harm our overall financial condition, results of operations and ability to make distributions.

Uninsured and underinsured losses could harm our overall financial condition, results of operations and ability to make distributions. Certain types of losses generally are either uninsurable (or not economically insurable) or could be subject to insurance coverage limitations. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in an investment, as well as the anticipated future revenue from the investment. These same risks apply to any capital that we deploy. In that event, we and/or our investment could nevertheless remain obligated for any notes payable or other financial obligations related to the investment, in addition to obligations to our and/or our investment’s ground lessors, franchisors and managers. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering the investments pledged as collateral for loans and other factors could also keep us from using insurance proceeds to replace or renovate an investment after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we and/or our investment receives could be inadequate to restore our economic position with respect to the damaged or destroyed investment.

We may have no or only limited recourse for any problems later identified for properties we acquire, which could materially and adversely affect us, including our results of operations.

The sellers of the properties we acquire may sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements for the properties that we acquire may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with no or limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property, which could materially and adversely affect our financial condition and ability to pay distributions to our shareholders.

We may make a substantial amount of joint venture investments, including with affiliates of the Advisor. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest with affiliates of the Advisor or third parties in joint ventures, partnerships or other co-ownership arrangements that own real estate properties. We may acquire non-controlling interests in joint ventures. Even if we have some control in a joint venture, we would not be able to exercise sole decision-making authority. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their capital commitments or otherwise meet their financial obligations pursuant to the terms of the joint venture documentation. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and Trustees from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from pursuing certain investment opportunities that are otherwise suitable for us.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a triggering event, and we may be unable to finance such a buy-out when such triggering event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest will typically be determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates of the Advisor may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote fees, beyond their equity investment, which would reduce the amount of our economic interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with affiliates) include:

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the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

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our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;

•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•

under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur which could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition;

•

under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;

•

our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;

•

under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

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under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time we determine to be advantageous; and

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the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Risks related to pandemics and other public health emergencies.

Pandemics and other widespread public health emergencies, including outbreaks of infectious diseases such as SARS, H1N1/09 flu, avian flu, Ebola and a novel and highly contagious form of coronavirus, have resulted in market volatility and disruption, and any future such emergencies have the potential to materially and adversely impact economic production and activity in ways that are impossible to predict, all of which could result in significant losses to our company.

Any future public health emergency could have a significant adverse impact and result in significant losses to us. The extent of the impact on our operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted, and this impact could include significant reductions in revenue and growth, unexpected operational losses and liabilities, impairments to credit quality and reductions in the availability of capital. These same factors could limit our ability to source, diligence and execute new investments and to manage, finance and exit investments in the future, and governmental mitigation actions could constrain or alter existing financial, legal and regulatory frameworks in ways that are adverse to our investment strategy, all of which could adversely affect our ability to fulfill our investment objectives. In addition, our operations could be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, restrictions on travel and movement, remote-working requirements and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. These measures could also hinder our ability to conduct our affairs and activities, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices and diminishing our ability to make accurate and timely projections of financial performance.

Risks Related to Investments in Real Estate-Related Investments

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Our debt securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in subordinated investments which may materially adversely affect our results of operations relative to preferred investments.

We are permitted to invest in subordinated loans, structurally subordinated mezzanine loans, second mortgages and preferred equity interests of a direct or indirect property owning entity (a “Subordinated Investment”) or to hold equity subordinated to one or more of the foregoing. Subordinated Investments will be subordinated to the senior obligations of the property or issuer, either contractually or inherently, due to the nature of equity securities. Greater credit risks are usually attached to Subordinated Investments than to a borrower’s first mortgage or other senior obligations. In addition, Subordinated Investments could not be protected by financial or other covenants and could have limited liquidity. Adverse changes in the borrower’s financial condition and/or in general economic conditions could impair the ability of the borrower to make payments on Subordinated Investments and cause it to default more quickly with respect to such securities than with respect to the borrower’s senior obligations. In many cases, the our management of its investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of the more senior lenders and contractual intercreditor provisions.

Investments in real estate debt are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The debt and other interests which we may originate or acquire may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.

We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by industrial properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may invest in debt instruments, including “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.

Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments, we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans and senior mezzanine debt) before, the holders of other more senior tranches of debt instruments with respect to such issuer.

We will face risks related to our investments in mezzanine loans.

Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying properties and, therefore, is subject to similar considerations and risks.

With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected.

We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests of companies that invest in industrial properties. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with investments in real estate.

We may invest in equity securities of other REITs and other real estate-related companies that invest in industrial properties, which will subject us to certain risks including those risks associated with an investment in our own common shares.

Any investments we make in equity securities of REITs and other real estate-related companies that invest in industrial properties will be subject to the risks of the real estate market and securities market.

REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and therefore when we invest in REITs, we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common shares. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains or return of capital. Generally, dividends received by us from REIT shares and distributed to our shareholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

A REIT may impose limits on how much of its securities any one investor may own. These ownership limitations may result in an investor being unable to purchase (or otherwise obtain economic exposure to) the desired amounts of certain REITs. In some circumstances, we may seek and obtain a waiver from a REIT to exceed the REIT’s ownership limitations without being subject to the adverse consequences of exceeding such limit were a waiver not obtained, provided that we comply with the provisions of the waiver.

REITs are subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

We may make open market purchases or invest in publicly traded securities.

We may invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, we may be unable to obtain financial covenants or other contractual rights, including management rights that it might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. In addition, an investment may be sold by us to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up periods.

The lack of liquidity in our securities investments may adversely affect our business.

There can be no assurance that there will be a ready market for the resale of our real estate-related securities investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us, particularly for certain of our loan investments. The credit markets have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our investments quickly. Additionally, certain of our investments in securities may be subject to holding period and other restrictions that limit our ability to sell such investments.

We may enter into tax protection agreements in connection with UPREIT transactions.

We are organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. However, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property (or their interests in the entities that own the property) to the Operating Partnership in exchange for limited partnership interests in the Operating Partnership on a tax-free basis. In connection with such transactions, the Operating Partnership may enter into what are commonly referred to as “tax protection agreements” with the parties that contribute properties to the Operating Partnership in exchange for limited partnership interests.

The primary purpose of such tax protection agreements is to protect the contributor of the property from recognizing gain upon the contribution transaction and for a specified period thereafter. Pursuant to a typical tax protection agreement, the Operating Partnership would agree that, for the specified period (i) there will be sufficient Operating Partnership liabilities allocated, for income tax purposes, to the contributing limited partner or available to be guaranteed by the contributing limited partner to prevent the recognition of gain, and (ii) the Operating Partnership will not dispose of the contributed property in a taxable transaction that triggers the taxable built-in gain to the contributing limited partner. The additional costs associated with indemnifying property contributors from tax liabilities resulting from the sale of the contributed assets and other terms of any tax protection agreements that the Operating Partnership enters into may restrict our ability to sell one or more properties or pay off indebtedness when it would otherwise be favorable or prudent.

Risks Related to Debt Financing

We may incur significant leverage.

Our investments will involve significant amounts of indebtedness. While we intend to target a leverage ratio of approximately 60% to 70% based on the entirety of our portfolio, during the Ramp-Up Period and/or during times of increased investment and capital market activity, we may employ greater leverage to quickly increase our portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may in the future procure financing from the Advisor or its affiliates; provided, that any such financing will be approved by a majority of our Trustees, including, after the initial expansion in the size of the Board of Trustees, a majority of our Independent Trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our Private Offering, to fund debt investments or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our net assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our net assets to increase, at least temporarily. Our leverage as a percentage of our net assets will also increase or decrease with decreases or increases, respectively, in the NAV of our portfolio. If we borrow under a line of credit to fund repurchases of our common shares or for other purposes, our leverage may increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our Private Offering or sell some of our assets to repay outstanding indebtedness.

There is, however, no limit on the amount we may borrow with respect to any individual investment. The Board of Trustees will periodically review our aggregate borrowings. In connection with such review, the Board of Trustees may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors.

Debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors. In addition, the terms of any debt financing may contain covenants that, among other things, might restrict our operations or activities or our investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our shareholders’ investment.

We are not limited, by applicable law or the terms of our organizational documents, with respect to the amount of indebtedness that we may incur in the aggregate or with respect to any single asset. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our common shares.

Increases in interest rates could increase the amount of our debt payments and limit our ability to make distributions to our shareholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable-rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our results of operations, financial condition and business may be impacted by our ability to secure leverage on acceptable terms, including through bank credit facilities (including term loans, revolving facilities and subscription lines), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, and transaction or asset specific funding arrangements. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential; and

•	our current and potential future earnings and cash distributions.

We may need to periodically access the capital markets to, among other things, raise cash to fund new loans and investments. Unfavorable economic conditions or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit.

An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain financing on favorable terms or at all.

We are likely to obtain mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We plan to obtain long-term financing that may be secured by our properties. In some instances, we may acquire properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. However, we can give no assurance that we will be able to obtain such borrowings on satisfactory terms.

Incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our shareholders’ investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties as well as with respect to debt associated with our preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a property. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect many properties.

We may obtain a line of credit or other debt financing from a bank or other lender which we may utilize to acquire properties and fund our operations. Although we do not typically expect it to be the case, our assets may be cross-collateralized. We have not obtained a commitment for such a line of credit. Therefore, the amount and terms of any such line of credit are uncertain. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all of our operating expenses. If our revenues are insufficient to pay debt service and operating costs, we may be required to seek additional working capital. There can be no assurance that such additional funds will be available. The degree to which we are leveraged could have an adverse impact on us, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.

The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the property when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance our properties, our income could be reduced. We may be unable to refinance or may only be able to partly refinance our properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our shareholders, could cause us to require additional capital and may hinder our ability to raise additional capital.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter into may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our shareholders.

We may obtain loans that require interest-only payments for a number of years before we are required to make payments on the principal. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest- only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum, or “balloon,” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our shareholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our properties and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our properties may be adversely affected.

We expect to use the proceeds from our Private Offering of common shares primarily for investments in industrial properties. Until we have made substantial investments, we do not expect to have sufficient funds from operations to cover all of our expenses. Accordingly, in the event that we develop a need for additional capital in the future, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our assets or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

If we draw on a line of credit to pay distributions, fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to pay distributions or fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flow or net proceeds from our Private Offering of common shares. There can be no assurances that we will be able to borrow under or obtain such lines of credit on financially reasonable terms. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to pay distributions or fund repurchases of our common shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the REIT income tests.

We may not have sufficient funds to pay interest payments if the interest rates increase significantly.

It is anticipated that mortgage loans we obtain may have variable interest rates. In the event that the interest rate on any mortgage loan increases significantly, we may not have sufficient funds to pay the required interest payments. In such event, our continued ownership of the applicable property that secures such loan may be threatened.

We may be affected by bank failures to the extent that our depositary accounts with a distressed bank exceed Federal Deposit Insurance Corporation (“FDIC”) limits and cannot be recovered or we have obtained a line of credit or other financing from a distressed bank that can no longer be drawn upon

The current economic and regulatory environment has raised the risk of instability in the banking sector and bank failures. We may be affected by bank failures to the extent that our depositary accounts with a distressed bank exceed FDIC limits and cannot be recovered or we have obtained a line of credit or other financing from a distressed bank that can no longer be drawn upon. These risks can apply at the fund or investment level. In addition, bank failures may adversely impact the ability of tenants at our properties to timely fund their rent. The Advisor intends to mitigate these risks by limiting depositary account amounts to the FDIC ensured levels where practical and carefully monitoring our banking relationships. The Advisor reviews all direct banking relationships as part of its ongoing diligence of our key service providers.

Risks Related to our Relationship with the Advisor, BlackRock, HPS and the Dealer Manager

We are dependent on the Advisor and its affiliates, including BlackRock and HPS, and their key personnel who provide services to us through the Advisory Agreement, and we may not find a suitable replacement for the Advisor if the Advisory Agreement is terminated, or for these key personnel if they become unavailable to us.

We have no separate facilities and are completely reliant on the Advisor. Our officers, including our Chief Executive Officer, are principals or executive officers of the Advisor. The Advisor has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of the Advisor. The officers and key personnel of the Advisor evaluate, negotiate, close and monitor our investments; therefore, our success depends on their continued service. The departure of any of the officers or key personnel of the Advisor could have a material adverse effect on our performance.

The Advisor is not obligated to dedicate any specific personnel exclusively to us. In addition, none of our officers or the officers of the Advisor are obligated to dedicate any specific portion of their time to our business. Some of our officers have significant roles and responsibilities with other businesses ventures and companies. As a result, these individuals may not always be able to devote sufficient time to the management of our business. The Advisor may suffer or become distracted by adverse financial or operational problems in connection with the Advisor’s business and activities unrelated to us and over which we have no control. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed. Should the Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.

In addition, we offer no assurance that the Advisor will remain our external advisor or that we will continue to have access to the officers and key personnel of the Advisor and its affiliates. If the Advisory Agreement is terminated and no suitable replacement is found, we may not be able to execute our business plan.

If the Advisor is unable to successfully integrate into BlackRock and into Private Financing Solutions, the platform created by BlackRock in connection with its July 1, 2025 acquisition of HPS, which combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS, it could materially impact our operations and ability to identify and acquire future assets and manage our growth, and our results of operations and financial condition may suffer.

The Advisor may encounter difficulties in integrating its current operations into BlackRock and into PFS, the platform created by BlackRock in connection with its July 1, 2025 acquisition of HPS, which combines the private credit, leveraged finance and general partner/limited partner solutions businesses of BlackRock and HPS, which difficulties could materially impact our operations and ability to identify and acquire future assets and manage our growth, and our results of operations and financial condition may suffer. Any failure to integrate the Advisor’s operations into BlackRock and into PFS or increase in scale could adversely affect our results of operations and financial condition.

The termination or replacement of the Advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any of our lines of credit.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Advisor an event requiring the immediate repayment of the full outstanding balance of the loan. The termination or replacement of the Advisor could trigger repayment of outstanding amounts under any credit agreements that we may obtain. If a repayment event occurs, our results of operations and financial condition may be adversely affected.

Payments to the Advisor or the Special Limited Partner with respect to common shares or Operating Partnership Units they elect to receive in lieu of cash Management Fees or distributions will dilute future cash available for distribution to our shareholders.

The Advisor or the Special Limited Partner may choose to receive common shares or Operating Partnership Units in lieu of certain fees or distributions. The holders of all Operating Partnership Units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the Operating Partnership Units will reduce the cash available for distribution to us and to our shareholders. Furthermore, under certain circumstances the Operating Partnership Units held by the Advisor or the Special Limited Partner are required to be repurchased, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. Repurchases of our common shares issued to the Advisor as payment of Management Fees are not subject to the minimum holding periods or other limitations under our share repurchase plan. Operating Partnership Units held by the Advisor (including those issued to the Advisor as payment of Management Fees) are not subject to any minimum holding period in order to be eligible for redemption by the Operating Partnership and will be redeemed for Class E shares with an equivalent aggregate NAV or cash, in our sole discretion. Operating Partnership Units distributed to the Special Limited Partner with respect to its performance participation interest are not subject to any minimum holding period in order to be eligible for redemption by the Operating Partnership and will be redeemed for common shares with an equivalent aggregate NAV or cash, in our sole discretion.

The success of our Private Offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for our private offering is HPS Investments, LLC. The success of our Private Offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute common shares in our Private Offering, we may not be able to raise adequate proceeds through our Private Offering to implement our investment strategy. In addition, the Dealer Manager may serve as dealer manager for other issuers, including those affiliated with ElmTree and BlackRock. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between our Private Offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through our Private Offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review of us by the Dealer Manager in connection with our Private Offering.

Because the Advisor and the Dealer Manager are affiliates, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your financial advisor is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of the terms of our Private Offering, you will not have the benefit of such a review.

We may face risks arising from an ElmTree, BlackRock or HPS credit event.

Although the Company is a separate legal entity from ElmTree, BlackRock and HPS, in the event that any of these entities were to experience material financial distress or a downgrade in its respective credit rating, or if there were a change of control, the Company could nonetheless be adversely affected. In that regard, financial distress, a credit rating downgrade or change of control of ElmTree, BlackRock or HPS could cause the applicable Advisor to have difficulty retaining personnel or otherwise adversely affect the Company and their respective abilities to achieve its investment objectives. Such an event may also cause a default with respect to the indebtedness incurred by the Company.

ElmTree, BlackRock or HPS may be subject to non-compete agreements or other restrictive covenants.

ElmTree, BlackRock, HPS or any of their respective affiliates may enter into non-compete agreements in connection with certain investments by the Company or Other Accounts limiting, or preventing altogether, the Company’s ability to make investments in certain industries or geographic regions that the Company otherwise would make.

Certain investors may enter into side letters with us, which may provide for different terms for their investment in the Company.

Side letters may be entered into with shareholders which have the effect of establishing rights under or supplementing the terms of the Declaration of Trust, and such terms may therefore differ from the terms summarized in this Registration Statement.

As such, the terms and conditions of one shareholder’s investments in the Company may differ to those of another shareholder. Side letters may modify or supplement the terms of the interests held by such shareholder(s), and such terms may therefore differ from the terms of this Registration Statement and/or the Declaration of Trust. For example, and without limitation to any associated provisions of this Registration Statement, the terms of side letters may deal with: arrangements with respect to waivers, rebates, reductions or other modifications of the Management Fee and/or performance participation; minimum and additional subscription amounts; “most favored nation” rights (i.e., the right to receive favorable rights or economic arrangements that may be afforded to other shareholders); notice periods; consent rights; modifications to the applicable shareholder’s subscription agreement; and certain other rights and privileges.

Such arrangements generally will be based on factors such as the size of a shareholder’s subscription, the timing of a shareholder’s subscription, a shareholder’s existing relationship with the Advisor or any particular regulatory or legal considerations applicable to a shareholder; provided, that the Advisor may enter into such arrangements for any reason it deems necessary advisable, desirable or convenient. As a result, returns may vary from shareholder to shareholder depending on any arrangements applicable to a given a shareholder’s investment in the Company. In addition, but without limitation, some shareholders that demonstrate a relevant regulatory requirement, may receive preferential terms pertaining to that requirement, such as receipt of certain Company information on an accelerated basis.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

The Advisor has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of the Advisor and its affiliates, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Advisor) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Advisor) will take such actions as we determine appropriate to mitigate the conflict. Transactions between us and the Advisor or its affiliates will require approval by the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of our Independent Trustees. There can be no assurance that the Board of Trustees or the Advisor will identify or resolve all conflicts of interest in a manner that is favorable to us, and prior to the date that the Board of Trustees is comprised of a majority of Independent Trustees, there can be no guarantee that the approval of such transactions by the Board of Trustees will effectively mitigate the potential conflicts inherent in such transactions.

The fees we pay in connection with the agreements entered into with the Advisor and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Advisor and its affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among the Advisor and its affiliates, including between the Advisor, and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Operating Partnership Agreement, any property management agreements with affiliates of the Advisor, and any other agreements we may enter into with affiliates of the Advisor from time to time.

The Advisor faces a conflict of interest because the Management Fee it receives will be based on our NAV (once we begin to determine our NAV), which the Advisor is responsible for determining.

We will pay the Advisor a monthly Management Fee for their services that is based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Advisor. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest will be based in part upon the Operating Partnership’s net assets (which will be a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisor may benefit by causing us to retain ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of common shares or the price paid for the repurchase of your common shares on a given date may not accurately reflect the value of our portfolio, and your common shares may be worth less than the purchase price you paid, or more than the repurchase price you receive, for such common shares. The valuation of our investments will affect the amount and timing of the Management Fee paid to the Advisor and the Special Limited Partner’s performance participation. As a result, there may be circumstances where the Advisor is incentivized to determine valuations that are higher than the actual fair value of our investments.

The Management Fee paid to the Advisor and the Special Limited Partner’s performance participation may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, which increase the risk of our real estate portfolio.

We pay the Advisor the Management Fee regardless of the performance of our portfolio. The Advisor’s entitlement to the Management Fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We would be required to pay the Advisor the Management Fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s performance participation, which is based on our total distributions plus the change in our NAV, may create an incentive for the Advisor to make riskier or more speculative investments on our behalf or cause us to use more leverage than it would otherwise make in the absence of such performance-based compensation. In addition, the change in our NAV will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the Management Fee and performance participation will be based on our NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase our NAV or, similarly, delay or curtail repurchases to maintain a higher NAV.

The Advisor’s personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Advisor and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. However, the Advisor’s personnel will work on other projects, serve on other committees (including boards of trustees and equivalent bodies) and source potential investments for and otherwise manage, advise and assist other investment programs, including other investment programs to be developed in the future. Time spent on these other initiatives will divert attention from our activities, which could negatively impact our performance. Furthermore, the Advisor’s personnel will derive financial benefit from these other activities, including fees and performance-based compensation. These and other factors create conflicts of interest in the allocation of time by such personnel.

The Advisor and its affiliates may sponsor or manage Other Accounts, which could result in the reallocation of the Advisor’s personnel and the direction of potential investments to such other investment programs.

The Advisor and its affiliates may sponsor or manage Other Accounts, including those that have the same or similar investment strategies as us. The formation of Other Accounts could result in the reallocation of the Advisor’s personnel, including reallocation of existing real estate professionals, to such other program. In addition, potential investments that may be suitable for us may be directed toward Other Accounts. See the risk factors below and “Investment Strategy and Process—Investment Allocation.”

The Advisor will face various conflicts of interest related to the allocation of investment opportunities between us and Other Accounts, and Other Accounts may be granted exclusivity with respect to certain investment opportunities.

The Advisor or its affiliates may form, sponsor, manage or advise Other Accounts, including those with the same or substantially similar investment strategies and objectives as ours. If, in the judgment of the Advisor, an investment opportunity may be equally appropriate for us and one or more Other Accounts, the Advisor will determine, in its sole discretion, to which program such investment opportunity will be allocated. The Advisor has adopted investment allocation policies designed to allocate investment opportunities in a fair and equitable manner, consistent with the Advisor’s fiduciary obligations and the organizational and operating documents of each program. The Advisor has authority to interpret and apply the investment allocation policies in its reasonable discretion. The Advisor is entitled to amend its investment allocation policies and procedures at any time without prior notice to, or the consent of, our shareholders.

Investment opportunities that are appropriate for us may also be appropriate for Other Accounts and there is no assurance that we will be allocated those investments we wish to pursue or that our shareholders would otherwise wish for us to pursue. When the Advisor manages or advises Other Accounts that pay or could potentially pay higher fees or other compensation and follow the same or similar investment strategy as we do, the Advisor may be incentivized to favor the Other Accounts paying it the potentially higher fees or other compensation. Investment opportunities or any portion thereof that we do not participate in will likely be offered to Other Accounts or such other persons or entities as determined by the Advisor in its sole discretion, and we will not receive any compensation related to such investment opportunities. The results of our investment activities will likely differ significantly from the results achieved by Other Accounts that implement the same or similar investment strategies as we do. There is no specific limit as to the number of Other Accounts which may be sponsored, managed or advised by the Advisor or its affiliates.

In addition to allocating investment opportunities suitable for us to Other Accounts, the Advisor may also grant Other Accounts exclusive rights to certain investment opportunities. As a result, in certain cases we will not be afforded the chance to participate in attractive investment opportunities in which Other Accounts are given the opportunity to participate, or in some cases will be allocated a small part of an investment opportunity within our investment strategy when Other Accounts are allocated a larger portion. We have not been granted any exclusivity rights with respect to any types of investment opportunity. We may also at times be prohibited (due to, for example, exclusivity rights granted to Other Accounts or regulatory limitations) from pursuing certain investment opportunities and our ability to participate in any particular opportunity may be substantially limited.

For additional discussion, see “Item 1(c). Description of Business—Allocation of Investment Opportunities.”

We may source, sell or purchase assets either to or from the Advisor and its affiliates, and such transactions may cause conflicts of interest.

We may directly or indirectly source, sell or purchase all or any portion of an asset (or portfolio of assets) to or from the Advisor and its affiliates. Such transactions will be subject to the approval of a majority of the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of the Independent Trustees, not otherwise interested in the transaction. Such transactions involve conflicts of interest, as the Advisor and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.

We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

Our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Advisor or its affiliates that may participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of investments made by us and such other vehicles, the structuring or the acquisition of investments and the timing of disposition of investments and such other vehicles. As a consequence, conflicts of interest may arise in connection with decisions made by the Advisor, including with respect to the nature or structuring of investments, which may be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Advisor considers the investment and tax objectives of us (including our qualification as a REIT) and our shareholders (and those of investors in other investment vehicles managed or advised by the Advisor or its affiliate) as a whole, not the investment, tax or other objectives of any shareholders individually.

Additional potential conflicts of interest may arise in the future due to possible future activities.

The Advisor and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Advisor and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisor and its affiliates continue to develop relationships with a significant number of companies and financial sponsors, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. Additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Advisor) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Advisor) will take such actions as we determine appropriate to mitigate the conflict.

Our Declaration of Trust renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our Declaration of Trust provides that, to the maximum extent permitted from time to time by Maryland law, and subject to Trustees’ applicable standard of conduct, (a) none of our Trustees, officers or agents who is also an officer, employee or agent of ElmTree or any of its affiliates, including BlackRock and HPS, is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law, and subject to Trustees’ applicable standard of conduct.

Our Declaration of Trust also provides that any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to us.

We may co-invest with ElmTree affiliates, including BlackRock and HPS, in real estate or other investments and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Accounts have a different principal investment, conflicts of interest may arise between us and Other Accounts, and the Advisor may take actions that are adverse to us.

We may co-invest with Other Accounts in investments that are suitable for both us and such Other Accounts. We and the Other Accounts may make or hold investments at different levels of an issuer’s capital structure, which may include us making one or more investments directly or indirectly relating to portfolio entities of Other Accounts and vice versa. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Accounts, the Advisor and their affiliates may be presented with decisions when our interests and the interests of the Other Accounts are in conflict. In order to mitigate any such conflicts of interest, we may recuse ourselves from participating in any decisions relating or with respect to such securities held by such Other Accounts (notwithstanding that if such Other Accounts maintain voting rights with respect to the securities they hold) or, if we do not recuse ourselves, ElmTree or its affiliates, including BlackRock and HPS, may be required to take action where it will have conflicting loyalties between its duties to us and to such Other Accounts, which may adversely impact us.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is possible that in a bankruptcy proceeding our interest may be subordinated or otherwise adversely affected by virtue of such Other Accounts’ involvement and actions relating to its investment.

The Advisor may engage certain service providers that are affiliates of, or otherwise have a relationship with, the Advisor or its affiliates.

The Advisor may engage certain service providers that are affiliates, or otherwise have a relationship with, the Advisor, or its affiliates. Additionally, the Advisor, the Company, or their respective affiliates may enter into enter into service arrangements in respect of the Company’s investments, relating to the provision of certain services, including asset management, investment origination, construction management, development management, facilities management, marketing, leasing and other real estate-related services. The Company will bear the cost of engaging such service providers. Except with respect to services specifically contemplated by the Advisory Agreement, any engagement of a service provider that is an affiliate of the Advisor or the Company will be approved by a majority of the Board of Trustees, including, a majority of the Independent Trustees, not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from non-affiliated third parties.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify as a REIT, we will face serious tax consequences that will substantially reduce the funds available to satisfy our obligations, to implement our business strategy and to make distributions to our shareholders for each of the years involved.

We intend to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, means being unable to deduct distributions to shareholders in computing our taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our common shares.

U.S. tax legislation has been proposed and could significantly alter certain of the U.S. federal income tax consequences of an investment in our common shares. It is unclear whether any such legislation will be enacted into law or, if enacted, what form it would take, and whether future regulatory or administrative action would affect current U.S. tax law or guidance. President Trump recently signed into law the “One Big Beautiful Bill Act” (the “OBBBA”) which includes several new provisions (and other amendments) to the Code. The impact of OBBBA and any other potential U.S. tax reform or change in law on an investment in our common shares is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in our common shares. In addition, further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possible with retroactive effect, by legislative, administrative or judicial action at any time.

We cannot assure shareholders that OBBBA or any such other changes will not adversely affect the taxation of our shareholders. Any such changes could have an adverse effect on an investment in our common shares or on the market value or the resale potential of our assets. Shareholders are urged to consult with their tax advisors with respect to the impact of these legislative changes on their investment in our common shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our Declaration of Trust authorizes the Board of Trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.

The Board of Trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

Our Declaration of Trust authorizes the Board of Trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. The Board of Trustees has duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income, and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities (other than securities that qualify for the straight debt safe harbor) of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a taxable REIT subsidiary, or TRS, under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of our assets may be represented by securities of one or more TRS. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of such calendar quarter (or within six months if certain requirements are met) or qualify for certain statutory relief provisions, in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our shareholders dividends equal to at least 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, each year, including any undistributed net capital gains. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Certain payments we make to our shareholders under our share repurchase plan may not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Our Declaration of Trust does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares or of our outstanding capital stock of all classes or series, and attempts to acquire our common shares or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by the Board of Trustees.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year after the first year for which we elect to qualify as a REIT. Our Declaration of Trust prohibits beneficial or constructive ownership by any person or group of more 9.9%, in value or by number of shares, whichever is more restrictive, of the outstanding common shares or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding capital stock of all classes or series, which we refer to as the “Ownership Limits.” The constructive ownership rules under the Code and our Declaration of Trust are complex and may cause our outstanding common shares owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common shares or our capital stock by a person could cause another person to be treated as owning in excess of 9.9% of the outstanding common shares or our capital stock, respectively, and thus violate the Ownership Limits. There can be no assurance that the Board of Trustees, as permitted in the Declaration of Trust, will not decrease these Ownership Limits in the future. Any attempt to own or transfer common shares or capital stock in excess of the Ownership Limits without the consent of the Board of Trustees will result either in our common shares in excess of the limit being transferred by operation of our Declaration of Trust to a charitable trust, or in the transfer being void.

The Ownership Limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our shareholders or would result in receipt of a premium to the price of our common shares (and even if such change in control would not reasonably jeopardize our REIT status). Any exemptions to the Ownership Limits that we grant in the future may limit the Board of Trustees’ power to increase the Ownership Limits or grant further exemptions.

Non-U.S. holders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their disposition of common shares or upon their receipt of certain distributions from us.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder other than a “qualified shareholder” or a “withholding qualified holder,” as each is defined for purposes of the Code, that disposes of a USRPI (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the gain from such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to the gain on disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure our shareholders that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of common shares (including a redemption) would be subject to tax under FIRPTA, unless (i) our common shares were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common shares. We do not expect our common shares to be regularly traded on an established securities market until such time, if ever, as we list our common shares on a national securities exchange. Furthermore, even if we are domestically controlled, distributions by us that are attributable to gains from dispositions of USRPIs will be subject to tax under FIRPTA and special withholding rules unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations.”

A non-U.S. holder other than a “qualified shareholder” or a “withholding qualified holder,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common shares unless the relevant class of stock is regularly traded on an established securities market in the United States and such non-U.S. holder did not own more than 10% of such class at any time during the one-year period ending on the date of such distribution. In addition, a repurchase of our common shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend.

We seek to act in the best interests of our company as a whole and not in consideration of the particular tax consequences to any specific holder of our common shares. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of our common shares.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs with respect to undistributed income. Similarly, if we were to fail a gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state and local corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Restrictions on the deduction of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.

Tax laws may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, depreciation, amortization, net operating losses, and any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

You may have current tax liability on distributions you elect to reinvest in our common shares.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our common shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders, including individuals, is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. REIT dividends that are not designated as qualified dividend income, or capital gain dividends are taxable as ordinary income. Although this does not adversely affect the taxation of REITs or dividends payable by REIT, the more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. However, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT dividends (which are dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us). Shareholders are urged to consult with their tax advisors regarding the effect of this change on their effective tax rate with respect to REIT dividends.

If the Operating Partnership failed to qualify as a partnership or is not disregarded for U.S. federal income tax purposes, we may cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation, which would reduce the amount of distributions that the Operating Partnership could make to us. This may also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the return on your investment.

Our taxable REIT subsidiaries are subject to special rules that may result in increased taxes.

We may conduct certain activities or invest in assets through one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. Other than some activities relating to management of hotel and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A domestic taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation.

No more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more taxable REIT subsidiaries. This requirement limits the extent to which we can conduct our activities through taxable REIT subsidiaries. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries, may not be subject to precise determination, and values are subject to change in the future. In addition, as a REIT, we must pay a 100% penalty tax on IRS adjustments to certain payments that we made or receive if the economic arrangements between us and any of our taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any taxable REIT subsidiary on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above: however, the IRS may successfully assert that the economic arrangements of any of our intercompany transactions are not comparable to similar arrangements between unrelated parties.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from hedging transactions will be excluded from gross income for purposes of the 75% and 95% gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiary would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our taxable REIT subsidiary will generally not provide any tax benefit, except for being carried forward against future taxable income in the taxable REIT subsidiary.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on a shareholder’s investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including the Operating Partnership, but excluding our TRS’s, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our common shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts or “IRAs” or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our shareholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Shareholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in our common shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of shareholders that are Covered Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Advisor), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of shareholders that are Covered Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, shareholders that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of

ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “Covered Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common shares to any Covered Plan is in no respect a representation by us or any other person associated with the offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ITEM 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland statutory trust formed on December 23, 2025. Our objective is to build a diversified portfolio of stabilized, income producing industrial properties with long term net leases primarily throughout the United States that will generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation across economic cycles. We intend to predominantly focus on acquiring and actively managing build-to-suit industrial properties that are leased to single tenants, the majority of which are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s, S&P or Fitch.24 We plan to primarily focus on early stage investment in build-to-suit properties, either through new development or the purchase of newly constructed properties. However, we may also acquire existing stabilized, build-to-suit industrial properties that we believe offer attractive long-term lease, or re-lease dynamics. To a lesser extent, we may also invest in sale-leaseback transactions with creditworthy entities.

We are an externally advised, perpetual-life REIT. Our investment objectives are to generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation across economic cycles. We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

We intend to elect and qualify to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2026.

The Board of Trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the development, acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by the Board of Trustees.

We intend to commence our Private Offering during the first half of 2026 and engage in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under our Private Offering.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.

Basis of Presentation

Our financial statements are and will be prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of February 10, 2026, we have not engaged in principal operations nor generated any revenues. Our entire activity since inception to February 10, 2026, was our initial capitalization and preparation for our proposed

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If ratings are not publicly available from Moody’s, S&P or Fitch, the Advisor will determine an internal credit rating using its own proprietary methodology, which the Advisor believes is similar to the methodology employed by Moody’s.

fundraising through our Private Offering. We were capitalized through the purchase by HPS of 50 common shares for an aggregate purchase price of $1,000 on January 29, 2026.

As of February 10, 2026, we have neither acquired nor entered into any arrangements to acquire any investments. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in our private offering, the amount of other financing available to us and other circumstances existing at the time we are acquiring such assets.

Expenses

Management Fee

For a discussion of the Management Fee payable to the Advisor, see “Item 1. Business—Description of Business—Advisory Agreement.”

Performance Participation Allocation

For a discussion of the Special Limited Partner’s performance participation payable to the Special Limited Partner, see “Item 1 Business—Description of Business— Advisory Agreement.”

Shareholder Servicing Fee

For a discussion of the shareholder servicing fees payable to the Dealer Manager, see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Dealer Manager Agreement” below.

Organization and Offering Expenses

For a discussion of the organizational and offering expense reimbursements to the Advisor, see “Item 1. Business—Description of Business—Advisory Agreement.”

Liquidity and Capital Resources

As of February 10, 2026, we have not engaged in principal operations nor generated any revenues. We expect the Initial Retail Closing for our Private Offering to occur during the first half of 2026. We expect to generate sufficient liquidity from (i) the net proceeds of our Private Offering, (ii) cash flows from operations, and (iii) any financing arrangements we may enter into in the future.

Following the Initial Retail Closing, we will use cash for (i) new acquisitions of stabilized, income producing industrial properties with long term net leases primarily throughout the United States and, to a lesser extent, in real estate-related investments, (ii) cost of operations (including the Management Fee and performance participation), (iii) debt service, (iv) repurchases pursuant to our share repurchase plan, and (v) monthly distributions to our common shareholders, to the extent declared by the Board of Trustees.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following items as critical accounting estimates.

Investments in Real Estate

At acquisition, we determine whether an investment will qualify as an asset acquisition or business combination pursuant to ASC 805, Business Combinations.

We expect the majority of our investments to be asset acquisitions, rather than business combinations. Upon the acquisition of a property, we assess the fair value of the acquired tangible and intangible assets and assumed liabilities (including land, buildings, tenant improvements, above- and below-market leases, acquired in-place leases, and other identified intangible assets and assumed liabilities) and we allocate the purchase price to them, on a relative fair value basis. The most significant portion of the allocation is generally to building and land and requires the use of market-based estimates and assumptions. We assess and consider fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates, as well as other available market information. Estimates of future cash flows are based on several factors including the historical operating results, known and anticipated trends, and market and economic conditions.

Impairment of Investments in Real Estate

We review real estate properties for impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Since cash flows on real estate properties considered to be “long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, the affected assets must be reduced to their fair value.

Quantitative and Qualitative Disclosures about Market Risk

The primary components of our market risk are related to interest rates, credit, market value, liquidity, and foreign currency exchange rates. While we do not seek to avoid risk completely, we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We may finance our real estate investments through fixed and floating rate debt; the value of our positions and/or our net cashflow may increase or decrease depending on interest rate movements.

A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements and may adversely impact the value of our real estate investments. We are exposed to interest rate risk with respect to our variable-rate mortgage indebtedness, where an increase in interest rates would directly result in higher interest expense costs. We seek to manage our exposure to interest rate risk by utilizing long duration fixed rate debt and interest rate swaps to fix our variable rate debt.

Credit Risk

We may be exposed to counterparty credit risk under the terms of derivative contracts. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.

In addition, we are exposed to credit risk in our investments with respect to a tenant’s ability to make required rent payments to us. We seek to mitigate this risk by leasing the majority of our properties to single tenants that are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s, S&P or Fitch.25 However, the fact that some portion of our tenants could be non-investment grade could cause investors or lenders to view those portions of our cash flows as less stable, which could increase our cost of capital and/or limit our financing options. We intend to manage this risk by limiting our exposure to non-investment grade tenants and by employing a credit-first approach to understanding the financial wherewithal of such tenants prior to entering into a lease and by actively monitoring the macro- and micro-economic and industry trends that impact our tenants as well as their financial statements when available.

Market Value Risks

Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.

Liquidity Risk

Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring it to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.

Foreign Currency Risk

Our loans and investments that are denominated in a foreign currency are also subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates.

ITEM 3.	Properties

Our principal office is located at 8027 Forsyth Boulevard, St. Louis, MO 63105. As part of the Administration Agreement and the Advisory Agreement, the Administrator and the Advisor is each responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

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If ratings are not publicly available from Moody’s, S&P or Fitch, the Advisor will determine an internal credit rating using its own proprietary methodology, which the Advisor believes is similar to the methodology employed by Moody’s.

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management

We have not yet commenced commercial activities. HPS made an initial capital contribution of $1,000 in cash, in exchange for 50 common shares. HPS currently holds all of the outstanding common shares issued by the Company, and, as of February 10, 2026, HPS was our only shareholder. The address for HPS is in care of our principal executive offices at 40 West 57th Street, New York, NY 10019.

ITEM 5.	Trustees and Executive Officers

The Board of Trustees

We operate under the direction of the Board of Trustees, the members of which owe statutory duties to us. The Board of Trustees has retained the Advisor to manage the acquisition and disposition of our investments, subject to the Board of Trustees’ supervision and the authority of the Investment Committee to approve all property acquisitions. The Board of Trustees currently has three members, each of which is affiliated with the Advisor.

Our Trustees and Executive Officers

We operate under the direction of our Board of Trustees. Our Board of Trustees is currently comprised of one Trustee, Faith Rosenfeld. Our Board of Trustees has retained the Advisor to manage our investments, subject to supervision by the Board of Trustees.

In connection with the Initial Retail Closing, the Board of Trustees is expected to be expanded to five Trustees, three of whom will be Independent Trustees, as defined by our Declaration of Trust. A description of definition of “Independent Trustee” is found in “Item 7 Certain relationships and Related Transactions, and Trustee Independence—Trustee Independence” below.

Name	Age	Position
James G. Koman	61	Chairperson of the Board and Chief Executive Officer
David Leavitt	48	Trustee and President
Robert Busch	43	Chief Financial Officer
Diana Huffman	43	Secretary

James G. Koman. Mr. Koman has served as our Chief Executive Officer since January 2026 and is expected to serve as our Chairperson of the Board of Trustees upon the expansion of our Board of Trustees in connection with the Initial Retail Closing. Mr. Koman is also the Chief Executive Officer and founder of ElmTree, and is a member of ElmTree’s Investment Committee. Mr. Koman provides strategic guidance and leadership and is active in all areas of ElmTree’s operations, including investment strategy, acquisitions, dispositions, and portfolio management. Mr. Koman founded ElmTree in 2011 and has over 37 years of commercial real estate and development experience. Over the course of his career Mr. Koman has overseen more than $12 billion of net lease and other real estate asset transactions. A long-time proponent of community building and youth development, Mr. Koman has served on numerous boards and participated in his surrounding community groups. His commitment to supporting youth development found expression in 2020 through the Bill Koman Game Plan for Success program at the University of North Carolina at Chapel Hill. The program supports disadvantaged student-athletes by providing them with access to critical resources and mentorship, that helps prepare them for collegiate and lifelong success. Mr. Koman is a member of the Urban Land Institute (“ULI”), Pension Real Estate Association, Society of Industrial and Office Realtors and the National Association of Industrial and Office Properties (“NAIOP”). He has been a keynote speaker on numerous industry-wide panels and featured in Real Estate Forum as one of the Net Lease Real Estate Icons. Mr. Koman received a B.A. in Economics from the College of Arts & Sciences at the University of North Carolina at Chapel Hill.

David Leavitt. Mr. Leavitt has served as our President since January 2026 and is expected to serve as a Trustee upon the expansion of our Board of Trustees in connection with the Initial Retail Closing. Mr. Leavitt is also General Counsel, Chief Compliance Officer and Head of Product Development and Strategy of ElmTree.

Mr. Leavitt is responsible for overseeing legal matters, transactional execution, compliance, and firm strategy for ElmTree. Mr. Leavitt has over 15 years of experience in the fund management industry. Over his career, Mr. Leavitt has advised on over $30 billion of real estate transactions, including the formation of several multi-billion dollar open- and closed-end real estate funds, strategic real estate acquisitions by non-US institutional and sovereign entities and mergers and acquisitions involving non-traditional real estate platforms. Mr. Leavitt began his career as an attorney at Skadden, Arps, Slate Meagher & Flom LLP and, prior to joining ElmTree, was a partner and a national leader of PwC’s real estate tax practice. Mr. Leavitt received a B.A. in Liberal Arts from the New School University, a J.D. from the Chicago-Kent College of Law and an L.L.M. in Taxation from the New York University School of Law.

Robert Busch. Mr. Busch has served as our Chief Financial Officer since January 2026. Mr. Busch, Managing Director at HPS, also serves as the Chief Financial Officer for HPS’s non-traded business development companies (each a “BDC”), HPS Corporate Lending Fund, and HPS Corporate Capital Solutions Fund. Prior to joining HPS in 2022, Mr. Busch was a Managing Director at Blackstone Credit (“BXC”), where he served as Chief Accounting Officer and Treasurer of BXC’s non-traded BDC, Blackstone Private Credit Fund, and publicly-traded BDC, Blackstone Secured Lending Fund, as well as the Chief Financial Officer and Treasurer of three BXC publicly listed closed end funds and an interval fund. Prior to BXC, Mr. Busch was a Senior Vice President at Fifth Street Asset Management, where he held various roles within finance, accounting and financial reporting for the firm’s publicly traded BDCs and alternative asset manager. In addition, Mr. Busch was an Audit Manager at Deloitte & Touche LLP serving clients in various industries, including alternative asset management and real estate. Mr. Busch is a Certified Public Accountant in the state of New York and received a bachelor’s degree in business administration with a concentration in Accounting from Boston University’s Questrom School of Business where he graduated cum laude.

Diana Huffman. Ms. Huffman has served as our Secretary since January 2026. Ms. Huffman, an Executive Director at BlackRock, has served as the Secretary (since July 2025) and General Counsel (since September 2023) of BlackRock’s publicly-traded BDC, BlackRock TCP Capital Corp., non-traded BDC, BlackRock Private Credit Fund, and private BDC, BlackRock Direct Lending Corp. Ms. Huffman was previously General Counsel for BlackRock Capital Investment Corporation, a publicly-traded BDC, prior to its merger with BlackRock TCP Capital Corp. in March 2024. As part of BlackRock’s Legal & Compliance department, Ms. Huffman is responsible for supporting BlackRock’s U.S. regulated funds business, with a focus on retail alternatives. Ms. Huffman advises on a broad array of legal and regulatory issues impacting U.S. regulated funds, including product development and corporate governance matters. Prior to joining BlackRock in 2022, Ms. Huffman served as Corporate Counsel at PGIM Investments LLC starting in 2015, where she served as Chief Legal Officer for its non-traded BDC and as the lead attorney for retail funds. From 2009 to 2015, Ms. Huffman was an associate in the Asset Management group at Willkie Farr & Gallagher LLP, where she focused on the organization and operation of private and regulated funds. Ms. Huffman has a J.D. (cum laude) from Fordham University School of Law and a B.A. (summa cum laude) in International Relations from Boston University.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisor, they have certain duties as executive officers of the Company arising from our Declaration of Trust and our Bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by the Board of Trustees from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by the Board of Trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Investment Committee

The management of our investment portfolio is the responsibility of the Advisor and the Investment Committee. The Investment Committee is comprised of James Koman, David Leavitt, David Lehman, Jason Ridgway and MaCauley Studdard. James Koman is the portfolio manager of the strategy. ElmTree may change the composition of the Investment Committee and the investment team at any time, and ElmTree may add additional senior investment team members to the Investment Committee over time.

Investment decisions with respect to our investments generally require consensus approval of the Investment Committee, subject to any information barriers. The Investment Committee meets regularly to vet new investment opportunities, and evaluate strategic initiatives and actions taken by ElmTree on our behalf. The day-to-day management of investments approved by the Investment Committees is overseen by the portfolio manager.

Set forth below is information concerning the background of the current members of the Investment Committee. For information concerning the background of Mr. Koman and Mr. Leavitt, see “—Our Trustees and Executive Officers” above.

Members of the Investment Committee Who Are Not Our Trustees or Executive Officers

David Lehman. Mr. Lehman is a Managing Director with HPS and leads the Real Estate investment team within BlackRock’s Private Financing Solutions platform. Prior to joining HPS in 2023, Mr. Lehman served as Senior Economic Advisor to Connecticut Governor Ned Lamont and Commissioner of the Connecticut Department of Economic and Community Development from 2019 to 2023. Prior to his role in the Lamont Administration, Mr. Lehman worked at Goldman Sachs in various roles from 2004 to 2019, most recently serving as Partner and Global Head of Real Estate Finance for the Investment Banking Division. Prior to Goldman Sachs, Mr. Lehman worked on the bond trading desks of Deutsche Bank and Morgan Stanley. Mr. Lehman holds a BS in Business Administration from Washington and Lee University.

Jason Ridgway. Mr. Ridgway is an Executive Director at HPS Investment Partners. He joined HPS in connection with BlackRock’s acquisition of ElmTree Funds in September 2025. Mr. Ridgway serves as ElmTree’s Head of Capital Markets, a role he has held since 2011. He is responsible for sourcing debt at the property and fund levels, portfolio management and overseeing operational aspects of the firm. Prior to ElmTree, Mr. Ridgway was an Analyst at Equity Capital Management (ECM). Mr. Ridgway holds a BSBA (honors) in Finance from the University of Missouri.

MaCauley Studdard. Mr. Studdard is an Executive Director at HPS Investment Partners. He joined HPS in connection with BlackRock’s acquisition of ElmTree Funds in September 2025. Mr. Studdard is responsible for managing and overseeing ElmTree’s Investment Strategy department, a role he has held since 2021. Prior to joining ElmTree, Mr. Studdard held prior roles at CBIZ Valuation Group and Kennedy Capital Management. Mr. Studdard graduated summa cum laude and holds a Bachelor’s Degree in Finance and Accounting from Webster University and an MBA from Washington University in St. Louis.

Leadership Structure and Oversight Responsibilities

The entire Board of Trustees is responsible for supervising our business. However, pursuant to our Declaration of Trust, the Board of Trustees may delegate some of its powers to one or more committees as deemed appropriate by the Board of Trustees. Members of any such committees formed by the Board of Trustees will be appointed by the Board of Trustees. To date we have not formed any such committees. In connection with the Initial Retail Closing, the Board of Trustees is expected to be expanded to at least five Trustees and to establish an Audit Committee (the “Audit Committee”) and may form additional committees in the future.

Audit Committee

We expect the Audit Committee to be composed of three Trustees, each of which will meet the independence standards and financial literacy requirements for service on an audit committee of a Board of Trustees pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance, and at least one member of the Audit Committee will be an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or Liability imposed on such person as a member of the audit committee of the Board of Trustees in the absence of such designation.

The Audit Committee will operate pursuant to its charter, which will be approved by the Board of Trustees. The charter will set forth the responsibilities of the Audit Committee, which will include, oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements and other financial information provided by the Company to its shareholders, the public and others;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

In addition, the Audit Committee will determine the selection, appointment, retention and termination of the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also will approve all audit and non-audit services provided by the independent public accountants to us and certain other persons and the fees we pay for these services.

The Audit Committee will adopt procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee will oversee the review and handling of any complaints submitted pursuant to the foregoing procedures and of any whistleblower complaints.

Corporate Governance

The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by the Board of Trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.

A two-thirds majority of the entire Board of Trustees may change the number of Trustees from time to time, provided that the total number is not less than three (3), and unless we amend our Bylaws, not more than 15. We expect that when the Board of Trustees deems it appropriate, and prior to the Initial Retail Closing, the Board of Trustees will be expanded to five members. Our Bylaws provide that, following the initial expansion, a majority of our Trustees must be Independent Trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an Independent Trustee pending the election of a successor Independent Trustee. Our Declaration of Trust defines “Independent Trustee” as a Trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, BlackRock, HPS, ElmTree or their affiliates, (b) whom the Board of Trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

For so long as ElmTree or its affiliate acts as an investment advisor to us, ElmTree has the right to designate two (2) Trustees to the Board of Trustees. The Board of Trustees must also consult with ElmTree in connection with filling any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Each Trustee will serve until his or her resignation, removal or death or the election and qualification of his or her successor. Although the number of Trustees may be increased or decreased, a decrease may not shorten the term of any incumbent Trustee. Any Trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Trustees. In addition, any Trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the Trustees, specifying the date when such removal shall become effective. A vacancy on the Board of Trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining Trustees; provided that any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees and any vacancy involving a Trustee that was designated by ElmTree may be filled only by ElmTree. A vacancy on the Board of Trustees resulting from removal by the shareholders for “cause” or if there are no Trustees may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Code of Business Conduct and Ethics. We intend to adopt a Code of Business Conduct and Ethics that applies to all of our Trustees, officers and employees (if any), and to all of the officers and employees of the Advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those also covered by the codes of conduct of ElmTree or its affiliates, including BlackRock and HPS, operates in conjunction with, and in addition to, such respective codes of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We also intend to adopt corporate governance guidelines to advance the functioning of the Board of Trustees and the Audit Committee and to set forth the expectations of the Board of Trustees as to how it and any committees should perform its and their respective functions.

ITEM 6.	Executive Compensation

(a)	Compensation of Executive Officers

We are externally managed by the Advisor and have no paid employees. None of our officers receive direct compensation from us. The compensation of our chief financial officer is paid by our Administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered to us. To the extent that our Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Administrator.

(b)	Staffing

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Advisor, Administrator, or their affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement. Our day-to-day investment operations are managed by our Advisor. In addition, we reimburse the Administrator for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staff.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of the Board of Trustees because we do not directly compensate our executive officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Pursuant to the Administration Agreement, as described herein, we reimburse the Administrator for the Company’s allocable portion of the compensation and overhead by the Administrator (or its affiliates) for certain individuals who devote time to our business and affairs and act on our behalf under the Administration Agreement, including but not limited to: (i) the Company’s chief financial officer and staff; (ii) the Company’s chief compliance officer and staff, if any; and (iii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; subject to the limitations described in Advisory Agreement and Administration Agreement.

Trustee Compensation

We do not currently pay any of our Trustees retainers, fees for attending board or committee meetings or any other compensation for their service as Trustees.

We will reimburse each of our Trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food).

From and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, we expect to compensate the Independent Trustees for their service as Trustees. The compensation payable to the Independent Trustees will be approved by the entire Board of Trustees.

ITEM 7.	Certain Relationships and Related Transactions, and Trustee Independence

(a)	Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement and Operating Partnership Agreement

In connection with the Initial Retail Closing, we intend to enter into the Advisory Agreement with the Advisor, pursuant to which we pay the Management Fee and certain Company expenses, and we also intend to enter into the Operating Partnership Agreement, pursuant to which the Special Limited Partner is entitled to receive the performance participation. In addition, pursuant to the Advisory Agreement and the Operating Partnership Agreement, we reimburse the Advisor for certain expenses as they occur. See “Item 1(c). Description of Business—Advisory Agreement” and “ —Operating Partnership Agreement.”

Administration Agreement

In connection with the Initial Retail Closing, we intend to enter into the Administration Agreement with the Administrator, pursuant to which we will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “Item 1(c). Description of Business—Administration Agreement.”

Indemnification Agreements with Trustees and Officers

We intend to enter into indemnification agreements with our Trustees and officers. The indemnification agreements are intended to provide our Trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we shall indemnify the Trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such Trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Dealer Manager Agreement

We intend to enter into a Dealer Manager Agreement with the Dealer Manager, and we (or the Dealer Manager on our behalf) intend to enter into participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, the Dealer Manager serves as the dealer manager, and certain participating broker-dealers solicit capital, for our Private Offering of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-I shares and Class E shares.

The Dealer Manager will not be directly entitled to receive any upfront selling commissions in connection with the sale of our common shares. However, if you purchase Class S shares, Class F-S shares, Class D shares, Class I shares, or Class F-I shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to no more than (i) 3.5% of the transaction price of each Class S share and Class F-S share sold in the primary offering; and (ii) 2.0% of the transaction price of each Class D share, Class I share or Class F-I share sold in the primary offering. No upfront selling commissions, placement fees, or brokerage commissions are paid with respect to Class E shares. See “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” for further discussion of the differences between our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-I shares and Class E shares.

In addition, we will pay the Dealer Manager shareholder servicing fees (which are allocated to the classes of shares as described below) for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•	with respect to our outstanding Class S shares and Class F-S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and Class F-S shares, respectively; and

•	with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a shareholder servicing fee with respect to our outstanding Class I shares, Class F-I shares or Class E shares.

The Dealer Manager anticipates that all or a portion of shareholder servicing fee will be reallowed to participating broker-dealers that the Dealer Manager engages to offer and sell the shares.

We will cease paying the shareholder servicing fee with respect to any Class S shares, Class D shares, or Class F-S shares held in a shareholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total upfront transaction or other fees, including upfront selling commissions, placement fees and brokerage commissions, and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. At the end of such month, such Class S shares, Class D shares, or Class F-S shares (and any shares issued under our distribution reinvestment plan with respect thereto) will, at the Board of Trustees’ sole discretion, convert, in the case of Class S shares and Class D shares, into a number of Class I shares, or, in the case of Class F-S shares into Class F-I shares, in each case including any fractional shares and with an equivalent aggregate NAV as such shares.

We will cease paying the shareholder servicing fee on the Class S shares, Class D shares, and Class F-S shares on the earlier of: (i) a listing of Class I shares on a national securities exchange or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event (as defined herein). If not already converted as described above, on the earlier of the foregoing, each such Class S share, Class D share, Class F-S share, Class E share and Class F-I share (including any fractional share) held in a shareholder’s account will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share.

Initial Capitalization

We were capitalized through the purchase by HPS of 50 common shares for an aggregate purchase price of $1,000 on January 29, 2026. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Potential Conflicts of Interest

Various potential and actual conflicts of interest may arise from the overall investment activities of ElmTree, its affiliates (including BlackRock and HPS), their affiliates, partners, members, shareholders, officers, directors and employees (collectively, the “Affiliated Group”) and/or one or more existing or future Other Accounts. By acquiring the Company’s common shares, each investor will be deemed to have acknowledged the existence of, and to have consented to, any such actual or potential conflicts of interest between the proposed activities of the Company and the business activities of any member of the Affiliated Group, and to have waived any claim with respect to the existence of any such conflict of interest, regardless of when it arises. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts.

General Scope of Potential Conflicts of Interest

Members of the Affiliated Group engage in investment activities that are independent from and may from time to time conflict with our investment activities. In the future, instances may arise in which the interests of the Affiliated Group conflict with the interests of our shareholders.

Further, we are subject to conflicts of interest arising out of our relationship with the Advisor, BlackRock and HPS. There is no guarantee that the policies and procedures adopted by us, the terms of our Declaration of Trust, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor and its affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. See “Item 1A. Risk Factors—Risks Related to Conflicts of Interest.”

Dealing with Potential Conflicts of Interest

If any matter arises that the Advisor determines in its good faith judgment constitutes an actual conflict of interest, the Advisor, as applicable, will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions the Advisor will be relieved of any liability for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied applicable fiduciary duties related thereto to the fullest extent permitted by law). These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary or independent conflicts committee to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with, and/or obtaining a waiver or consent from, a majority of our Trustees, including a majority of our Independent Trustees, not otherwise interested in the transaction regarding the conflict of interest or acting with respect to such conflict of interests in a manner, or pursuant to standards or procedures, approved by a majority of our Trustees, including a majority of our Independent Trustees, not otherwise interested in the transaction, (iv) disclosing the conflict to the investors, (v) implementing certain policies and procedures designed to ameliorate such conflict of interest, or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Company may hold the largest stake in the applicable tranche of securities). There can be no assurance that the Advisor will identify or resolve all conflicts of interest in a manner that is favorable to the Company. For example, legal or other disputes with market counterparties may be resolved considering the overall impact on Other Accounts as a whole, even though such resolution may result in economic harm to a subset of Other Accounts. By acquiring common shares, each shareholder will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Advisor may determine that no action is required or that taking action may be adverse to the interests of the Company or to ElmTree or its affiliates, including BlackRock and HPS.

As an investment adviser registered with the SEC, the Advisor intends to act in good faith in a manner consistent with its duties to clients under applicable law. However, the Advisor is subject to various conflicts of interest arising from its relationships with its affiliates, including BlackRock and HPS. Members of the Affiliated Group engage, and in the future will engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have extensive investment activities (including principal investments by members of the Affiliated Group for their own account), on behalf of both persons or entities to which they provide investment advice on a principal basis, that are independent from, and may from time to time conflict or compete with, our investment activities and the interests of our investors. These circumstances could give rise to numerous situations where interests may conflict, including in respect of the proprietary investments of members of the Affiliated Group in entities or assets in which we invest, the investment by the Company and Other Accounts in the same loans, securities or other assets or in different levels of the capital structure of the same entity, or other dealings involving the Company, on the one hand, and members of the Affiliated Group and/or businesses they invest in, on the other hand. The particular circumstances described under the following headings further illustrate some of the conflicts of interest that may arise. While the Advisor will seek to resolve any such conflicts in a fair and equitable manner in accordance with its then-prevailing policies and procedures with respect to conflicts resolution among Other Accounts, such transactions are not required to be presented to our Board of Trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise, or should they arise, will be resolved in our favor.

Other Activities; Allocation of Time

The functions performed by the Advisor are not exclusive. The officers and employees of the Advisor and its affiliates will devote such time as the Advisor deems necessary to carry out the operations of the Company effectively. The Advisor has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts which have the ability to participate in similar types of investments as those of the Company) and perform a variety of other functions that are unrelated to the management of the Company and the selection and acquisition of the Company’s investments.

Some additional examples of conflicts of interest that may arise by virtue of our relationship with the Advisor and certain of the Advisor’s affiliates, including BlackRock and HPS, include:

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Allocations of Fees and Expenses. Side-by-side management by the Advisor and its affiliates of the Company and Other Accounts raises other potential and actual conflicts of interest, including those associated with allocating expenses attributable to the Company and one or more Other Accounts, management time, services and functions among the Company and such Other Accounts. The Advisor will attempt to make such allocations on a basis that they consider to be fair and equitable to the Company under the circumstances over time and considering such factors as it deems relevant. The allocations of such expenses may not be proportional, and any such determinations involve inherent matters of discretion, e.g., in determining whether to allocate pro rata based on number of Other Accounts or Co-Investors receiving related benefits or proportionately in accordance with asset size, or in certain circumstances determining whether a particular expense has a greater benefit to the Company or the Advisor and/or its affiliates. As a result of the foregoing allocations, it is anticipated that the Company and its shareholders will bear expenses that do not directly relate to the Company’s own operations, or in respect of which the Company does not directly derive any benefit, and instead relate to the operations of, and are to the direct benefit of, the Company and such Other Accounts as a whole.

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Broad and Wide-Ranging Activities. ElmTree and its affiliates, including BlackRock and HPS, engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with ElmTree and its affiliates. In the ordinary course of their business activities, ElmTree and its affiliates may engage in activities where the interests of certain divisions of ElmTree and its affiliates, or the interests of their clients, may conflict with the interests of our shareholders. Certain of these divisions and entities affiliated with ElmTree and its affiliates have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, ElmTree and its affiliates invest in a broad range of real estate-related investments via numerous different investment funds, managed accounts and other vehicles.

In addition, ElmTree and its affiliates, including BlackRock and HPS, may provide a broad range of financial services to companies that may be tenants of the Company or properties in which the Company invests, including providing arrangement, syndication, origination, structuring, financial, consulting, investment banking, development, real estate construction and/or other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any fees or other compensation received by ElmTree and its affiliates, including BlackRock and HPS, for providing these services will not be shared with the Company or any investors in the Company and may be received before the Company realizes a return on its investment. In addition, the Company may enter into sale-leaseback transactions with companies to which Other Accounts provide debt financing or in which they hold a minority interest. Additionally, ElmTree and/or its affiliates, including BlackRock and HPS, may face conflicts of interest with respect to services performed for these companies, on the one hand, and recommendations to the Company, on the other hand, and could, in certain instances, have an incentive not to pursue actions against a company that would be in the Company’s best interest.

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Allocation Policies and Procedures. As applicable, specified policies and procedures implemented by ElmTree and its affiliates, including BlackRock and HPS, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across ElmTree’s and its affiliates’ various businesses that the Company expects to draw on for purposes of pursuing attractive investment opportunities. Because each of the Advisor and its affiliates have multiple business lines, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Advisor and its affiliates, to the extent applicable, have implemented certain policies and procedures that may reduce the benefits that the Advisor or its affiliates, as applicable, could otherwise expect to utilize for the purposes of identifying and managing our investments. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of ElmTree or its affiliates have or have considered making an investment or which is otherwise an advisory client of ElmTree or its affiliates may restrict or otherwise limit the ability of ElmTree or its affiliates to engage in businesses or activities competitive with such companies.

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Other Businesses or Services Provided by the Advisor to Others. Subject to any separate agreement between the Advisor to the contrary, the Advisory Agreement provides that it does not (i) prevent the Advisor or any of its affiliates, officers, trustees or employees from engaging in other businesses or from rendering services of any kind to any other person (including other REITs), whether or not the investment objectives or policies of any such other person are similar to those of the Company, including the sponsoring, closing or managing of any Other ElmTree Account, (ii) in any way bind or restrict the Advisor, or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Advisor or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the

Advisor or any of its affiliates, officers, directors or employees from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the sole benefit of the Advisor or its affiliates.

ElmTree and its affiliates, including BlackRock and HPS, are under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with their other businesses, ElmTree and its affiliates, including BlackRock and HPS, may come into possession of information that limits their ability to engage in potential transactions. Our activities may be constrained as a result of the inability of ElmTree and its affiliates’ personnel to use such information (see also, “—Material, Non-Public Information” below). We may be forced to sell or hold existing investments as a result of other relationships that ElmTree or its affiliates, including BlackRock and HPS, may have or transactions or investments ElmTree or its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with the Affiliated Group will be precluded from providing services to the Advisor or its affiliates because of certain confidential information available to those individuals or to other parts of ElmTree or its affiliates, including BlackRock and HPS. In determining whether to invest in a particular transaction on our behalf, the Advisor may consider those relationships (subject to their obligations under our declaration of trust and the Advisory Agreement), which may result in certain transactions that the Advisor will not undertake on our behalf.

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Broker-Dealer and Related Activities. The Dealer Manager, HPS Securities, LLC, is a broker-dealer affiliated with the Company and ElmTree, and is currently registered with the SEC and the Financial Industry Regulatory Authority to conduct private placements. The Dealer Manager’s private placement services include placement of sponsored funds of its affiliates, and the Dealer Manager expects to act as a placement agent and/or dealer manager for the Company. The Dealer Manager will not receive a placement fee from the Company. While the Dealer Manager does not currently participate in the distribution of non-affiliated products, it is possible that, in the future, the Dealer Manager may also provide services to affiliates and third parties, including third parties that are competitors of HPS or one or more of its affiliates or investments. The expansion of the Dealer Manager’s services in this manner would present additional conflicts of interest. In the event that the Dealer Manager provides services to third parties, it may not take into consideration the interests of the Company or its investments. The Dealer Manager may also come into possession of information that it is prohibited from acting on (including on behalf of the Company) or disclosing to ElmTree, HPS, BlackRock and their sponsored funds as a result of applicable confidentiality requirements or applicable law.

The Dealer Manager may in the future develop new businesses such as providing investment banking, advisory, and other services to corporations, financial sponsors, management, or other persons. Such services may relate to transactions that could give rise to investment opportunities that are suitable for the Company. In such cases, another client of the Dealer Manager may require it to act exclusively on its behalf, thereby precluding the Company from participating in such investment opportunities. The Dealer Manager may engage in such services despite their potential restrictive effect on the investment opportunities ultimately available to the Company. The Dealer Manager would not be obligated to decline any such engagements in order to make an investment opportunity available to the Company. In addition, the Dealer Manager may come into the possession of information through these new businesses that limits the Company’s ability to engage in potential transactions.

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Use of Subscription Lines. The Advisor may, on our behalf, obtain a general credit facility for working capital, including to pay Management Fees and other expenses, to finance investments, to provide interim bridge financing and capital, and for any other permitted uses. The use of a general credit facility may delay calling capital from certain investors, which tends to increase the internal rate of return of an investment and reduce potential preferred returns. As a general matter, use of leverage in lieu of drawing down commitments amplifies returns (either negative or positive) to investors.

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Issues Relating to the Valuation of Assets. A significant portion of the assets in which the Company will directly or indirectly invest will not have a readily ascertainable market value and, subject to applicable law, will be valued in accordance with the Company’s valuation guidelines. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Net Asset Value Calculation and Valuation Guidelines.”

The Advisor will value such assets in accordance with the Company’s valuation guidelines; however, the manner in which the Advisor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Company. Since the Management Fee and the performance participation are based on valuations, the exercise of discretion in valuation by the Advisor will give rise to conflicts of interest including in connection with determining the amount and timing of payments of the performance participation and the calculation of Management Fees. In addition, various divisions and units within the Advisor and its affiliates are required to value assets, including in connection with managing or advising Other Accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Advisor has access to such information, to the extent the Advisor values the assets held by the Company, the Advisor will value investments according to the Company’s valuation guidelines, and may value an identical asset differently than such other divisions, units or affiliated entities. In addition, such divisions, units and affiliated entities may hold certain of the same assets that the Company holds indirectly through investment with third-party managers, but may value such assets differently than the applicable third-party managers.

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Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that ElmTree and its affiliates, including BlackRock and HPS, may provide investment management and other services both to us and to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including the sponsoring, closing or managing of Other Accounts. See “Item 1. Business—Allocation of Investments; Co-Investment.”

In some cases, the Advisor may invite Other Accounts to co-invest with the Company because, for example, the investment opportunity is larger than the target investment amount for the Company, a portion of the investment opportunity may be more appropriate for such Other Accounts or applicable to the investment objectives of such Other Accounts (including because the risk/return profile or other characteristics of the investment may not be desirable or appropriate for the Company or because co-investing with Other Accounts may provide the Company or the investment in which the Company invests with certain benefits). In such cases, the amount available for investment by the Company may be correspondingly reduced to permit the Other Accounts the opportunity to co-invest. Where an investment is allocated among the Company as well as one or more Other Accounts, such investment opportunity is expected to be allocated based on such factors as the Advisor deems appropriate. The Company may also partner with other entities in which the Affiliated Group holds an investment or with which the Affiliated Group has a significant business relationship.

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Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our Declaration of Trust, we and the Other Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Accounts. Such investments may conflict with the interests of such Other Accounts in related investments, and the potential for any such conflicts of interest may be heightened in the event of a default or restructuring of any such investments. While the Advisor and its affiliates will seek to resolve any such conflicts in a fair and equitable manner over time in accordance with their prevailing policies and procedures or methods with respect to conflicts resolution among the Other Accounts, such transactions are not required to be presented to the Board of Trustees for approval (unless otherwise required by our declaration of trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

•	Minority Investments of Other Accounts. Certain Other Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of ElmTree due to the limited voting rights or other terms of the investments made by such Other Accounts, such Other Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our shareholders will not share in any of the economic interest of such Other Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and any of the Advisor or its affiliates, as applicable, may be required to take action where it will have conflicting loyalties between its duties to us and to Other Accounts, which may adversely impact us.

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Pursuit of Differing Strategies. At times, the investment professionals employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or its affiliates may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds and investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more Other Accounts, clients, entities, funds and investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

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Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisor or its affiliates differ among the accounts, clients, entities, funds and investment vehicles that it manages. If the amount or structure of the Management Fee or the Advisor’s or its affiliate’s compensation differs among accounts, clients, entities, funds and investment vehicles (such as where certain funds or accounts pay higher base Management Fees, incentive fees, performance-based allocations or fees or other fees), the Advisor might be motivated to help certain accounts, clients, entities, funds and investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Advisor’s performance record or to derive other rewards, financial or otherwise, could influence the Advisor or its affiliates in affording preferential treatment to those accounts, clients, entities, funds and investment vehicles that could most significantly benefit the Advisor or its affiliates. The Advisor may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and investment vehicles. Additionally, the Advisor or its affiliates might be motivated to favor accounts, clients, entities, funds and investment vehicles in which it has an ownership interest or in which its affiliates, including BlackRock and HPS, as applicable, have ownership interests. Conversely, if an investment professional at the Advisor or its affiliates, including BlackRock or HPS, does not personally hold an investment in the Company but holds investments in other ElmTree, BlackRock-, or HPS-affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

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Cross Trades and Principal Transactions. The Company may engage in principal transactions or agency cross transactions involving the Advisor, certain members of the Affiliated Group and Other Accounts, in all cases subject to applicable law, including the Advisers Act. These transactions create a conflict of interest between the interests of the Advisor in assuring that the Company receives best execution on all transactions and in limiting or reducing the fees paid by the Company, and its interest in generating profits and fees for itself and its affiliates. In order for the Company to enter into certain principal and agency cross transactions in an efficient manner that is also consistent with Section 206(3) of the Advisers Act, the Advisor may seek approval from our Board of Trustees.

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Other Relationships. Other than as otherwise described herein, including as described in “—Allocation of Investment Opportunities” above, ElmTree and its affiliates, including BlackRock and HPS, are under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with their other businesses, ElmTree and its affiliates, including BlackRock and HPS, may come into possession of information that limits their ability to engage in potential transactions. Our activities may be constrained as a result of the inability of ElmTree and its affiliates’ personnel to use such information. We may be forced to sell or hold existing investments as a result of other relationships that ElmTree or its affiliates, including BlackRock and HPS, may have or transactions or investments ElmTree or its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with ElmTree or its affiliates will be precluded from providing services to the Advisor or its affiliates because of certain confidential information available to those individuals or to other parts of ElmTree or its affiliates, including BlackRock and HPS. In determining whether to invest in a particular transaction on our behalf, the Advisor may consider those relationships (subject to their obligations under our declaration of trust and the Advisory Agreement), which may result in certain transactions that the Advisor will not undertake on our behalf.

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Payments to the Advisor and its Affiliates. The Advisor and/or its affiliates perform operations and accounting, legal and other services for the Company and asset management services with respect to the Company’s investments and will be reimbursed for these services. The Advisor may have a conflict of interest in determining the respective portions of the costs of such services that will be charged to the Company, Other Accounts and other members of the Affiliated Group.

We will pay the Advisor the Management Fee regardless of the performance of our portfolio. The Advisor’s entitlement to the Management Fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the Advisor the Management Fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. In addition, the Special Limited Partner is entitled to receive the performance participation based on our achievement of target levels of Total Return, which may create an incentive for the Advisor to place undue emphasis on the maximization of Total Return at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation or to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee. Because the Management Fee and performance participation will be based on our NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase our NAV or, similarly, delay or curtail repurchases to maintain a higher NAV. If our interests and those of the Advisor are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisor in deciding whether to select such a service provider. In addition, in instances where multiple businesses of ElmTree or its affiliates, including BlackRock and HPS, may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other ElmTree, BlackRock or HPS affiliates rather than us.

We may retain certain affiliate(s) of the Advisor, including BlackRock, HPS and their respective affiliates, to perform certain services for us, including accounting, financial, reporting, fund administration, tax, internal audit, legal, technology-related services, brokerage, sales and property-related services (including property management, property diligence, leasing, marketing, construction monitoring, construction management, development, development management, advisory, owner’s representative and other property-related services). Employees of these affiliates may also act as our executive officers and may also receive performance-based compensation from such affiliate in respect of our investments. The fees and expenses of such Advisor-affiliated service providers (and, if applicable, their employees) are borne by our investments and there is no related offset to the Management Fee we pay to the Advisor. While the Advisor believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize the Advisor to engage its affiliated service providers over a third party.

The use and compensation of affiliates for these services subject the Advisor to potential conflicts of interest, because although it intends to select such affiliates to provide services that it believes are aligned with its operational strategies and that will enhance investment operations and/or performance, the Advisor could have an incentive to recommend such affiliate because of its relationship or certain financial or business interests therein. Additionally, there is a possibility that the Advisor, because of such incentive or for other reasons (including whether the use of such persons could establish, recognize, strengthen or cultivate relationships that have the potential to provide longer-term benefits to the Advisor, us or Other Accounts), could favor such retention or continuation even if a better price and/or quality of service provider could be obtained from another person. Whether or not the Advisor has a relationship with or receives financial or other benefits from recommending a particular service provider, including an affiliate, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

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Material, Non-Public Information. We, directly or through ElmTree or certain of its affiliates, including BlackRock and HPS, may come into possession of material non-public information with respect to a property in which we have invested or may invest. Should this occur, the Advisor may be restricted from buying or selling assets on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we or the Advisor may not have access to material non-public information in the possession of the ElmTree or its affiliates, including BlackRock and HPS, which might be relevant to an investment decision to be made by the Advisor on our behalf, and the Advisor may initiate a transaction or purchase or sell an investment which, if such information had been known to them, may not have been undertaken. Due to these restrictions, the Advisor may not be able to initiate a transaction on our behalf that they otherwise might have initiated and may not be able to purchase or sell an investment that they otherwise might have purchased or sold, which could negatively affect our operations.

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Investment by Directors, Officers and Employees of the Advisor and its Affiliates. The directors, officers and employees of the Advisor and its affiliates, including BlackRock and HPS, are permitted to buy and sell public or private securities, commingled vehicles or other investments held by the Company for their own accounts, or accounts of their family members and in which the personnel of such Advisor or affiliate may have a pecuniary interest, including through accounts (or investments in funds) managed by the Advisor or its affiliates, in accordance with the Advisor’s personal trading policies. As a result of differing trading and investment strategies or constraints, positions taken by directors, officers, and employees of the Advisor and its affiliates may be the same as or different from, or made contemporaneously or at different times than, positions taken for the Company.

Such persons and/or investment vehicles they manage also may invest in companies in the same industries as the Company, and may compete with the Company for investment opportunities, and their investments may compete with the investments of the Company. In addition, ElmTree, BlackRock and HPS personnel may serve on the boards of directors or boards of trustees of vehicles in the same industries as the Company expects to invest, which can give rise to conflicting obligations and interests. As these situations may involve potential conflicts of interest, ElmTree, BlackRock and HPS have adopted policies and procedures relating to personal securities transactions, insider trading and other ethical considerations. These policies and procedures are intended to identify and reduce actual conflicts of interest with clients and to resolve such conflicts appropriately if they do occur.

•	Relationship among the Company, the Advisor and the Investment Team. The Advisor may have a conflict of interest between its responsibility to act in the best interests of the Company, on the one hand, and any benefit, monetary or otherwise, that may result to it or its affiliates from the operation of the Company, on the other hand. For example, the performance participation paid to the Advisor may create an incentive for the Advisor to recommend more speculative investments for the Company than it would otherwise recommend in the absence of such performance-based compensation.

Without limiting the generality of the foregoing, members of the Affiliated Group will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the Affiliated Group or its directors or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts may (and certain accounts do) pay different fees, invest with leverage or utilize different investment strategies than the Company. In addition, the Company may enter into transactions with such accounts, and the Affiliated Group may invest in the same securities and instruments on behalf of such accounts that the Company invests in. The Affiliated Group or its personnel may have income or other incentives to favor such accounts. The records of any such investments by members of the Affiliated Group will not be open to inspection by investors.

The Affiliated Group is actively engaged in advisory and management services for Other Accounts. Investment opportunities that may potentially be appropriate for the Company are generally expected to also be appropriate for Other Accounts that employ the same or similar strategies as the Company, and such Other Accounts will compete with the Company for positions and may compensate the Affiliated Group better than the Company. Investments which are within the investment objectives of the Company may be allocated to Other Accounts, and there is no assurance that the Company will be allocated those investments they wish to pursue. The results of the investment activities of the Company may differ significantly from the results achieved by Other Accounts that implement the same or a similar investment strategy as the Company.

In addition, members of the Affiliated Group, including employees of ElmTree, HPS, BlackRock or their respective affiliates, will make personal investments in third party entities (directly or through investment funds managed by third party Advisors). Such entities may enter into transactions with the Company, presenting a conflict of interest for the Advisor between acting in the best interests of the Company and enhancing the returns of such personal investments.

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Temporary Investments in Cash Management Products. Subject to the Company’s governing documents and applicable laws, the Company may invest, on a temporary basis, in short-term, high-grade assets or other cash management products, including SEC-registered investment funds (open-end or closed-end) or unregistered funds, including any such funds that are sponsored, managed or serviced by the Advisor and its affiliates, including BlackRock and HPS. In connection with any of these investments, subject to the Company’s governing documents, the Company will bear all fees pertaining to the investment, including advisory, administrative or distribution and/or shareholder servicing fees, and no portion of any fees otherwise payable by the Company will be offset against fees payable in accordance with any of these investments (i.e., there could be “double fees” involved in making any of these investments which would not arise in connection with a shareholder’s direct investment in such money market or liquidity funds, because the Advisor or one or more of its affiliates could receive fees with respect to both the management of the Company, on one hand, and such cash management products, on the other). In these circumstances, as well as in other circumstances in which the Advisor or its affiliates receive any fees or other compensation in any form relating to the provision of services, subject to the Company’s governing documents, no accounting, repayment to the Company or offset of the Management Fee will be required.

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Possible Future Activities. The Advisor and its affiliates, including BlackRock and HPS, may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, or as otherwise agreed by the Advisor and its affiliates and described herein, the Advisor and its affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisor and its affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Other Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other Accounts and affiliates of the Advisor, including BlackRock and HPS. Such transactions will be conducted in accordance with, and subject to, our Declaration of Trust, the terms and conditions of the Advisory Agreements, and applicable laws and regulations. These requirements will also apply to transactions with ElmTree, any of our Trustees or any affiliates of ElmTree, including BlackRock and HPS.

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Other Affiliate Transactions. In connection with investments in which we participate alongside Other Accounts, we may from time to time share certain rights with such Other Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by ElmTree or its other affiliates, including BlackRock and HPS.

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Advisor Decisions May Benefit ElmTree, Other Accounts or their Affiliates. The investment management decisions made by the Advisor could provide ancillary benefits, respectively, to ElmTree and its affiliates, including Other Accounts, BlackRock and HPS. While the Advisor will make decisions for us in accordance with its fiduciary obligations under the Advisory Agreement, the fees, allocations, compensation and other benefits to ElmTree and its affiliates (including benefits relating to business relationships of such entities) arising from those decisions may be greater as a result of certain portfolio, investment, service provider or other decisions made by the Advisor for us than they would have been had other decisions been made which also might have been appropriate for us. The Advisor may also make decisions and exercise discretion with respect to our investments that could benefit Other Accounts or its affiliates, including BlackRock, HPS and their affiliates, that have invested in us.

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Conflicts Related to Fee Waivers. The Advisor or the Special Limited Partner may, from time to time, voluntarily waive all or a portion of the Management Fee or performance participation to which they are respectively entitled. The Advisor and the Special Limited Partner have an incentive to voluntarily waive fees and allocations as such waivers would make our performance more favorable than otherwise and prospective investors’ investment decisions are likely influenced by our performance. If the Advisor and/or the Special Limited Partner do make such an additional election to waive receipt of future Management Fees or performance participation, there is no guarantee that they will continue to do so.

Any conflicts of interest that arise between the Company and its shareholders, on the one hand, and Other Accounts or the Advisor or its affiliates, including BlackRock and HPS, on the other hand, will be discussed and resolved on a case-by-case basis by business, legal and compliance officers of the Advisor and its affiliates, including BlackRock and HPS, as applicable. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflicts. Shareholders should be aware that conflicts will not necessarily be resolved in favor of the interests of the Company or any affected shareholder. There can be no assurance that any actual or potential conflicts of interest will not result in the Company receiving less favorable investment or other terms with respect to investments, transactions or services than if such conflicts of interest did not exist.

Activities of BlackRock

BlackRock is one of the largest and most diverse financial institutions in the world. As a global provider of investment management, risk management and advisory services to institutional and retail clients, BlackRock engages in a broad spectrum of activities, including sponsoring and managing a variety of public and private investment funds, funds of funds and separate accounts across fixed income, cash management, equity, multi-asset, alternative investment and real estate strategies, providing discretionary and non-discretionary financial advisory services, providing enterprise trading systems, risk analytics, investment accounting and trading support services and engaging in certain broker-dealer activities, transition management services, mortgage servicing and other activities. BlackRock acts as, among other things, an investment manager, investment adviser, broker-dealer and, under certain circumstances, an index provider.

BlackRock has direct and indirect interests in the global fixed income, currency, commodity, equity, and other markets in which BlackRock clients invest. As a result, BlackRock and its directors, managers, members, officers, and employees (collectively, the “BlackRock Group”), including those involved in the management, operation and sale of BlackRock’s services and products, are engaged in activities and have interests other than that of managing the assets of BlackRock clients. Given that the BlackRock Group invests (directly and indirectly) in the full breadth of available investment securities and markets, these other activities and interests of the BlackRock Group may include multiple advisory, transactional, financial, and other interests in securities, instruments, and companies that are purchased or sold (directly or indirectly) by or on behalf of BlackRock clients by BlackRock and other persons. As a result of the various activities and interests of the BlackRock Group, BlackRock clients could have multiple business relationships with members of the BlackRock Group and BlackRock investment advisers will, on behalf of their clients, invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which the BlackRock Group performs, or seeks to perform, risk management, investment system outsourcing, financing, investment banking, lending, loan servicing, or other services. Although the relationships and activities of the BlackRock Group tend to offer attractive opportunities and services to BlackRock clients, such relationships and activities may under certain circumstances give rise to potential conflicts of interest between or among the BlackRock Group and BlackRock clients or have other potentially negative effects on BlackRock clients. Additionally, the complexity and changing nature of the BlackRock Group’s business activity, affiliations and opportunities, as well as legislative and regulatory developments, may create other or different potential conflicts that arise in the future or that are not identified herein.

In addition, as a consequence of ElmTree’s status as a subsidiary of a public company, the officers, managers and personnel of ElmTree may be asked to take into account certain considerations and other factors related to the management of the business and affairs of BlackRock that would not necessarily be taken into account if ElmTree were not a subsidiary of a public company, including BlackRock’s need, as a public company, to generate value and returns for its shareholders. In addition, the Company may be adversely affected if BlackRock were to experience a credit rating downgrade or other material financial distress.

Given that ElmTree and HPS are subsidiaries of BlackRock, many of the potential conflicts of interest described herein with respect to the Company in relation to ElmTree and the Affiliated Group apply in a substantially similar manner with respect to the Company in relation to BlackRock, HPS and their related investment advisors and investment funds, clients and portfolio companies, which could have interests that conflict with those of the Company. For example, the Affiliated Group and Other Accounts may make investments otherwise suitable for the Company, and neither the Advisor nor its affiliates are under any obligation to allocate any portion of such investment opportunities to the Company, which could result in the Company not participating in certain opportunities (in whole or in part) or participating in a different manner than would otherwise have been the case, which could, in turn, have an adverse effect on the Company’s performance.

The Advisor may not have access to certain information and personnel of BlackRock or HPS, including as a result of informational barriers constructed between different investment teams and groups within BlackRock (including HPS) focusing on alternative investments and otherwise. Therefore, the Advisor may not be able to manage the Company with the benefit of information held by one or more other investment teams and groups within BlackRock (including HPS). However, although it is under no obligation to do so, if it is permitted to do so, the Advisor may consult with personnel on other investment teams and in other groups within BlackRock (including HPS), or with persons unaffiliated with BlackRock or HPS, or may form investment policy committees composed of such personnel, and in certain circumstances, personnel of affiliates of the Advisor may have input into, or make determinations regarding, portfolio management transactions for the Company, and may receive information regarding the Advisor’s proposed investment activities for the Company that generally is not available to the public. There will be no obligation on the part of such persons to make available for use by the Company any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, BlackRock and HPS will be under no obligation to make available any research or analysis prior to its public dissemination.

The Advisor makes decisions for the Company based on the Company’s investment program. The Advisor from time to time may have access to certain fundamental analysis, research and proprietary technical models developed by BlackRock and its personnel. There will be no obligation on the part of BlackRock to make available for use by the Company, or to effect transactions on behalf of the Company on the basis of, any such information, strategies, analyses or models known to them or developed in connection with their own proprietary or other activities. In certain cases, such personnel will be prohibited from disclosing or using such information for their own benefit or for the benefit of any other person, including the Company and other BlackRock clients. In other cases, fundamental analyses, research and proprietary models developed internally may be used by various BlackRock entities and their personnel on behalf of different BlackRock clients, which could result in purchase or sale transactions in the same security at different times (and could potentially result in certain transactions being made by one portfolio Advisor on behalf of certain BlackRock clients before similar transactions are made by a different portfolio manager on behalf of other BlackRock clients), or could also result in different purchase and sale transactions being made with respect to the same security. The Advisor may also effect transactions for the Company that differ from fundamental analysis, research or proprietary models issued by BlackRock. The foregoing transactions may negatively impact the Company and its direct and indirect investments through market movements or by decreasing the pool of available securities or liquidity, which effects can be more pronounced in thinly traded securities and less liquid markets.

Subject to applicable laws, the Company may invest in, or may wish to invest in an entity with which BlackRock has a relationship. BlackRock has relationships with, and represents, entities that may have invested in or may wish to invest in properties in which the Company invests. In addition, BlackRock may represent, or may provide acquisition financing to, a client competing with the Company for an investment in a company. In providing services to its clients, BlackRock may recommend activities that would compete with or otherwise adversely affect the Company or the Company’s investments. Prospective investors should be aware that under certain circumstances, identified actual or potential conflicts of interest for the Company that arise from BlackRock’s relationships may preclude the Company from engaging in certain transactions and may constrain the Company’s investment flexibility.

Other Considerations

No Independent Advice

The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by the Advisor and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.

Certain Business Relationships

All of our current Trustees are directors, officers or employees of ElmTree.

Trustee Independence

Our Declaration of Trust defines an “Independent Trustee” as a Trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, BlackRock, HPS, ElmTree or their respective affiliates, (b) whom the Board of Trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

As of the date of this Registration Statement, none of the Company’s three Trustees are Independent Trustees as all are directly affiliated with ElmTree.

(b)	[Reserved]

(c)	Promoters and Certain Control Persons

The Advisor may be deemed a promoter of the Company. We intend to enter into the Advisory Agreement with the Advisor. The Advisor, for its services to us, will be entitled to receive the Management Fee, and the Special Limited Partner will be entitled to receive the performance participation in addition to the reimbursement of certain expenses paid by the Advisor. In addition, under the Advisory Agreement and our Declaration of Trust, we will, to the extent permitted by applicable law, indemnify the Advisor and certain of its affiliates. See “Item 1. Business.”

(d)	Smaller Reporting Company

See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8.	Legal Proceedings

Neither we nor the Advisor are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Advisor. From time to time, we or the Advisor may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Holders

As of February 10, 2026, there was one holder of record of our common shares.

Net Asset Value Calculation and Valuation Guidelines

The Advisor will value our assets monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our independent valuation advisor. Our NAV for each class of common shares is calculated by a third-party fund administrator which has been approved by the Board of Trustees (the “Administrator”), and the Advisor on a monthly basis. Our NAV is based on the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of the performance participation to the Special Limited Partner, in all cases as described below. The discussion below sets forth out current intentions regarding the calculation of our NAV. To the extent that the manner in which we will calculate our NAV or any of the assumptions underlying our NAV change, we will notify our shareholders as appropriate.

General

The Board of Trustees has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. From time to time, the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of our Independent Trustees, may adopt changes to the valuation guidelines if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a transaction price for our common shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Advisor will calculate the fair value of our real estate properties based in part on values provided by our independent valuation advisor. The Advisor may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs or real estate investment programs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.

Our Independent Valuation Advisor

With the approval of the Board of Trustees, we have engaged an independent valuation advisor who assists with the preparation of the appraisals of our properties as described herein and reviews and provides a positive assurance report with respect to the reasonableness of the monthly valuations of our real properties prepared by the Advisor. The Advisor, with the approval of a majority of the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of our Independent Trustees, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor is responsible for providing annual appraisals of our properties and reviewing internal valuations prepared by the Advisor, our independent valuation advisor is not responsible for, and will not calculate or determine, our NAV. The Advisor (with the assistance of the Administrator) will be ultimately responsible for the calculation of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of the Board of Trustees, including, from and after the date when the Board of Trustees is comprised of a majority of Independent Trustees, a majority of our Independent Trustees. We will promptly disclose any changes to the identity or role of our independent valuation advisor via a filing with the SEC. Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines and the terms of our valuation services agreement with our independent valuation advisor.

Pursuant to our valuation services agreement with our independent valuation advisor, the Advisor will receive annual appraisal reports for each of our properties from the independent valuation advisor. Based in part on these appraisals, the Advisor will render a final valuation in order to calculate our monthly NAV. The appraisals for our investments performed by our independent valuation advisor will be one of several components considered by the Advisor in determining the value of our properties that will be used to calculate our NAV.

We will pay certain fees to our independent valuation advisor pursuant to our valuation services agreement with our independent valuation advisor. We will also indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor may from time to time in the future perform other commercial real estate and financial advisory services for the Advisor and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor.

Valuation of Investments in Properties

Consolidated Properties

For the purposes of calculating our monthly NAV, each property we acquire will be valued at cost, which is expected to represent fair value at that time, plus any organization and offering expenses allocated to such acquisition, until such time as the property is initially valued by our independent valuation advisor (as discussed below). In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.

Generally, each property that we acquire will be initially appraised by our independent valuation advisor in the first full calendar quarter following our acquisition of such property; provided that in the case of build-to-suit properties, each such property will be initially appraised by our independent valuation in the first calendar quarter following the completion of the applicable construction, development or improvement project. Following its initial valuation, each property that we acquire will be appraised by our independent valuation advisor no less than annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Properties purchased as a portfolio may be valued as a single asset. Each appraisal will be performed in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) and in accordance with the requirements of the Code of Professional Ethics of the Appraisal Institute. Upon conclusion of the appraisal, our independent valuation advisor will prepare a written appraisal report with an estimated range of gross market value of the property. Concurrent with the appraisal process, the Advisor will value each property and, taking into account the appraisal report, among other factors, will determine the appropriate valuation within the range provided by our independent valuation advisor. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute) or similar designation. We believe our policy of obtaining appraisals by an independent third party will meaningfully enhance the accuracy of our NAV calculation.

The Advisor will update the valuations of our properties monthly, based on the then most recent annual appraisals for each property prepared by our independent valuation advisor and current material market data and other information deemed relevant by the Advisor. Such updates to property valuations may be outside of the range of values provided in the most recent appraisal. Our independent valuation advisor will provide a positive assurance report with respect to the reasonableness of the monthly valuations of our real properties prepared by the Advisor. Although our independent valuation advisor will provide a positive assurance report with respect to the Advisor’s monthly updates to the valuations of our properties, such updates are based on asset and portfolio level information provided by the Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor.

The Advisor will monitor our properties for events that the Advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify our independent valuation advisor of such events. If, in the opinion of the Advisor, an event becomes known to the Advisor (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Advisor will adjust the valuation of such properties, subject to the review and confirmation for reasonableness of our independent valuation advisor. While the Advisor seeks to evaluate on a monthly basis material information that could impact the most recent estimated values for a property, the Advisor may not be able to acquire, properly evaluation and/or communicate such information to our independent valuation advisor on a monthly basis, and as a result the Advisor’s valuation determination could cause the calculation of our NAV to be materially different from what it would have been had such information been fully incorporated. If deemed appropriate by the Advisor or our independent valuation advisor, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year, if any, may also trigger an adjustment in the value of a property.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Advisor or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

In general, we expect that any adjustments to the fair values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose common shares are repurchased or new purchasers of common shares, depending on whether our NAV per common share is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed by our independent valuation advisor, the Advisor’s determination of the appropriate valuations for our properties based on the range of values provided in such reports and any subsequent updates to the valuation of our properties made by the Advisor involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our independent valuation advisor will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. Our independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Advisor, and will rely upon the Advisor to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, the Advisor and our independent valuation advisor will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to us to assist the Advisor in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and will not constitute a recommendation to any person to purchase or sell our common shares.

The Advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Advisor using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate Debt and Other Securities

In general, any real estate debt and other securities that we originate or acquire will initially be valued at cost, plus any organization and offering expenses allocated thereto. Commencing with the first full calendar quarter after the acquisition of such investments, such investments will be valued by the Advisor based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Liabilities

Our property-level mortgages and corporate-level credit facilities that are intended to be held to maturity, including those subject to interest rates hedges, are generally valued at par (i.e., at their respective outstanding balances). This policy of valuing at par applies regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes.

Notwithstanding the foregoing, if we assume debt in connection with acquiring a property, and the price we pay for the property reflects a discount or premium to account for the terms of the assumed debt compared to current market terms, the Advisor may, for purposes of determining our NAV, amortize the amount of such price discount or premium over some portion of the remaining life of the assumed debt. Debt terms such as the interest rate, the existence of a pre-payment penalty or a pre-payment lockout period will impact the discount or premium paid and will directly correspond with the amount to be amortized and the length of time over which it will be amortized.

Our property-level mortgages and corporate-level credit facilities that are not intended to be held to maturity (in conjunction with any associated interest rate hedges that are not intended to be held to maturity) are valued at fair value using widely accepted valuation methodologies. Estimated prepayment penalties are not factored into the valuation of our debt until a loan or interest rate hedge is actually prepaid or terminated unless an interest rate hedge is definitively not intended to be held to maturity, in which case a hedge mark to market adjustment will be made at such time.

Debt that is not intended to be held to maturity includes any property-level mortgages that we definitively intend to prepay in association with any asset considered as held-for-sale from a GAAP perspective, other property-level mortgages or corporate-level credit facilities that we definitively intend to prepay, or any interest rate hedge that we definitively intend to terminate. In addition, for non-recourse mortgages and interest rate hedges, the combined value of each mortgage and associated interest rate hedge is limited to the value of the underlying assets, so as to not make the equity of said assets less than zero.

Costs and expenses incurred to secure such financings are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

The Advisor has agreed to advance (i) our organization and offering expenses, including our organization and offering expenses in connection with our Private Offering of our common shares, and (ii) certain of our operating expenses, excluding certain investment-related expenses and financing expenses, on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Advisor for all such advanced organization and offering expenses and operating expenses ratably in 60 equal monthly installments following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Advisor’s election, in cash or Class E shares, or any combination thereof. If the Advisor elects to receive any portion of such reimbursement in our common shares, we may repurchase such shares from the Advisor at a later date. Such common shares that the Advisor receives in lieu of cash will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction. After the first anniversary of the Initial Retail Closing, we will reimburse the Advisor for any organization and offering expenses and operating expenses that it incurs on our behalf as and when incurred.

The Advisor’s valuation of each of our investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised.

NAV and NAV Per Share Calculation

The Advisor is responsible for calculating our NAV in accordance with the valuation guidelines as of the last calendar day of each month by dividing our NAV at the end of each month by the number of common shares outstanding at the end of such month. The NAV calculation will generally be available within fifteen days after the end of the applicable month. The Board of Trustees will not be involved in the monthly valuation of our assets and liabilities or determination of our NAV, but will periodically receive and review such information as it deems necessary to exercise its oversight responsibility.

Our NAV will be based on the net asset values of our investments (including any real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner). The Advisor will calculate our NAV using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms, as finally determined and updated monthly by the Advisor, with review for reasonableness by our independent valuation advisor (provided that each property we acquire will initially be valued at cost as described above), (2) our investments in real estate debt and other securities, if any, and (3) our other assets (including cash on hand) and our liabilities. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record as of the record date. Because Management Fees, performance participation, and shareholder servicing fees allocable to a specific class of common shares will only be included in the NAV calculation for that class, the NAV per share for our common share classes may differ.

Operating Partnership Units will be valued in the same fashion as set forth above with respect to our common shares. Each class of Operating Partnership Unit is generally economically equivalent to the corresponding class of our common shares. Accordingly, on the last day of each month, the NAV per Operating Partnership Unit for each class of Operating Partnership Unit will equal the NAV per corresponding class of common share. The NAV of our Operating Partnership on the last day of each month will equal the sum of the NAVs of each outstanding Operating Partnership Unit on such day.

Changes in our monthly NAV may include, without limitation, accruals of our net portfolio income, interest expense, the Management Fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV may also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

Relationship between NAV and Our Transaction Price

Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV per share. The transaction price will be the price at which we repurchase shares and the price at which we offer shares. Certain financial intermediaries may elect to charge upfront selling commissions, placement fees or brokerage commissions, which may not exceed guidelines set forth in “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” below. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class as of the date on which a shareholder’s purchase or repurchase occurs.

The Advisor may determine whether a material change to our NAV per share has occurred since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be. In addition, we may suspend our Private Offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.

We will provide the transaction price to our existing shareholders promptly after it becomes available via our website, www.hnet-reit.com, and will make it available upon request to any prospective investor or their financial adviser. Prospective investors will not be provided with direct notice of the transaction price when it becomes available. Therefore, prospective investors should confirm the applicable transaction price with their financial advisers. The contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

In certain instances, an intermediary may request that its clients’ subscriptions be settled on a gross basis, meaning that the Dealer Manager deducts any upfront selling commissions placement fees or brokerage commissions that may be charged by the intermediary from the aggregate dollar value of the client subscription value and then uses the remaining amount to subscribe to common shares. Given that upfront selling commissions, placement fees or brokerage commissions that may be charged by certain financial intermediaries are generally a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with such purchases and thus the number of shares the intermediary’s client would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after the subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, our assets will almost entirely consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our properties (and other assets and liabilities). Any resulting potential disparity in our NAV per common share may be in favor of shareholders whose common shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time.

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining our monthly NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Advisor must notify the Board of Trustees of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, the Board of Trustees may suspend our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We will not include any discounts to our NAV for the illiquid nature of our common shares, including the limitations on your ability to sell common shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally will not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share will not be derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share will not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share if the shareholder attempts to sell its common shares;

•	a shareholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our common shares would trade at the NAV per share on a national securities exchange;

•	a third party would offer the NAV per share in an arm’s-length transaction to purchase all or substantially all of our common shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

Distribution Policy

We intend to declare distributions based on record dates established by the Board of Trustees and to pay such distributions on a monthly basis. Our distribution policy is set by the Board of Trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your common shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our shareholders, the Board of Trustees intends to approve a monthly distribution for a certain dollar amount per share for each class of common share.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations.” Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions will be authorized at the discretion of the Board of Trustees, in accordance with our earnings, cash flows and general financial condition. The Board of Trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our Private Offering of common shares that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations” for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisor elects to receive the Management Fee in Class E shares or Class E Operating Partnership Units and the Special Limited Partner elects to receive distributions on its performance participation in Class E Operating Partnership Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of our assets, borrowings or proceeds of our Terminated Prior Offering or our offering of common shares will result in us having less funds available to make investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

The Board of Trustees may delegate to a committee of Trustees the power to fix the amount and other terms of a distribution. In addition, if the Board of Trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, the Board of Trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution. See “Item 11 Description of Registrant’s Securities to be Registered—Distribution Policy.”

ITEM 10.	Recent Sales of Unregistered Securities

We were capitalized through the purchase by HPS of 50 common shares for an aggregate purchase price of $1,000 on January 29, 2026. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and HPS is our only shareholder.

ITEM 11.	Description of Registrant’s Securities to be Registered

Description of our Shares

General

We are a Maryland statutory trust formed on December 23, 2025. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust and Bylaws. The following summary of the terms of our common shares is a summary of certain provisions concerning our common shares, and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, Declaration of Trust and Bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust and Bylaws, each of which are filed as an exhibit to this Registration Statement.

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited common shares classified as Class S shares, unlimited common shares classified as Class I shares, unlimited common shares classified as Class D shares, unlimited common shares classified as Class F-S shares, unlimited common shares classified as Class F-I shares and unlimited common shares classified as Class E shares.

Common Shares

Subject to the restrictions on ownership and transfer of our common shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. If a shareholder or other agreement between the Company and one or more investors provides that a portion or all of our common shares held by a shareholder that is party to such agreement are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such common shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our common shares, shareholders are entitled to such distributions as may be authorized from time to time by the Board of Trustees (or a committee of the Board of Trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our Private Offering, all common shares issued in our Private Offering will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.

Our Declaration of Trust also contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued common shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We have engaged SS&C GIDS, Inc. to act as our registrar and as the transfer agent for our common shares.

Class S Shares

The Dealer Manager is not entitled to receive upfront selling commissions in connection with the sale of Class S shares. Certain participating broker-dealers or other financial intermediaries may, however, charge transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine up to an aggregate amount of no more than 3.5% of the transaction price of each Class S share sold in the primary offering.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears and calculated using the NAV of outstanding Class S Shares as of the first calendar day of the month, as adjusted for any share issuances or repurchases during the month that do not occur on the first calendar day of the month. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, will be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan (“DRIP”), but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class S shares.

Class S shares are available through brokerage and transaction-based accounts.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class S shares will, at the Board of Trustees’ sole discretion, convert Class S shares into, or exchange Class S shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront transaction or other fees, including upfront selling commissions, placement fees and brokerage commissions, and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Class D Shares

The Dealer Manager is not entitled to receive upfront selling commissions in connection with the sale of Class D shares. Certain participating broker-dealers or other financial intermediaries may, however, charge transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine up to an aggregate amount of no more than 1.5% of the transaction price of each Class D share sold in the primary offering.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears and calculated using the NAV of outstanding Class D Shares as of the first calendar day of the month, as adjusted for any share issuances or repurchases during the month that do not occur on the first calendar day of the month. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, will be payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class D shares.

Class D shares are generally available for purchase in our Private Offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisors, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by other categories of investors that we name in an amendment or supplement to this Registration Statement.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class D shares will, at the Board of Trustees’ sole discretion, convert Class D shares into, or exchange Class D shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront transaction or other fees, including upfront selling commissions, placement fees and brokerage commissions, and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Class I Shares

The Dealer Manager is not entitled to receive upfront selling commissions in connection with the sale of Class I shares. Certain participating broker-dealers or other financial intermediaries may, however, charge transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine up to an aggregate amount of no more than 2.0% of the transaction price of each Class I share sold in the primary offering.

No upfront shareholder servicing fees are paid for sales of any Class I shares, and no upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, will be payable in respect of any Class I shares sold pursuant to our distribution reinvestment plan.

Class I shares are generally available for purchase in our Private Offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds, feeder funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisors, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or its affiliates and their immediate family members and joint venture partners, consultants and other service providers, (7) by Other Accounts or (8) by other categories of investors that we name in an amendment or supplement to this Registration Statement.

Class F-S Shares

The Dealer Manager is not entitled to receive upfront selling commissions in connection with the sale of Class F-S shares. Certain participating broker-dealers or other financial intermediaries may, however, charge transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine up to an aggregate amount of no more than 3.5% of the transaction price of each Class F-S share sold in the primary offering.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-S shares, including any Class F-S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears and calculated using the NAV of outstanding Class F-S Shares as of the first calendar day of the month, as adjusted for any share issuances or repurchases during the month that do not occur on the first calendar day of the month. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, will be payable in respect of any Class F-S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-S shares.

Class F-S shares are available through brokerage and transaction-based accounts.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-S shares will, at the Board of Trustees’ sole discretion, convert Class F-S shares into, or exchange Class F-S shares for, a number of Class F-I shares with an equivalent NAV at the time in which the total upfront transaction or other fees, including upfront selling commissions, placement fees and brokerage commissions, and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Holders of Class F-S shares will be entitled to a lower Management Fee equal to 0.75% of NAV per annum (so long as they continue to hold such Founder Shares).

Until the end of the Founder Shares Offering Period, Class F-S shares will be offered to investors in our Private Offering investing through certain distributors as determined, from time to time, by the Dealer Manager, in its sole discretion. We reserve the right to reduce, extend, or otherwise modify the Founder Shares Offering Period in our sole discretion.

Class F-I Shares

The Dealer Manager is not entitled to receive upfront selling commissions in connection with the sale of Class F-I shares. Certain participating broker-dealers or other financial intermediaries may, however, charge transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions, in such amount as they may determine up to an aggregate amount of no more than 2.0% of the transaction price of each Class F-I share sold in the primary offering.

No shareholder servicing fees are paid for sales of any Class F-I shares, and no upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, will be payable in respect of any Class I shares sold pursuant to our distribution reinvestment plan.

Holders of Class F-I Shares will be entitled to a lower Management Fee equal to 0.75% of NAV per annum (so long as they continue to hold such Founder Shares).

Until the end of the Founder Shares Offering Period, Class F-I shares will be offered to investors in our Private Offering investing through certain distributors as determined, from time to time, by the Dealer Manager, in its sole discretion. We reserve the right to reduce, extend, or otherwise modify the Founder Shares Offering Period in our sole discretion.

Class E Shares

No upfront transaction or other fees, including upfront selling commissions, placement fees or broker commissions, selling commissions, and dealer manager fees, or shareholder servicing fees, are paid for sales of any Class E shares.

Class E shares are available for purchase only by (1) our officers and Trustees and their immediate family members, (2) officers, Trustees, and employees of ElmTree, HPS and BlackRock and their affiliates, including their respective immediate family members, and (3) ElmTree, HPS, BlackRock, and affiliates thereof, and Other Accounts managed by ElmTree, HPS or BlackRock.

Other Terms of Common Shares

As described in the “—Class S Shares,” “—Class D Shares,” and “—Class F-S Shares,” sections above, at the discretion of the Board of Trustees, upon a determination by the Dealer Manager, our transfer agent or another agent selected by the Board of Trustees, each Class S share, Class D share, and Class F-S share held in a shareholder’s account may automatically and without any action on the part of the holder thereof convert into a number of Class I shares or, in the case of Class F-S shares, Class F-I shares (including any fractional shares) with an equivalent aggregate NAV as such shares when total upfront transaction or other fees, including upfront selling commissions, placement fees and brokerage commissions, and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such common shares were issued.

If not already converted into Class I shares, each Class S share, Class D share, Class F-I share, Class F-S share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares on a national securities exchange or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event. In addition, immediately before any liquidation, dissolution or winding up, each common share (including any fractional share) will automatically convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share.

We, the Advisor and/or the Dealer Manager may enter into agreements or other arrangements with certain of our investors, pursuant to which such investors may pay a different effective management fee, shareholder servicing fee and/or transaction or other fees, including upfront selling commissions, placement fees or brokerage commissions.

Preferred Shares

Our Declaration of Trust authorizes the Board of Trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because the Board of Trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares. Moreover, if a shareholder or other agreement between the Company and one or more investors provides that a portion or all of our preferred shares held by a shareholder are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such preferred shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter. Our Declaration of Trust also contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued preferred shares from time to time into one or more classes or series of shares.

For so long as there are any preferred shares outstanding with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The Board of Trustees has no present plans to issue any preferred shares but may do so at any time in the future without shareholder approval.

Repurchases

Our Declaration of Trust provides that we may, at the sole discretion of the Board of Trustees, repurchase all or a portion of a shareholder’s preferred shares and common shares, without the consent of such shareholder, at a price per common share or preferred share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase plan if continued ownership by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the Board of Trustees, the Advisor, HPS, BlackRock or any of their respective affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

We may also repurchase a shareholder’s common shares if the shareholder fails to maintain a minimum account balance of $2,500.

Meetings and Special Voting Requirements

Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only by the Board of Trustees, a majority of our Independent Trustees, our president, our chief executive officer or the chairperson of the Board of Trustees. Special meetings of shareholders may also be called by our secretary only for the purpose of removing Trustees and filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no Trustees, any shareholder may call a special meeting only for the purpose of electing Trustees.

The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast at the meeting on any matter will constitute a quorum (unless the Board of Trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present or, to the extent permitted by our Bylaws, by written consent, on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event) or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a Trustee for cause and the election of a successor Trustee as provided in our Declaration of Trust, (4) dissolution of the Company to the extent specifically provided by the terms of any class or series of our shares, (5) in the event that there are no Trustees, the election of Trustees and (6) such other matters that the Board of Trustees has submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a Trustee is generally required to elect any Trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than (a) the removal of a Trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, each of which requires the affirmative vote of shareholders entitled to cast a majority of all votes entitled to be cast on the matter). Shareholders have the power to remove a Trustee from the Board of Trustees for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder.

Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by the Board of Trustees. Our Declaration of Trust provides that no shareholder shall be entitled to the information described in Section 12-305(b) of the MSTA (as permitted thereby).

Restrictions on Ownership and Transfer

Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless the Board of Trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes and series (including our common shares and preferred shares) or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares unless they receive an exemption (prospectively or retroactively) from the Board of Trustees.

Subject to certain limitations, the Board of Trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as the Board of Trustees may determine. Prior to the granting of any exemption, the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. The Board of Trustees has granted limited exemptions to certain persons who directly or indirectly own our common shares, including Trustees, officers and shareholders controlled by them or trusts for the benefit of their families.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the charitable trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if the Board of Trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the charitable trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the charitable trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the charitable trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the charitable trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the charitable trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale and any other amounts held by the trustee with respect to such shares to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the charitable trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by the Board of Trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.

Number of Trustees; Vacancies on the Board of Trustees; Removal of Trustees

Our Declaration of Trust provides that the number of our Trustees may be established only by the Board of Trustees pursuant to our Bylaws. Our Bylaws provide that a two-thirds majority of the entire Board of Trustees may change the number of Trustees from time to time and, unless our Bylaws are amended, the number of Trustees may not be fewer than three (3), nor more than fifteen (15).

The Board of Trustees is currently comprised of one Trustee, Faith Rosenfeld, who is affiliated with HPS. Upon the Initial Retail Closing, we will have a five-member board. A two-thirds majority of the entire Board of Trustees may change the number of Trustees from time to time, provided that the total number is not fewer than three (3), and unless we amend our Bylaws, not more than fifteen (15). Our Bylaws provide that a majority of our Trustees must be Independent Trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an Independent Trustee pending the election of a successor Independent Trustee. Our Declaration of Trust defines “Independent Trustee” as a Trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, BlackRock, HPS, ElmTree or their affiliates, (b) whom the Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the Trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that three Trustees will be determined by the Board of Trustees to be Independent Trustees, giving us a majority independent Board of Trustees on or prior to the Initial Retail Closing.

For so long as ElmTree or its affiliate acts as an investment advisor to us, ElmTree has the right to designate two (2) Trustees to the Board of Trustees. The Board of Trustees must also consult with ElmTree in connection with filling any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Any vacancy on the Board of Trustees (other than vacancies resulting from removal for cause of a Trustee) may be filled only by a vote of a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum; provided, that any vacancy involving an Independent Trustee (as defined in our Declaration of Trust) may be filled only by a vote of a majority of the remaining Independent Trustees and any vacancy involving a Trustee that was designated by ElmTree may be filled only by ElmTree. Any Trustee elected to fill a vacancy will serve until his or her resignation, removal or death or until his or her successor is duly elected and qualifies. Vacancies resulting from removal of a Trustee for cause can be filled only by the shareholders; provided, that if the Trustee so removed was designated by ElmTree pursuant to our Declaration of Trust, then ElmTree will have the exclusive right to designate a successor Trustee for election to the Board of Trustees.

Any Trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Trustees. In addition, any Trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the Trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Amendment to Our Declaration of Trust and Bylaws

Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the Board of Trustees, without any action by our shareholders. Amendments to our Declaration of Trust that the Board of Trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) and Section 11.2 (Conversion Event) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by the Board of Trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

The Board of Trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.

Conversion Event

The Board of Trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and amended on September 7, 2025. In connection with such determination and the conduct of such public offering, the Board of Trustees (a) may amend our Declaration of Trust and (b) may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more other entities into a new entity or (iii) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, the Board of Trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.

Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws

Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.

Distribution Policy

We intend to declare distributions based on record dates established by the Board of Trustees and to pay such distributions on a monthly basis. Our distribution policy is set by the Board of Trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your common shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our shareholders, the Board of Trustees approves a monthly distribution for a certain dollar amount per share for each class of our shares.

Distributions will be made on all classes of our common shares at the same time. The per share amount of distributions on each class of our common shares will likely differ because of different class-specific shareholder servicing fees that are deducted from the gross distributions for each share class, if applicable. We expect to use the “record share” method of determining the per share amount of distributions on each class of our common shares, although the Board of Trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on each class of our common shares will be increased by the sum of all class-specific shareholder servicing fees for such period. Such amount will be divided by the number of our common shares outstanding in such class on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific shareholder servicing fees allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See the “Certain U.S. Tax Considerations—REITs in General—Requirements for Qualification as a REIT” and “Certain U.S. Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of the Board of Trustees, in accordance with our earnings, cash flows and general financial condition. The Board of Trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our Private Offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our Private Offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.

We may not pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to ElmTree or its affiliates, including BlackRock and HPS), the sale of or repayments under our assets and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisor elects to receive Management Fees or performance participation in Class E shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of or repayment under our assets and repayments of our real estate debt investments will result in us having less funds available to acquire real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares.

The Board of Trustees may delegate to a committee of Trustees the power to fix the amount and other terms of a distribution. In addition, if the Board of Trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, the Board of Trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of common shares owned by participants in the distribution reinvestment plan will be immediately reinvested in additional common shares of the same class on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for common shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable (which will generally be equal to our prior month’s NAV per share). Shareholders will not pay selling commissions or dealer manager fees when purchasing common shares pursuant to the distribution reinvestment plan. The shareholder servicing fees with respect to our Class S shares, Class D shares, and Class F-S shares are calculated based on our NAV for those common shares and may reduce the NAV or, alternatively, the distributions payable with respect to common shares of each such class, including common shares issued in respect of distributions on such common shares under the distribution reinvestment plan. Common shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as common shares of that class purchased in our Private Offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our common shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of common shares purchased during the quarter, (3) the per share purchase price for such common shares and (4) the total number of common shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on common shares under the plan for the calendar year will be provided to each applicable participant.

There is currently no market for our common shares, and we do not expect that a market for our common shares will develop in the future. We do not intend for our common shares offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our common shares. Shareholders shall be entitled to the same limitation of personal liability extended to shareholders of a Maryland corporation as provided for by the MSTA. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

ITEM 12.	Indemnification of Trustees and Officers

The Advisor and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, are not liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser of the Company.

Declaration of Trust

Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our Trustees and officers, to us or the shareholders, for monetary damages, to the maximum extent permitted by Maryland law.

To the maximum extent permitted by Maryland law in effect from time to time, the Company must indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by the Board of Trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust or (y) in connection with any claim with respect to which such person is found to be liable to the Company.

The Company may, with the approval of the Board of Trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.

Indemnification Agreements

We intend to enter into indemnification agreements with our Trustees and officers. The indemnification agreements are intended to provide our Trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we shall indemnify the Trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such Trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Advisory Agreement

To the fullest extent permitted by applicable law, the Company will indemnify and hold harmless the Advisor and its affiliates from all losses, including reasonable attorneys’ fees, arising from or related to the performance of their duties under the Advisory Agreement, to the extent such losses are not fully reimbursed by insurance; provided, however, that we will not provide any indemnification with respect to losses arising from or related to the Advisor’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

To the fullest extent permitted by applicable law, the Advisor will indemnify us and the Operating Partnership from all losses, including reasonable attorneys’ fees, to the extent that such losses are not fully reimbursed by insurance and are incurred due to the Advisor’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

Operating Partnership Agreement

The Operating Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Administration Agreement

The Administration Agreement provides that the Administrator and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Administration Agreement.

ITEM 13.	Financial Statements and Supplemental Data

ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement is listed under “Item 13 Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1*	Certificate of Trust of the Company, dated December 23, 2025

3.2*	Declaration of Trust of the Company, dated December 23, 2025

3.3*	Form of Amended and Restated Declaration of Trust of the Company

3.4*	Form of Bylaws of the Company

4.1#	Form of Distribution Reinvestment Plan of the Company

4.2#	Form of Share Repurchase Plan of the Company

10.1#	Form of Advisory Agreement, by and among the Company, the Operating Partnership and the Advisor

10.2*	Limited Partnership Agreement of the Operating Partnership, dated February 2, 2026

10.3#	Form of Amended and Restated Limited Partnership Agreement of the Operating Partnership

10.4#	Form of Dealer Manager Agreement, by and between the Company and HPS Securities, LLC

10.5#	Form of Administration Agreement by and between the Company and HPS Investment Partners, LLC

10.6#	Form of Indemnification Agreement by and between the Company and its Trustees and officers

10.7#	Form of Independent Trustee Compensation Policy

21.1#	Subsidiaries of the Company

*	Filed herewith.
#	To be filed by amendment.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholder of HPS Net Lease Income REIT

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheet of HPS Net Lease Income REIT and its subsidiary (the “Company”) as of February 2, 2026, including the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of February 2, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this consolidated financial statement in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 10, 2026

We have served as the Company’s auditor since 2026.

HPS Net Lease Income REIT

Consolidated Balance Sheet

February 2, 2026
Assets
Cash and cash equivalents	$1,000

Total Assets	$1,000

Liabilities and Equity
Total Liabilities	$—
Commitments and Contingencies (Note 6)
Equity
Common shares (par value $0.01 per share, unlimited number of shares authorized, 50 shares issued and outstanding)	1
Additional paid-in capital	999

Total Equity	1,000

Total Liabilities and Equity	$1,000

The accompanying notes are an integral part of the consolidated financial statement.

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement

Note 1. Business and Organization

HPS Net Lease Income REIT (the “Company”) is a Maryland statutory trust formed on December 23, 2025 and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is structured as a non-listed, perpetual-life private REIT, and therefore its securities are not listed on a national securities exchange.

The Company’s investment objectives are to generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation across economic cycles. The Company seeks to achieve its investment objectives by building a diversified portfolio of stabilized, income producing industrial properties with long term net leases primarily throughout the United States. The Company intends to predominantly focus on acquiring and actively managing build-to-suit industrial properties that are leased to single tenants, the majority of which are expected to directly have, or have corporate parent entities that have, investment grade corporate credit ratings from Moody’s Ratings, S&P Global Ratings or Fitch Ratings. The term “build-to-suit” refers to properties whose location, design, physical fit out and/or management are customized to the specific needs of the tenant, often with capital investment funded by the tenant. The Company primarily focuses on early stage investment in build-to-suit properties, either through investing in the development stage of a property or the purchase of newly constructed properties. However, it may also acquire existing stabilized, build-to-suit industrial properties that it believes offer attractive long-term leases, renewal options or re-lease dynamics. To a lesser extent, the Company may invest in sale-leaseback transactions with creditworthy entities and real estate-related investments, including commercial mortgage loans and mezzanine loans. The Company also plans to invest a smaller portion of its assets in money market instruments, U.S. government or government agency securities, and other more liquid credit investments such as broadly syndicated loans, bonds, and residential and commercial mortgage-backed securities. The Company intends to use these investments to maintain liquidity for its share repurchase plan and manage cash before investing subscription proceeds into industrial properties, while also seeking attractive risk-adjusted investment returns.

The Company will be externally managed by ElmTree Funds, LLC (“ElmTree”, or the “Advisor”), an SEC-registered investment adviser and an indirect subsidiary of BlackRock, Inc. (NYSE: BLK) (“BlackRock”). The Company plans to own all or substantially all of its assets through HNET Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and a consolidated subsidiary of the Company. The Company is the sole general partner of the Operating Partnership, and HNET SLP, L.P. (the “Special Limited Partner”), an affiliate of the Advisor, owns a special limited partner interest in the Operating Partnership.

As of February 2, 2026, the Company had neither purchased nor contracted to purchase any investments. The Advisor had not identified any net lease investments or commercial real estate-related debt assets in which it is probable that the Company will invest.

Note 2. Summary of Significant Accounting Policies

The Company believes the following significant accounting policies, among others, affect its significant estimates and assumptions used in the preparation of the consolidated financial statement. Separate statements of operations, changes in equity, and cash flows have not been presented because the Company has not commenced operations.

Basis of Presentation

The consolidated financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated.

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement (continued)

Use of Estimates

The preparation of consolidated financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual amounts could differ from those estimates and such differences could be material.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Organization and Offering Expenses

The Advisor has agreed to advance (i) organization and offering expenses, including legal, accounting and other expenses incurred in connection with the Company’s organization and continuous offering of its common shares, and (ii) certain operating expenses, excluding certain investment-related expenses and financing expenses, on the Company’s behalf through the first anniversary of the initial closing of its offering that includes investors other than ElmTree, HPS, BlackRock and/or their respective affiliates (the “Initial Retail Closing”).

For the period from December 23, 2025 (inception) to February 2, 2026, the Advisor has incurred organization and offering expenses of $1.2 million on behalf of the Company. As of February 2, 2026, the reimbursement of Advisor-incurred organization and offering expenses did not presently represent a liability of the Company since the obligation to reimburse the Advisor is conditional upon the Company commencing operations. Commencement of operations is expected to occur upon the closing of the Initial Retail Closing. When recorded by the Company, organizational expenses will be expensed as incurred and offering expenses will be charged to equity. Any amount due to the Advisor but not paid will be recognized as a liability on the Consolidated Balance Sheet.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2026. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company has not yet filed its initial tax return.

Note 3. Related Party Transactions

Advisory Agreement

The Company intends to enter into an advisory agreement (the “Advisory Agreement”) with the Advisor. Pursuant to the Advisory Agreement, the Advisor is responsible for, among other things, sourcing, evaluating and monitoring investment opportunities and executing the acquisition, management, financing and disposition and overseeing the development of the Company’s assets, in accordance with the Company’s investment guidelines and subject to oversight by its Board of Trustees (the “Board”).

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement (continued)

Management Fee

As compensation for its services provided pursuant to the Advisory Agreement, the Company will pay the Advisor a management fee, in an amount equal to (i) 1.25% of the net asset value (“NAV”) for the Class S shares, Class D shares, and Class I shares and (ii) 0.75% of NAV for its Class F-S shares and Class F-I shares, in each case, per annum. In addition, to the extent that the Operating Partnership issues Operating Partnership Units to parties other than the Company, the Operating Partnership will pay the Advisor a management fee, in an amount equal to (i) 1.25% of NAV for its Class S Operating Partnership Units, Class D Operating Partnership Units, and Class I Operating Partnership Units and (ii) 0.75% of NAV for Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, in each case, per annum. The Advisor will not earn a management fee with respect to the Class E shares or the Class E Operating Partnership Units.

The management fee will be accrued monthly based on the NAV of the applicable class of common shares and/or Operating Partnership Units as of the first calendar day of each month, adjusted for any share issuances or repurchases during the applicable month that do not occur on the first calendar day of the month. The management fee will be payable monthly in arrears, and may be paid, at the election of the Advisor, in either (i) cash or (ii) Class E shares or Class E Operating Partnership Units with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per share or per Operating Partnership Unit, as applicable). The Advisor reserves the right to waive or defer the management fee in whole or in part in its sole discretion from time to time.

Performance Participation Allocation

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest that entitles the Special Limited Partner to receive an allocation from the Operating Partnership, in an amount equal to (i) 12.5% of the Total Return of the Class S Operating Partnership Units, Class D Operating Partnership Units and Class I Operating Partnership Units and (ii) 10.0% of the Total Return of the Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, in each case, subject to a 5.0% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the limited partnership agreement of the Operating Partnership). The Special Limited Partner will not be allocated a performance participation with respect to the Class E Operating Partnership Units.

The performance participation allocation will be accrued monthly and payable annually in arrears, and may be paid, at the election of the Special Limited Partner, in (i) cash or (ii) Class E Operating Partnership Units, or any combination thereof. The Special Limited Partner will not be obligated to return any portion of the performance participation paid based on the Company’s subsequent performance.

Dealer Manager Agreement

The Company intends to enter into a dealer manager agreement (the “Dealer Manager Agreement”) with HPS Securities, LLC (the “Dealer Manager”), a part of BlackRock and an affiliate of Advisor, and the Company (or the Dealer Manager on the Company’s behalf) intends to enter into participating broker-dealer agreements with certain broker-dealers. Under the Dealer Manager Agreement and the participating broker-dealer agreements, the Dealer Manager will serve as the dealer manager, and certain participating broker-dealers will solicit capital, for the Company’s offering of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-I shares and Class E shares.

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement (continued)

The Company will pay the Dealer Manager class-specific shareholder servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, up to per annum rates as follows:

Shareholder Servicing Fee as a % of NAV
Class I, Class F-I and Class E Common Shares	—%
Class D Common Shares	0.25%
Class S and Class F-S Common Shares	0.85%

The Dealer Manager anticipates that all or a portion of shareholder servicing fee will be reallowed to participating broker-dealers that the Dealer Manager engages to offer and sell the shares. The Company’s obligations under the Dealer Manager Agreement to pay the shareholder servicing fees with respect to the common shares distributed will survive the termination of the agreement until such shares are no longer outstanding.

Advanced Organization and Offering Costs and Certain Operating Expenses

The Advisor has agreed to advance organization and offering expenses and certain operating expenses on the Company’s behalf through the first anniversary of the Initial Retail Closing. The Company will reimburse the Advisor for all such advanced organization and offering expenses and operating expenses ratably in 60 equal monthly installments following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Advisor’s election, in cash or Class E shares, or any combination thereof. If the Advisor elects to receive any portion of such reimbursement in common shares, the Company may repurchase such shares from the Advisor at a later date.

For the period from December 23, 2025 (inception) to February 2, 2026, the Advisor incurred organization and offering expenses of $1.2 million on behalf of the Company. As of February 2, 2026, the Company had not reimbursed the Advisor for such expenses.

Other Services

In the majority of cases, the Advisor or one of its affiliates is expected to provide the property management services for the Company’s properties and will receive property management fees and other compensation for such services at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market. To a lesser extent, the Advisor may engage third-party property managers.

The Advisor, or one or more affiliates of the Advisor, may provide development and/or real estate construction services for certain properties, or consultant services related to foregoing, and receive fees and other compensation for such services at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market and subject to approval by a majority of the Independent Trustees of the Board.

In addition, the Company may retain the Advisor or certain affiliates of the Advisor, from time to time, to provide services relating to its investments or operations, including in-house transactional legal and tax services, transaction support services, transaction consulting services, accounting services, audit services, tax services, valuation services, finance/budget services, information technology services, human resources, judicial processes, environmental, social and governance services, operational services, risk management services,

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement (continued)

corporate secretarial services, treasury services, trusteeship services, vendor management, data management services, compliance services, hedging and currency management, fund finance, investor relations services, account management services, share transfer services, asset management and operations, loan management services, property management services, construction management services, leases services, property, title, and/or other types of insurance and related services, and other similar operational matters. Any such arrangements will be at or below market rates.

As of February 2, 2026, the Company had not retained an affiliate of the Advisor for any such services.

Note 4. Equity

As of February 2, 2026, the Company was authorized to issue an unlimited number of common shares, par value $0.01 per share. In connection with the Initial Retail Closing, the Company expects to amend and restate its Declaration of Trust, which will authorize an unlimited number of common shares, par value $0.01 per share, including common shares classified as Class S, Class D, Class I, Class F-S, Class F-I, and Class E, and an unlimited number of preferred shares, par value $0.01 per share. The Company intends to undertake a continuous, blind pool private offering in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S under the Securities Act. The purchase price per share for each class of common shares is generally equal to the NAV per share of the applicable share class as of the last calendar day of the prior month, and is not based on any public trading market.

On January 29, 2026 (date of initial capitalization), the Company was capitalized through the purchase by HPS Investment Partners, LLC (“HPS”), a part of BlackRock and an affiliate of the Advisor, of 50 common shares for an aggregate purchase price of $1,000.

Distribution Reinvestment Plan

In connection with the Initial Retail Closing, the Company intends to adopt a distribution reinvestment plan, whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to common shares of the Company owned by participants in the distribution reinvestment plan will be immediately reinvested in additional common shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. The per share purchase price for common shares purchased under the distribution reinvestment plan will be equal to the transaction price for such common shares at the time the distribution is payable, which will generally be equal to the Company’s prior month’s NAV per share.

Share Repurchase Plan

Commencing with first full calendar quarter following the Initial Retail Closing, the Company intends to adopt a share repurchase plan in which the Company, in its discretion, may repurchase, in each quarter, up to 5% of the Company’s aggregate NAV as of the end of the prior quarter. To the extent the Company chooses to repurchase common shares in any particular calendar quarter, it will only repurchase common shares following the close of business as of the last calendar day of the quarter. The Board may make exceptions to, modify or suspend the share repurchase plan if, in its discretion, it deems such action to be in the best interest of the Company. The Board cannot terminate the share repurchase plan absent a liquidity event that results in the Company’s shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the Company does not repurchase the full amount of all common shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of common

HPS Net Lease Income REIT

Notes to Consolidated Financial Statement (continued)

shares being repurchased and without regard to class. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

The Company expects to repurchase shares at a transaction price generally equal to prior month’s NAV per share, except that common shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured from the first calendar day of the month in which the shares were issued to the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived, at the Company’s sole discretion, in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances.

The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

Note 5. Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, origination, acquisition and disposition decisions, and certain other responsibilities. In the event that the Advisor and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

Note 6. Commitments and Contingencies

As of February 2, 2026, the Company was not subject to any material litigation nor was the Company aware of any material litigation threatened against it.

Note 7. Subsequent Events

The Company evaluated events subsequent to February 2, 2026 through February 10, 2026, the date the consolidated financial statement is available to be issued, and no events have occurred that require consideration as adjustments to, or disclosures in, the consolidated financial statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HPS Net Lease Income REIT

By:	/s/ David Leavitt
Name: David Leavitt
Title: President

Date: February 10, 2026